Exhibit 10.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
EXECUTION

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

among
BANK OF AMERICA, N.A.
(“Buyer”),
RCKT MORTGAGE SPE-A, LLC
(“Seller”)
and
QUICKEN LOANS, LLC
(“Guarantor”)
dated as of
June 29, 2021
LEGAL02/40464938v16

TABLE OF CONTENTS

i
LEGAL02/40464938v16

ARTICLE 5 FEES ............................................................................................................................. 20
5.1 Payment of Fees ........................................................................................................................... 20

ARTICLE 6 SECURITY; SERVICING; MARGIN ACCOUNT MAINTENANCE; CUSTODY OF MORTGAGE LOAN DOCUMENTS; REPURCHASE TRANSACTIONS;

LEGAL02/40464938v16

ARTICLE 12 INDEMNIFICATION ..............................................................................................… 57

12.1     Indemnification ..................................................................................................................… 57
12.2     Reimbursement ..................................................................................................................… 58
12.3     Payment of Taxes ...............................................................................................................… 58
12.4     Buyer Payment ...................................................................................................................… 59
12.5     Agreement not to Assert Claims ........................................................................................… 59
12.6     Survival ..............................................................................................................................… 60

ARTICLE 13 TERM AND TERMINATION ................................................................................… 60

13.1     Term ...................................................................................................................................… 60
13.2     Termination ........................................................................................................................… 60
13.3     Extension of Term ..............................................................................................................… 61

ARTICLE 14 GENERAL ...............................................................................................................… 61

14.1     Integration; Servicing Provisions Integral and Non-Severable ..........................................… 61
14.2     Amendments .....................................................................................................................….. 61
14.3     No Waiver ............................................................................................................................. 61
14.4     Remedies Cumulative ........................................................................................................... 61

LEGAL02/40464938v16

EXHIBITS
Exhibit A:    Glossary of Defined Terms
Exhibit B:    Irrevocable Closing Instructions
Exhibit C:    Secretary’s Certificate
Exhibit D:    Reserved
Exhibit E:    Officer’s Certificate
Exhibit F:    Assignment of Closing Protection Letter
Exhibit G:    Reserved
Exhibit H:    Form of Power of Attorney
Exhibit I:    Acknowledgement of Password Confidentiality Agreement
Exhibit J:    Wiring Instructions
Exhibit K:    Form of Servicer Notice
Exhibit L:    Representations and Warranties
Exhibit M:    Required Agency Documents
Exhibit N:    Reserved
Exhibit O:    Form of Request for Temporary Increase
SCHEDULES
Schedule 1:    Filing Jurisdictions and Offices
Schedule 2:    Reserved
Schedule 3:    List of Seller Parties’ Existing Debt

LEGAL02/40464938v16

v
LEGAL02/40464938v16

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of June 29, 2021 by and among Bank of America, N.A., a national banking association (“Buyer”), RCKT Mortgage SPE-A, LLC, a Delaware limited liability company (“Seller”) and acknowledged, guaranteed and agreed to by Quicken Loans, LLC, a Michigan limited liability company (“Guarantor” and together with the Seller, each a “Seller Party” and together, the “Seller Parties”).
RECITALS
A.Buyer and Guarantor entered into that certain Master Repurchase Agreement, dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Agreement”).
B.Buyer and Seller Parties desire to amend the Original Agreement in its entirety by amending and restating it subject to the terms and conditions of this Agreement.
C.    Seller has requested Buyer to enter into transactions with Seller whereby Seller may, from time to time, sell to Buyer certain Eligible Participation Interests and all related rights in and interests related to such Eligible Participation Interests against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to sell to Seller such Eligible Participation Interests at a date certain or on demand in accordance with the terms of this Agreement after the Purchase Date, against the transfer of funds by Seller (representing the Repurchase Price for such Eligible Participation Interests) (each such transaction and as applicable the Purchase Price Increase, a “Transaction”).
D.    From time to time, Seller may request Purchase Price Increases due to the Transaction involving Participation Interests sold to Buyer under this Agreement with the allocation of an Underlying Asset to the Participation Interests resulting in the increase in Asset Value of the Participation Interests.

E.The Guarantor owns the legal title to the Underlying Assets and issues Participation Interests in each such Underlying Asset to the Seller directly. In connection with the initial Transaction, subject to the terms and conditions set forth herein, (i) Seller will sell to Buyer the Eligible Participation Interests, and (ii) as additional credit enhancement in connection with the Transactions hereunder and as a condition precedent to the Buyer entering into the Transactions hereunder, (x) Guarantor shall deliver a guaranty in favor of Buyer and (y) Guarantor shall pledge to Buyer a first priority security interest in and to the Eligible Participation Interests and any other related collateral including Purchased Items and Residual Collateral pursuant to the terms hereof.

F.Thereafter, as part of any subsequent Transactions, (x) the Guarantor may acquire Eligible Mortgage Loans and issue Participation Interests therein to the Seller, and Seller may request to sell and Buyer may purchase, subject to the terms and conditions of this Agreement, additional Participation Interests.
G.Buyer has agreed to enter into such Transactions, subject to the terms and conditions set forth in this Agreement.

LEGAL02/40464938v16

NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller Parties and Buyer agree as follows:
ARTICLE 1
DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
1.1Defined Terms. As used in this Agreement, capitalized terms shall have the meanings set forth in Exhibit A hereto, unless the context otherwise requires. All such defined terms shall, unless specifically provided to the contrary, have the defined meanings set forth herein when used in any other agreement, certificate or document made or delivered pursuant hereto.
1.2Interpretation; Principles of Construction. The following rules of this Section 1.2 apply unless the context requires otherwise. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Schedule or Exhibit is, unless otherwise specified, a reference to a Section of, or schedule or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Principal Agreement) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Principal Agreement and in effect from time to time in accordance with the terms thereof. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.
A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.
A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic form. At the request of Buyer, where Seller Parties are required to provide any document to Buyer under the terms of this Agreement, the document may be provided in printed form or both printed and electronic form.
This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Seller Parties, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its sole and absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller Parties, a servicer of the Underlying Assets,

LEGAL02/40464938v16

any other Person or the Purchased Assets themselves. All references herein or in any Principal Agreement to “good faith” means good faith as defined in Section 1-201(b)(20) of the Uniform Commercial Code.
ARTICLE 2
AMOUNT AND TERMS OF TRANSACTIONS
2.1Agreement to Enter into Transactions. Subject to the terms and conditions of this Agreement and provided that no Event of Default or Potential Default has occurred and is continuing, Buyer shall, from time to time during the term of this Agreement, enter into Transactions with Seller; provided, however, that (a) the Aggregate Outstanding Purchase Price as of any date shall not exceed the Aggregate Transaction Limit and (b) the Aggregate Outstanding Purchase Price for any Type of Transaction shall not exceed the applicable Type Sublimit. Buyer shall have the obligation to enter into Transactions with an Aggregate Outstanding Purchase Price equal to or less than the Committed Amount, and Buyer shall have no obligation to enter into Transactions with respect to the Uncommitted Amount. All purchases of Participation Interests shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up to the Uncommitted Amount; provided however that Transactions, the subject of which are eMortgage Loans, shall be entered into solely on an uncommitted basis and shall be attributed to the Uncommitted Amount. Seller may request Transactions in excess of the Aggregate Transaction Limit and Buyer may, from time to time, in its sole and absolute discretion, consent to a Temporary Increase of the Aggregate Transaction Limit in accordance with Section 2.10.
2.2Transaction Limits. The Aggregate Transaction Limit and each Type Sublimit shall be as set forth in the Transactions Terms Letter. Buyer shall, subject to the terms herein, have the right to cease entering into new Transactions and require the repurchase of any such Purchased Assets or Participation Interests thereto, or reduce, whether permanently or temporarily, and without refund of any fee or other amount previously paid by Seller Parties, the Aggregate Transaction Limit and/or each Type Sublimit by an amount up to the Uncommitted Amount; provided, however, that Buyer shall give Seller Parties no less than two (2) Business Days prior written notice thereof, which notice shall designate (a) the effective date of any such reduction, which with respect to any Underlying Asset then subject to a Transaction shall not apply until the expiration of the Maximum Dwell Time applicable to such Underlying Asset, (b) the amount of the reduction and (c) the Transaction and/or Type Sublimit limit(s) to which such reduction amount shall apply. Buyer shall not be liable to any Seller Party for any costs, losses or damages arising from or relating to a reduction by Buyer in the Aggregate Transaction Limit or any Type Sublimit made in accordance with this section.
2.3Description of Underlying Assets. With respect to each Transaction, Seller shall cause to be subject to such Transaction with Buyer Underlying Assets with an Asset Value not less than, at any date, the related Purchase Price for such Transaction. With respect to each Transaction, the type of Underlying Asset shall be the type of Underlying Asset as specified in the Transactions Terms Letter as the Type, and in each case shall consist of the type of mortgage loans, mortgage related securities, or interests therein as described in Bankruptcy Code Section 101(47)(A). If there is uncertainty as to the Type of an Underlying Asset, Buyer shall determine the correct Type for such Underlying Asset in its good faith discretion.
2.4Maximum Transaction Amounts. The Purchase Price for each proposed Transaction shall not exceed the lesser of:

LEGAL02/40464938v16

(a)the Aggregate Outstanding Purchase Price for the applicable Type Sublimit (after giving effect to all Transactions then subject to the Agreement), as determined by the Type of Underlying Asset;
(b)the Aggregate Transaction Limit (as such amount may be increased from time to time in the sole discretion of Buyer as provided in Section 2.10), minus the Aggregate Outstanding Purchase Price of all other Transactions outstanding, if any; and
(c)the Asset Value of the related Underlying Asset(s).
2.5Use of Proceeds. Seller Parties shall use the Purchase Price of each Transaction solely for the purpose of originating and/or acquiring the related Purchased Asset(s) and Underlying Asset(s), as applicable.
2.6Price Differential.
(a)Price Differential . Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales by Seller to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay Buyer interest on the Purchase Price for each Purchased Asset from the Purchase Date until, but not including, the date on which the Repurchase Price is paid, at an annual rate equal to the Price Differential; provided that if the Repurchase Price for a Transaction is not paid by Seller when due (whether at the Repurchase Date, upon acceleration or otherwise), the Repurchase Price shall bear a Price Differential from the date due until paid in full at an annual rate equal to the Default Rate. For the avoidance of doubt, from and after the date on which an Underlying Asset is deemed to be a Noncompliant Asset, the Purchase Price for such Underlying Asset shall bear a Price Differential at an annual rate equal to the sum of the Applicable Pricing Rate plus the Type Margin for a Noncompliant Asset.
(b)Time for Payment. Price Differential with respect to any Purchased Asset shall be due and payable on the Payment Date occurring in the second month following the related Purchase Date and thereafter on each subsequent Payment Date. On the date that the Repurchase Price for such Purchased Asset is paid, all accrued Price Differential not otherwise paid by the Seller with respect to such Purchased Asset shall be due and payable. Notwithstanding anything to the contrary in this Section 2.6(b), in the event the Asset Value of any Underlying Asset is marked to zero and a Seller Party requests Buyer to release its security interest in the Purchased Asset relating to such Underlying Asset, and such Underlying Asset, or any Purchased Items related thereto, Buyer shall not release any such security interest therein unless and until Seller shall have paid to Buyer the Repurchase Price for such Purchased Asset.
(c)Computations. All computations of Price Differential and fees payable hereunder shall be based upon the actual number of days (including the first day but excluding the last day) occurring in the relevant period, and a three-hundred sixty (360) day year.
2.7All Transactions are “Servicing Released”. Each Participation Certificate sold by a Seller to Buyer pursuant to Transactions under this Agreement includes the participation interests in the related Servicing Rights related to the related Underlying Assets and all Transactions under this Agreement are “servicing released” purchase and sale transactions for all intents and purposes, it being understood that the Purchase Price paid by Buyer to Seller for each such Participation Certificate includes a premium that compensates Seller for such Servicing Rights related to

LEGAL02/40464938v16

such Underlying Asset and upon payment of the Purchase Price by Buyer to Seller, Buyer becomes the owner of the Participation Interests which represent the 100% beneficial ownership of the related Underlying Asset and the Servicing Rights related thereto.
2.8Terms and Conditions of Transactions. The terms and conditions of the Transactions as set forth in the Transactions Terms Letter, this Agreement or otherwise may be changed from time to time by mutual agreement between Buyer and Seller Parties. The terms and conditions of the Transactions Terms Letter are hereby incorporated and form a part of this Agreement as if fully set forth herein; provided however, to the extent of any conflict between the terms of this Agreement and the terms of the Transactions Terms Letter, the Transactions Terms Letter shall control.
2.9Reserved.
2.10Temporary Increase of Aggregate Transaction Limit Seller may request a temporary increase of the Aggregate Transaction Limit (a “Temporary Increase”) by submitting to Buyer an executed request for Temporary Increase in the form of Exhibit O hereto (a “Request for Temporary Increase”), setting forth the requested increased Aggregate Transaction Limit (such increased amount, the “Temporary Aggregate Transaction Limit”), the effective date of such Temporary Increase and the date on which such Temporary Increase shall terminate. Buyer may from time to time, in its sole and absolute discretion, consent to such Temporary Increase, which consent shall be in writing as evidenced by Buyer’s delivery to Seller Parties of a countersigned Request for Temporary Increase. At any time that a Temporary Increase is in effect, the Aggregate Transaction Limit shall equal the Temporary Aggregate Transaction Limit for all purposes of this Agreement and all calculations and provisions relating to the Aggregate Transaction Limit shall refer to the Temporary Aggregate Transaction Limit, including without limitation, Type Sublimits and the Minimum Over/Under Account Balance. Upon the termination of a Temporary Increase, Seller shall repurchase a sufficient number of Purchased Assets in order to reduce the Aggregate Outstanding Purchase Price to the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase) in accordance with Section 4.2(k).
ARTICLE 3
PROCEDURES FOR REQUESTING AND ENTERING INTO TRANSACTIONS
3.1Policies and Procedures. In connection with the Transactions contemplated hereunder, each Seller Party shall comply with all applicable policies and procedures of Buyer (i) as may currently exist and which have been made available to Seller Parties, or (ii) as hereafter created and with respect to which Seller Parties have been provided notice thereof in accordance with this Agreement. Such policies and procedures may be in writing, published on Buyer’s website(s) or otherwise contained in the Handbook. Buyer shall have the right to change, revise, amend or supplement its policies and procedures and the Handbook from time to time to conform to current legal requirements or Buyer practices by giving no less than twenty (20) Business Days prior written notice to Seller Parties of such changes, revisions, amendments or supplements. To the extent of any conflict between the terms of this Agreement and the terms of the Handbook or Buyer’s policies and procedures, this Agreement shall control.
3.2Request for Transaction; Asset Data Record.
(a)Request for Transaction. Seller shall request a Transaction by delivering to Buyer, electronically or in writing, an Asset Data Record for each Underlying Asset intended to

LEGAL02/40464938v16

be the subject of the Transaction no later than 4:00 p.m. (New York City time) and, if an Asset Data Record is submitted after such time, Buyer shall use best efforts to enter into such Transaction. Buyer shall be under no obligation to enter into any Transaction or Transactions requested by Seller if the Purchase Price relates to the Uncommitted Amount. Assuming the satisfaction of all conditions precedent set forth in Article 7 and as otherwise set forth in this Agreement, Buyer may, for any Transaction with respect to the Uncommitted Amount and shall, for any Transaction with respect to the Committed Amount, confirm to Seller the terms of Transactions, including the related Repurchase Date, electronically or in writing. Buyer reserves the right to reject any Transaction request that Buyer determines fails to comply with the terms and conditions of this Agreement or Buyer’s then current policies and procedures (provided that such policies and procedures are applicable hereunder in accordance with Section 3.1).
(b)Failure to Enter into Transaction; Cancellation of Transaction. If Seller fails five (5) times or more to enter into a Transaction in each case, after Seller has requested such Transaction and submitted an Asset Data Record in connection with such request, and regarding which Buyer is otherwise ready and willing to fund, for each Transaction requested by Seller thereafter for which Seller fails to enter into such Transaction after Seller has requested such Transaction and submitted an Asset Data Record in connection with such request, Seller shall reimburse Buyer for any reasonable and documented out-of-pocket losses, costs and expenses incurred by Buyer in connection with such failure to enter into the Transaction, including, without limitation, costs relating to re-employment of funds obtained by Buyer and fees paid to terminate the arrangements through which such funds were obtained. In addition, with respect to any Transaction, including the initial Transaction, if following disbursement by Buyer of the Purchase Price relating to such Transaction, Seller cancels such Transaction, in each case, Seller shall pay Buyer a Price Differential on such Purchase Price from the date of disbursement thereof until, but not including, the date the Purchase Price is returned to Buyer.
(c)Form of Asset Data Record. Buyer shall have the right to revise or supplement the form of the Asset Data Record from time to time by giving no less than five (5) Business Days prior written notice thereof to Seller.
3.3Delivery of Mortgage Loan Documents.
(a)Dry Mortgage Loans. Prior to any Transaction, the subject of which is a Purchased Asset related to a Dry Mortgage Loan (including eMortgage Loans), Seller Parties shall deliver to Buyer or its Custodian, or authorize and direct the Closing Agent to deliver to Buyer or its Custodian, the related Mortgage Loan Documents in accordance with and pursuant to the terms of Section 7.2 hereof and the Custodial Agreement; provided that, with respect to any eMortgage Loan, Seller Parties shall deliver to Custodian each of Buyer’s and Guarantor’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to be transferred to Buyer, (iii) with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to reflect the MERS Org ID of Guarantor and the eNote Secured Party status of the related eNote to reflect the MERS Org ID of Ginnie Mae, (iv) the Location status of the related eNote to be transferred to Custodian, (v) other than with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS

LEGAL02/40464938v16

eRegistry, (vi) the Master Servicer Field of the related eNote shall reflect the MERS Org ID of the Guarantor and (vii) the Subservicer Field status of the related eNote to be (a) if there is a thirty party subservicer, such subservicer’s MERS Org ID or (b) if there is not a subservicer, blank (collectively, the “eNote Delivery Requirements”).
(b)Wet Mortgage Loans. With respect to a Transaction the subject of which is a Purchased Asset related to a Wet Mortgage Loan, (i) Seller Parties shall deliver to Buyer or its Custodian any Mortgage Loan Documents in a Seller Party’s possession, and (ii) Seller Parties shall authorize and direct the Closing Agent to deliver the related Mortgage Loan Documents to Seller Parties, for delivery to Buyer or its Custodian, in each case, within the Maximum Dwell Time in accordance with the terms of Section 7.2 hereof and the Custodial Agreement.
(c)Pooled Mortgage Loans. With respect to a Transaction the subject of which is a Purchased Asset related to a Pooled Mortgage Loan, Seller Parties shall deliver to Buyer or its Custodian, as applicable, the related Agency Documents in accordance with and pursuant to the terms of Section 7.2(e) hereof and the Custodial Agreement and Seller Parties shall cause the Custodian to deliver a trust receipt to Buyer with respect to such Mortgage Loans in accordance with the terms of the Custodial Agreement. In no event shall Pooled Mortgage Loans or Mortgaged Backed Securities be settled outside of the Joint Pooling Documents without the prior written consent of Buyer.
(d)    Government Mortgage Loans. With respect to a Transaction the subject of which is a Purchased Asset related to a Government Mortgage Loan, Seller Parties shall, at the request of Buyer, deliver to Buyer or its Custodian, within forty five (45) calendar days following the Purchase Date for such Purchased Asset, the FHA Mortgage Insurance Contract, the VA Loan Guaranty Agreement or the RD Loan Guaranty Agreement, as applicable, or evidence of such insurance or guaranty, as applicable, including proof of payment of the premium and the case number so Buyer can access the information on the computer system maintained by FHA, the VA or the RD; provided, however, that in lieu of providing such information the Seller Parties may, with the consent of Buyer, elect treatment of such Underlying Asset as a Type other than a Government Mortgage Loan, to the extent otherwise eligible.
(d)Mortgage Loan Documents in Seller Parties’ Possession. At all times during which the Mortgage Loan Documents related to any Underlying Asset are in the possession of Seller Parties, and until such Underlying Asset is repurchased by a Seller Party, such Seller Party shall hold such Mortgage Loan Documents in trust separate and apart from such Seller Party’s own documents and assets and for the exclusive benefit of Buyer and shall act only in accordance with this Agreement or Buyer’s written instructions related thereto. Such Mortgage Loan Documents should be clearly marked as subject to delivery to Buyer.
(e)Other Mortgage Loan Documents in Seller Parties’ Possession. With respect to each Underlying Asset, until such Underlying Asset is released by Buyer from the related Transaction hereunder, such Seller Party shall hold in trust separate and apart from such Seller Parties’ own documents and assets and for the exclusive benefit of Buyer all mortgage loan documents related to such Underlying Asset and not delivered to Buyer, including, without limitation, the Other Mortgage Loan Documents, as applicable. All such mortgage loan documents shall be clearly marked as subject to delivery to Buyer.

LEGAL02/40464938v16

3.4Haircut. With respect to each Transaction for which the related Purchase Price is being remitted by Buyer to one or more Approved Payees, Seller shall ensure that there are sufficient funds on deposit in the Over/Under Account such that following the withdrawal of the related Haircut by Buyer, the balance of the Over/Under Account is equal to or greater than the Minimum Over/Under Account Balance, as set forth in the Transactions Terms Letter.
3.5Over/Under Account.
(a)Minimum Balance; Terms and Conditions Pertaining to Over/Under Account. Seller shall at all times maintain a balance in the Over/Under Account of not less than the Minimum Over/Under Account Balance, as set forth in the Transactions Terms Letter. The Over/Under Account shall be used to assist in settling the Transactions and any other obligations under this Agreement. Buyer shall not be required to segregate and hold funds deposited by or on behalf of Seller in the Over/Under Account separate and apart from Buyer’s own funds or funds deposited by or held for others; provided, however, that Buyer keeps records reflecting which funds in the Over/Under Account are those of Seller; it being understood that such amounts are owned by and held for the benefit of the Seller. For the avoidance of doubt, unless and until a Margin Call is outstanding or an Event of Default has occurred and is continuing (and in any case, only to the extent of any outstanding monetary obligation owed by Seller to Buyer related thereto), all deposits in the Over/Under Account in excess of the Minimum Over/Under Account Balance may be freely withdrawn at any time, for any reason, by the Seller in accordance with Section 3.5(c).
Subject to Buyer’s rights and security interests as provided for in this Agreement, Seller shall retain title to and ownership of all its funds on deposit in the Over/Under Account. Upon request of Seller Parties, Buyer shall provide Seller Parties with reasonable evidence regarding the existence and maintenance of the Over/Under Account.
Buyer shall provide Seller Parties with an accounting of the balance of, all fees and charges to, and all credits and debits made to the Over/Under Account via a posting of such accounting on Buyer’s website(s), which shall be updated by Buyer on each Business Day.
(b)Deposits.
(i)Seller. Seller shall deposit margin in the form of funds in the Over/Under Account in accordance with the terms of this Agreement, including, without limitation, Section 3.4 and Section 3.5(a).
(ii)Buyer. Buyer shall credit to the Over/Under Account all amounts in excess of those amounts due to Buyer in accordance with the Principal Agreements on the date Buyer receives or has received both (1) a payment by a Seller or an Approved Investor pursuant to a Purchase Commitment (if any) and (2) a Purchase Advice relating to such payment without discrepancy; provided, however, that funds and Purchase Advices received by Buyer after 4:00 p.m. (New York City time), shall be deemed to have been received on the next Business Day. Buyer shall notify Seller if there is a discrepancy between a wire transfer and the related Purchase Advice, and thereafter, Seller shall notify Buyer as to whether Buyer should accept such settlement payment despite the discrepancy between the amount received and the related Purchase Advice;

LEGAL02/40464938v16

provided, however, that if an Event of Default has occurred and is continuing, Buyer is not obligated to receive approval from Seller Parties prior to accepting any amounts received and releasing the related Purchased Assets.
(iii)Settlement Statement. Buyer shall deliver to Seller Parties via facsimile or make available to Seller Parties via the internet within one (1) Business Day following settlement of a Transaction, or as soon thereafter as is reasonably possible, a settlement statement, which includes an explanation of all amounts credited by Buyer to the Over/Under Account to settle the Transaction.
(c)Withdrawals.
(i)Seller. If at any time the balance of any amounts in the Over/Under Account is greater than the Minimum Over/Under Account Balance, Seller shall be entitled to the return of the amounts in excess thereof. Buyer shall wire transfer all such excess amounts to Seller in immediately available funds (without any wire transfer fees payable by Seller) not later than the end of the same Business Day in which it receives written notice (facsimile and e-mail notices are acceptable for this purpose) thereof from Seller by 2:00 p.m. (New York City Time); provided, however, and notwithstanding anything contained in this Section 3.5(c)(i) to the contrary, that Buyer reserves the right to reject any request for excess funds from the Over/Under Account if a Margin Call is outstanding or upon the occurrence and during the continuation of an Event of Default or in the event of a Potential Default, but only to the extent of any outstanding monetary obligation owed by Seller Parties to Buyer related thereto.
(ii)Buyer. Buyer may, from time to time and without separate authorization by Seller or notice to Seller, withdraw funds from the Over/Under Account to settle amounts owed in accordance with the terms of this Agreement or to otherwise satisfy Seller Parties’ obligations under this Agreement, in the following order of priority:
(1)to satisfy any outstanding Margin Call as provided in Section 6.3(b);
(2)upon and during an Event of Default, to reimburse itself for any reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, to the extent expressly permitted herein;
(3)with respect to any Transaction with respect to which the Purchase Price is being paid to one or more Approved Payees on behalf of Seller Parties, to deliver the Haircut to such Approved Payees;
(4)to pay itself any Price Differential on a Purchase Price that is due and owing;
(5)to Seller as provided in Section 3.5(c)(i);
(6)provided a Potential Default or Event of Default has occurred and is continuing, as security for the performance of Seller Parties’ obligations hereunder;

LEGAL02/40464938v16

(7)on the Expiration Date, to reimburse itself for any reasonable costs and expenses incurred by Buyer in connection with this Agreement, as permitted herein; and
(8)in the exercise of Buyer’s or its Affiliates’ rights under Section 11.9.
(d)Reserved.
(e)Security Interest. Any funds of Seller Parties at any time deposited or held in the Over/Under Account, whether such funds are required to be deposited and held in the Over/Under Account pursuant to this Section 3.5 or otherwise, are hereby pledged by Seller Parties as security for its obligations under this Agreement to the extent described in Section 3.5(c)(ii) above, and, subject to the foregoing, each Seller Party hereby grants a security interest in such funds to Buyer, and such pledge and security interest shall be considered “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Bankruptcy Code Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(x). Notwithstanding the foregoing, upon a transfer of funds by Buyer to any Seller Party in accordance with Section 3.5(c) or Section 3.5(f), the security interest granted by Seller Parties to Buyer with respect to such funds shall be deemed to automatically release without further action by any party.
(f)Return of Over/Under Account Balances Upon Termination. Upon termination or expiration of this Agreement, Buyer shall promptly (but in any event within two (2) Business Days after the Expiration Date) wire Seller Parties any remaining balances in the Over/Under Account and return to Seller Parties any pledged certificates of deposit, subject to the terms below.
(i)Notwithstanding the foregoing, to the extent there are bona fide Outstanding Obligations (as defined below) of Seller Parties under this Agreement as of the Expiration Date, whether such obligations are disputed or undisputed by Seller Parties, Buyer shall be entitled to retain in the Over/Under Account, and shall not be obligated to return to Seller Parties, an amount equal to such Outstanding Obligations until such obligations are resolved to the good faith, reasonable satisfaction of Buyer. As such Outstanding Obligations are resolved to the good faith satisfaction of Buyer, the amount of funds being held by the Buyer against such Outstanding Obligations shall be released and wired to Seller promptly (but in any event within [***] Business Days thereafter).
(ii)To the extent the amount of such Outstanding Obligations exceeds the balance in the Over/Under Account, Buyer shall be entitled to retain the entire balances in the Over/Under Account until such obligations are resolved to the good faith satisfaction of Buyer, up to the amount of Outstanding Obligations.
(iii)For the avoidance of doubt, it is understood and agreed that upon termination of this Agreement, Buyer shall only be obligated to return to Seller Parties funds in the Over/Under Account to the extent such funds exceed the amount of Outstanding Obligations.
(iv)During the term of this Agreement (and, thereafter, for as long as Buyer claims there are Outstanding Obligations), Seller Parties may request, and Buyer shall

LEGAL02/40464938v16

provide a full accounting from Buyer as to the amount, source, itemization and description of the Outstanding Obligations. Buyer shall provide such information within two (2) Business Days after receiving such a request.
For purposes of this Section 3.5(f), the term “Outstanding Obligations” means the debts or obligations due from Seller Parties to Buyer under this Agreement and the other Principal Agreements (net of any payments , amounts or credits paid by Seller Parties and received by Buyer) which are unsatisfied or outstanding as of the date of the termination or expiration of this Agreement and the other Principal Agreements including, without limitation, (1) Seller Parties’ obligation under this Agreement to repurchase Underlying Assets from Buyer, (2) unpaid costs and/or fees (including, but not limited to, unpaid legal fees, Unused Facility Fees and/or unpaid funding fees) due from Seller Parties to Buyer under this Agreement and the other Principal Agreements, and/or (3) unpaid Price Differential. Further, Outstanding Obligations shall include those amounts which Buyer and/or its Affiliates are entitled to set-off against the funds and certificates of deposit in the Over/Under Account as provided in Section 11.9.
3.6Payment of Purchase Price.
(a)Payment of Purchase Price. On the Purchase Date for each Transaction, the Purchased Assets, including the Participation Interests in the Servicing Rights related to the Underlying Assets (including on account of any Purchase Price Increase), shall be transferred to Buyer against the simultaneous transfer of the Purchase Price to Seller or on behalf of Seller to an Approved Payee, as applicable, and simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction. With respect to the Purchased Assets being sold by Seller on the Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all of Seller’s right, title and interest in and to the Purchased Assets, including the Participation Interests in the Servicing Rights related to the related Underlying Assets, together with all right, title and interest of Seller in and to the proceeds of such Underlying Assets.
(b)Methods of Payment. On the Purchase Date for each Transaction:
(i)Buyer shall pay the Purchase Price for all Transactions by wire transfer in accordance with Seller’s wire instructions set forth on Exhibit J. Notwithstanding the foregoing, Buyer shall not be obligated to pay the Purchase Price under any method of payment to any Closing Agent, third party institutional originator or warehouse lender that is not an Approved Payee. Further, the payment of the Purchase Price by Buyer to any Closing Agent, third party institutional originator or warehouse lender that is not an Approved Payee shall not make such Closing Agent, third party institutional originator or warehouse lender an Approved Payee. Any funds disbursed by Buyer to Seller or its Approved Payee shall be subject to all applicable federal, state and local laws, including, without limitation, regulations and policies of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk, or
(ii)Notwithstanding the foregoing, where a Purchased Asset or an Underlying Asset is the subject of third party financing, Buyer may pay all or any portion of the

LEGAL02/40464938v16

Purchase Price directly to the warehouse lender or other lender that has a security interest in such Purchased Asset or Underlying Asset, as applicable, to satisfy the related indebtedness and obtain a release of such security interest.
(c)Transaction Limitations and Other Restrictions Relating to Closing Agents. Notwithstanding that a particular Transaction request will not exceed the Aggregate Transaction Limit or applicable Type Sublimit, if the payment of the Purchase Price for such Transaction to the related Closing Agent will violate Buyer’s applicable policies and procedures (as contained in the Handbook or otherwise) regarding payments to Closing Agents, Buyer may refuse to pay the Purchase Price to such Closing Agent.
(d)Return of Purchase Price. If a Wet Mortgage Loan related to a Purchased Asset subject to a Transaction is not closed on the Business Day following the day on which the Purchase Price was funded, Seller shall immediately return, or cause to be immediately returned (but in any event within two (2) Business Days), the Purchase Price (or such greater amount that shall have been remitted by Buyer, if applicable) with respect to such Purchased Asset to Buyer by wire transfer in accordance with Buyer’s wire instructions set forth on Exhibit B. Further, Seller shall pay Buyer all reasonable and documented fees and expenses incurred by Buyer in connection with the funding of the Purchase Price for such Purchased Asset and, from the date of such funding up to but excluding the date such Purchase Price is returned to Buyer, Seller shall also pay Buyer any Price Differential accrued on such Purchase Price promptly upon notification from Buyer; provided, however, that Price Differential shall continue to accrue until the Purchase Price is returned to Buyer.
3.7Approved Payees.
(a)Closing Agents. In order for a Closing Agent to be designated an Approved Payee with respect to any Purchase Price for new origination Wet Mortgage Loans or Dry Mortgage Loans as to which the origination funds are being remitted to the closing table, Seller shall submit to Buyer the following documents:
(i)a written request, including the name and address of the Closing Agent;
(ii)if the title company issuing the title policy is Title Source, Inc., evidence of fidelity bond coverage with respect to Title Source, Inc., and evidence that Seller is able to directly make claims under such policy;
(iii)if (1) the title company issuing the title policy is not Title Source, Inc., and (2) the applicable title company has not already issued to Seller or Buyer a blanket Closing Protection Letter which covers closings conducted by such Closing Agent in the jurisdiction where the closing for the applicable Mortgage Loan will take place:
(1)a valid Closing Protection Letter, in a form acceptable to Buyer, issued to the applicable Seller Party or Buyer by the title company, which is issuing the title insurance policy that covers the related Mortgage Loan and is an Acceptable Title Insurance Company, that covers the closing of this specific Mortgage Loan and if applicable, an assignment to Buyer of such Closing Protection Letter, substantially in the form of Exhibit F hereto;

LEGAL02/40464938v16

(2)a valid blanket Closing Protection Letter, in a form acceptable to Buyer, issued to the applicable Seller Party or Buyer by the title company, which is issuing the title insurance policy that covers the related Mortgage Loan and is an Acceptable Title Insurance Company, that covers the closings conducted by the Closing Agent in the jurisdiction where this closing will take place and if applicable, an assignment to Buyer of such Closing Protection Letter, substantially in the form of Exhibit F hereto; or
(3)with respect to those jurisdictions outlined in the Handbook for which Closing Protection Letters are not available or are limited in their applicability, any other documents Buyer may reasonably require, including without limitation, a duly executed, valid and enforceable assignment to Buyer of such Seller Parties’ rights under its fidelity bond and errors and omissions policy with respect to the Underlying Assets maintained pursuant to Section 9.9; and
(iv)provided, however, that for the avoidance of doubt, a Closing Protection Letter shall not be required hereunder unless and until the Underlying Assets (a) which were table-funded using, in part, the Purchase Price, (b) where title insurance is provided by a Person other than Title Source, Inc., and (c) regarding which a Closing Protection Letter or alternative documentation specified in Section 3.7(a)(iii)(3) has not been provided, exceed (i) [***]([***]%) of Guarantor’s Tangible Net Worth for Wet Mortgage Loans and (ii) [***]([***]%) of Guarantor’s Tangible Net Worth for all other Mortgage Loans in the aggregate, in each case measured as of the end of Guarantor’s most recent fiscal quarter.
(b)Warehouse Lenders. In order for a warehouse lender to be designated an Approved Payee with respect to any Purchase Price, Seller Parties shall submit to Buyer a written request, including the name and address of the warehouse lender, demonstrating a need for such designation. Notwithstanding the foregoing, Buyer reserves the right to refuse to designate any warehouse lender as an Approved Payee, or, alternatively, to require additional terms and conditions in order for Buyer to pay a Purchase Price to a warehouse lender in each case where such warehouse lender is not already designated as an Approved Payee. Any additional terms and conditions shall not apply to any Approved Payee except upon (i) [***] Business Days prior written notice delivered to the Seller Parties, or (ii) if such additional terms and conditions are to apply to all Approved Payees, [***] days prior written notice delivered to the Seller Parties; provided, however, that no advance notice shall be required hereby where such additional terms and conditions imposed on an Approved Payee arise due to actual or reasonably suspected fraud or criminal activity on the part of such Approved Payee.
(c)Approval Process. Buyer shall review the applicable documents and notify Seller Parties within [***] Business Days as to whether such Closing Agent or warehouse lender has been designated by Buyer to be an Approved Payee with respect to such Purchase Price. Buyer may withdraw its approval of any Closing Agent or warehouse lender as an Approved Payee if Buyer becomes aware of any facts or circumstances at any time related to such Closing Agent or warehouse lender which Buyer determines materially and adversely affects the Closing Agent or warehouse lender or otherwise makes the Closing Agent or warehouse lender unacceptable as an Approved Payee; provided, however, that such disapproval shall not be effective except upon (i) [***] Business Days

LEGAL02/40464938v16

prior written notice delivered to the Seller Parties, or (ii) in the case of Title Source, Inc., or if such additional terms and conditions are to apply to all Approved Payees, [***] days prior written notice delivered to the Seller Parties; provided, further, that no advance notice shall be required hereby where such disapproval of an Approved Payee arises due to actual or reasonably suspected fraud or criminal activity on the part of such Approved Payee.
3.8Delivery of Pledged Securities. Buyer shall release its interests in Underlying Assets that are Pooled Mortgage Loans subject to a Transaction simultaneously with the Settlement Date of a Mortgage-Backed Security that is backed by such Underlying Assets. Provided that such Mortgage-Backed Security is an Eligible Security and has been issued to the Depository in the name of the Securities Intermediary in accordance with the Joint Pooling Documents from and after such Settlement Date, the Mortgage-Backed Security shall replace such Underlying Assets as the Asset that is pledged as additional related credit enhancement in support of the Transaction.
ARTICLE 4
REPURCHASE
4.1Repurchase Price.
(a)Payment of Repurchase Price. The Repurchase Price for each Purchased Asset shall be payable in full and by wire transfer in accordance with Buyer’s wire instructions set forth on Exhibit B or Exhibit J, as applicable, upon the earliest to occur of (i) the Repurchase Date of the related Transaction, (ii) the occurrence of any Repurchase Acceleration Event with respect to such Purchased Asset, (iii) at Buyer’s sole option, upon the occurrence and during the continuance of an Event of Default, or (iv) the Expiration Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset or Underlying Asset. While it is anticipated that Seller will repurchase each Purchased Asset on its related Repurchase Date, Seller may repurchase any Purchased Asset (or obtain the release of any Underlying Asset) hereunder on demand without any pre-payment penalty or premium.
(b)Effect of Payment of Repurchase Price. On the Repurchase Date (or such other date on which the Repurchase Price is received in full by Buyer), termination of the related Transaction will be effected by the repurchase by Seller or its designee of the Purchased Assets (and release of the related Underlying Assets) and the simultaneous transfer of the Repurchase Price to an account of Buyer, or transfer to Buyer of additional Participation Interests related to Additional Underlying Assets (in each case subject to the provisions of Section 6.5), and all of Buyer’s rights, title and interests therein shall then be conveyed to Seller or its designee; provided that, Buyer shall not be deemed to have terminated or conveyed its interests in such Purchased Assets or related Underlying Assets if an Event of Default shall then be continuing or shall be caused by such repurchase. Seller Parties are obligated to obtain the Mortgage Loan Documents from Custodian at Guarantor’s expense on the Repurchase Date.
4.2Repurchase Acceleration Events. The occurrence of any of the following events shall be a Repurchase Acceleration Event with respect to one or more affected Purchased Assets, as the case may be:

LEGAL02/40464938v16

(a)Buyer has determined that the related Underlying Asset is a Defective Asset and the related Margin Deficit has not been cured within the applicable time period set forth in Section 6.3(b);
(b)[***] calendar days elapse from the date the related Mortgage Loan Documents relating to an Underlying Asset associated with such Purchased Assets were delivered to an Approved Investor and such Approved Investor has not returned such Mortgage Loan Documents or purchased such Underlying Asset, unless an extension is granted by Buyer;
(c)[***] Business Days elapse from the date a related Mortgage Loan Document relating to the Underlying Asset associated with such Purchased Asset was delivered to a Seller Party for correction or completion or for servicing purposes, without being returned to Buyer or its designee;
(d)with respect to a Purchased Asset that is a Wet Mortgage Loan, Seller Parties fail to deliver to Buyer the related Mortgage Loan Documents related to an Underlying Asset associated with such Purchased Asset that is a Wet Mortgage Loan within the Maximum Dwell Time or any Mortgage Loan Document delivered to Buyer, upon examination by Buyer, is found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment and is not corrected within the Maximum Dwell Time;
(e)regardless of whether an Underlying Asset associated with such Purchased Asset is a Defective Asset, a foreclosure or similar type of proceeding is initiated with respect to such Underlying Asset;
(f)the further sale of the Underlying Asset associated with such Purchased Assets by Seller Parties to any party other than an Approved Investor;
(g)(1) with respect to any Underlying Asset associated with such Purchased Asset that is a Pooled Mortgage Loan that has been pooled to support a Mortgage-Backed Security issued by Guarantor and fully guaranteed by Ginnie Mae for which Buyer has executed a Form HUD 11711A, the Custodian ceases to hold the Mortgage Loan File and the related Mortgage Loan Documents in respect thereof for the sole and exclusive benefit of Buyer at any time prior to the issuance of the related Mortgage-Backed Security, or (2) with respect to all other Underlying Assets, the Custodian ceases to hold the related Mortgage Loan File and all Mortgage Loan Documents in respect thereof for the sole and exclusive benefit of Buyer at any time, in each case subject to Sections 6.4(b), (c) and (d);
(h)reserved;
(i)with respect to any Underlying Asset that is a Pooled Mortgage Loan, if the Applicable Agency has not issued the related Mortgage-Backed Security to the Securities Intermediary in accordance with the Joint Pooling Documents on the related Settlement Date;
(j)with respect to any Pledged Security, that is subject to a Transaction pursuant to Section 3.8, if Buyer has not received the related Takeout Price from the Approved Investor on the related Settlement Date; or

LEGAL02/40464938v16

(k)following the termination of a Temporary Increase, the Aggregate Outstanding Purchase Price exceeds the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase).
4.3Reduction of Asset Value as Alternative Remedy. In lieu of requiring full repayment of the Repurchase Price upon the occurrence of a Repurchase Acceleration Event, Buyer may elect to reduce the Asset Value of the related Purchased Asset or Underlying Asset, as applicable to as low as zero and accordingly require a full or partial repayment of such Repurchase Price or the delivery of other funds or collateral, which additional assets shall be “margin payments” or “settlement payments” as such terms are defined in Bankruptcy Code Sections 741(5) and (8), respectively.
4.4Designation as Noncompliant Asset as Alternative Remedy. In lieu of requiring full repayment of the Repurchase Price upon the occurrence of a Repurchase Acceleration Event, Buyer may elect to deem the related Underlying Asset a Noncompliant Asset, provided that (a) after such Underlying Asset is deemed to be a Noncompliant Asset, the aggregate original Asset Value of all Noncompliant Assets does not exceed the Type Sublimit for Noncompliant Assets; (b) the Asset Value of the Noncompliant Asset is greater than the Repurchase Price or Seller provides additional Participation Interests related to Additional Underlying Assets or repays part of the Repurchase Price as provided in Section 6.3 in each case as a “margin payment” as such term is defined in Bankruptcy Code Section 741(5); and (c) Seller Parties deliver to Buyer all documentation relating to the Purchased Asset and related Underlying Asset reasonably requested by Buyer.
4.5Illegality or Commercial Unreasonableness. Notwithstanding anything to the contrary in this Agreement, if Buyer determines in its commercially reasonable discretion that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the London interbank market, the repurchase market for mortgage loans or mortgage-backed securities or the source or cost of Buyer’s funds, shall (a) make it unlawful for Buyer to maintain an existing Transaction or to enter into a new Transaction, or (b) commercially unreasonable for Buyer to enter into a new Transaction, each as contemplated by this Agreement, then (i) with respect to (a), the commitment of Buyer hereunder to enter into or to continue to maintain Transactions, as applicable, shall be cancelled and the Repurchase Price for each Transaction then outstanding shall be due and payable within [***] Business Days of receipt of notice regarding Buyer’s determination that such Transactions are unlawful to maintain and (ii) upon no less than [***] Business Days prior notice with respect to (b), the commitment of Buyer to enter into a new Transaction shall be cancelled. Buyer shall not be liable to any Seller Party for any costs, losses or damages arising from or relating from any actions taken by Buyer in accordance with this Section 4.5. Buyer shall provide to Seller Parties, along with notice of its determination made in accordance with this Section 4.5 regarding illegality, reasonable information regarding the specific legal basis underlying such determination, in form and substance determined by Buyer in good faith.
4.6Increased Costs.
(a)Notwithstanding anything to the contrary in this Agreement, if Buyer determines in its commercially reasonable discretion that if any change in any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority or any change in the interpretation or application thereof or compliance by Buyer with any

LEGAL02/40464938v16

request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (i) subjects Buyer to any tax of any kind whatsoever with respect to this Agreement or any Purchased Assets (excluding Excluded Taxes) or changes the basis of taxation of payments to Buyer in respect thereof, (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of the Applicable Pricing Rate hereunder, or (iii) imposes on Buyer any other condition, the result of which is to increase the cost to Buyer, by an amount which Buyer deems in its commercially reasonable discretion to be material, of effecting or maintaining purchases hereunder, or to materially reduce any amount receivable hereunder in respect thereof, then, Buyer shall provide prompt written notice, in any such case, and Seller shall promptly pay Buyer such additional amount or amounts as will compensate Buyer for such increased cost or reduced amount receivable thereafter incurred.
(b)If Buyer has determined in its commercially reasonable discretion that the adoption of or any change in any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder by an amount determined in good faith by Buyer to be material, then from time to time, Buyer shall provide written notice of such reduction to Seller Parties and Seller Parties shall promptly pay to Buyer such additional amount or amounts as calculated by Buyer in good faith as will thereafter compensate Buyer for such reduction. Notwithstanding the foregoing, Seller shall have no obligation to pay Buyer for any amounts incurred in connection with such adoption, change or compliance which were incurred by Buyer in excess of [***] days prior to the date of notice of such determination.
If Buyer becomes entitled to claim any additional amounts pursuant to this Section 4.6, it shall promptly notify Seller of the event by reason of which it has become so entitled, and Seller shall have no less than ten (10) days to make payment therefor. A certificate providing reasonable explanation regarding the calculation of any additional amounts payable pursuant to this subsection submitted by Buyer to Seller shall be conclusive in the absence of manifest error.
4.7Payments Pursuant to Sale to Approved Investors. Seller Parties shall direct each Approved Investor purchasing an Underlying Asset to pay directly to Buyer, by wire transfer of immediately available funds, the applicable Takeout Price in full and without set-off on the date set forth in the applicable Purchase Commitment. In addition, Seller Parties shall provide Buyer with a Purchase Advice relating to such payment. Seller Parties shall not direct the Approved Investor to pay to Buyer an amount less than the full Takeout Price or modify or otherwise change the wire instructions for payment of the Takeout Price provided to Approved Investor by Buyer. Buyer shall apply all amounts received from an Approved Investor for the account of Seller in accordance with Section 4.8 below and credit all amounts due Seller to the Over/Under Account in accordance with Section 3.5(b)(ii) above. Buyer may reject any amount received from an Approved Investor and not release the related Underlying Asset if (a)

LEGAL02/40464938v16

Buyer does not receive a Purchase Advice in respect of any wire transfer, (b) Buyer does not receive the full Takeout Price, without set-off or (c) the amount received is not sufficient to pay the related Repurchase Price in full. Alternatively, in lieu of rejecting an amount received by Buyer from an Approved Investor, at Buyer’s option, if the amount received from the Approved Investor does not equal or exceed the related Repurchase Price, Buyer may accept the amount received from the Approved Investor and deduct the remaining amounts owed by Seller from the Over/Under Account or demand payment of such remaining amount from Seller. If a Seller Party receives any funds intended for Buyer, such Seller Party shall segregate and hold such funds in trust for Buyer and promptly pay to Buyer all such amounts by wire transfer of immediately available funds together with providing Buyer with a settlement statement for the transaction.
4.8Application of Payments from Seller Parties or Approved Investors. Provided that no Event of Default has occurred and is continuing, payments made directly by a Seller or an Approved Investor to Buyer shall be applied in the following order of priority:
(a)first, the outstanding Repurchase Price, in each case, on the Purchased Asset in connection with which the payment is made;
(b)second, to all costs, expenses and fees incurred (to the extent reasonable, documented, and out-of-pocket) or charged by Buyer under this Agreement that are due and owing and related to the Transaction in connection with which the payment is made;
(c)third, to any amounts due and owing to Buyer pursuant to Section 6.3;
(d)fourth, to all costs, expenses and fees incurred (the extent reasonable, documented, and out-of-pocket) or charged by Buyer under this Agreement that are due and owing and not related to a specific Transaction; and
(e)fifth, to the amount of all other obligations then due and owing by Seller to Buyer under this Agreement and the other Principal Agreements.
Buyer and Seller intend and agree that all such payments shall be “settlement payments” as such term is defined in Bankruptcy Code Section 741(8). After the settlement payments have been applied as set forth above, Buyer shall deposit in the Over/Under Account any amounts that remain.
4.9Method of Payment. Except as otherwise specifically provided herein, all payments hereunder must be received by Buyer on the date when due and shall be made in United States dollars by wire transfer of immediately available funds in accordance with Buyer’s wire instructions set forth on Exhibit B or Exhibit J, as applicable. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and with respect to repayments of the Purchase Price, the Price Differential thereon shall be payable at the Applicable Pricing Rate during such extension. All payments made by or on behalf of Seller with respect to any Transaction shall be applied to Seller’s account in accordance with Section 3.5(b)(ii) and Section 4.8 above and shall be made in such amounts as may be necessary in order that all such payments after withholding for or on account of any present or future Taxes imposed by any Governmental Authority, other than any Excluded Taxes, compensate Buyer for any additional cost or reduced amount receivable of making or maintaining Transactions as a result of such Taxes. All

LEGAL02/40464938v16

payments to be made by or on behalf of Seller with respect to any Transaction shall be made without set-off, counterclaim or other defense.
4.10Reserved.
4.11Reserved.
4.12Book Account. Buyer and Seller Parties shall maintain an account on their respective books of all Transactions entered into between Buyer and Seller and for which the Repurchase Price has not yet been paid. As a courtesy to Seller Parties, Buyer shall provide such information to Seller Parties via the Internet or by telephone or facsimile, if Seller Parties are unable to access the information via the Internet. Notwithstanding the foregoing, Seller Parties shall be responsible for maintaining its own book account and records of Transactions entered into with Buyer, amounts due to Buyer in connection with such Transactions and for paying such amounts when due. Failure of Buyer to provide Seller Parties with information regarding any Transaction shall not excuse Seller Parties’ timely performance of all obligations under this Agreement, including, without limitation, payment obligations under this Agreement.
4.13Full Recourse. The obligations of Seller from time to time to pay the Repurchase Price, Margin Deficit payments, settlement payments and all other amounts due under this Agreement shall be full recourse obligations of Seller.
4.14Alternative Rate. Notwithstanding anything to the contrary herein or in any other Principal Agreement:
(a)On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of, among other benchmarks, One-Month LIBOR. On the earliest of (A) the date that One-Month LIBOR has permanently or indefinitely ceased to be provided by IBA or has been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is based on One-Month LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Principal Agreement in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Principal Agreement. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)(i) Upon either (A) the occurrence of a Benchmark Transition Event, or (B) in connection with determining the Benchmark Replacement relating to One-Month LIBOR, a reasonable determination is made by Buyer that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement selected under clause (2) of the definition of Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Principal Agreement in respect of any Benchmark setting at or after 5:00 p.m. on the [***] calendar day (or if such day is not a Business Day, the next succeeding Business Day) after the date notice of such Benchmark Replacement is provided to Seller without any amendment to, or further action or consent of any other party to, this Agreement or any other Principal Agreement, unless prior to such date Seller shall notify Buyer of its election to terminate this Agreement pursuant to clause (d) of this Section 4.14; provided that, for the avoidance of doubt, in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor

LEGAL02/40464938v16

shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless Buyer determines that neither of such alternative rates is available, and, to the extent the Benchmark Replacement is determined in accordance with clause (1) of the definition of Benchmark Replacement, such Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Principal Agreement in respect of any Benchmark setting at or after 5:00 p.m. on the [***] Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to, or further action or consent of any other party to, this Agreement or any other Principal Agreement.

(ii) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace One-Month LIBOR for all purposes hereunder and under any Principal Agreement in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Principal Agreement.

(c) In connection with the implementation and administration of a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d) Buyer will promptly notify Seller of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to this Section 4.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.14.
(e) Seller may, within [***] days of Buyer’s notification of the Benchmark Replacement, (i) give notice to Buyer of its good faith determination that the Benchmark Replacement is not consistent with the successor rate of interest implemented by the majority of financial institutions similar to Buyer for assets similar to the Mortgage Loans in warehouse facilities in the United States similar to this Agreement and (ii) elect to terminate this Agreement on an elected termination date that is on or after the date the Benchmark Replacement is effective (such date, the “Elected Facility Termination Date”). Upon such termination, (i) Buyer shall refund the pro-rated portion of any unpaid Facility Fee then due and owing from the date the Benchmark Replacement is effective through and including the Elected Facility Termination Date and deposit such refund into the Over/Under Account and (ii) Seller shall have no further liability for the Facility Fee or to pay further installments thereof.
ARTICLE 5
FEES
5.1Payment of Fees. Seller Parties shall pay to Buyer those fees set forth in this Agreement and the Transactions Terms Letter when they become due and owing. Buyer shall be entitled to withdraw from the Over/Under Account or retain from payments made by Seller or an Approved Investor, subject to Section 4.7, or set off against any Purchase Prices to be paid by Buyer any fees permitted under this Agreement that are due and owing. If such amounts on

LEGAL02/40464938v16

deposit in the Over/Under Account or payments received in connection with a Transaction or Purchase Prices to be paid by Buyer are not sufficient to pay Buyer all fees owed, Buyer shall notify Seller, and if such notice is provided on or prior to 12:00 p.m. (New York City time) on any Business Day, then Seller shall pay to Buyer, no later than 5:00 p.m. (New York City time) on the next subsequent Business Day all unpaid fees. If Buyer provides notice to Seller after 12:00 p.m. (New York City time) on any Business Day, Seller shall be required to pay such unpaid fees no later than 5:00 p.m. (New York City time) on the second Business Day.
ARTICLE 6
SECURITY; SERVICING; MARGIN ACCOUNT MAINTENANCE; CUSTODY OF MORTGAGE LOAN DOCUMENTS; REPURCHASE TRANSACTIONS; DUE DILIGENCE
6.1Precautionary Grant of Security Interest in Purchased Assets and Purchased Items. With respect to the Purchased Assets, although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not secured loans, and without prejudice to the provisions of Section 6.6 and the expressed intent of the parties, if any Transactions are deemed to be secured loans, as security for the performance of all of Seller’s obligations hereunder, Seller hereby pledges, assigns and grants to Buyer a continuing first priority security interest in and lien upon the Purchased Assets and other Purchased Items and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect to the Purchased Assets and other Purchased Items. Possession of any promissory notes, or instruments by the Custodian shall constitute possession on behalf of Buyer.
As security for the performance of all of Guarantor’s obligations hereunder and as a precautionary measure in the event that the conveyance of any Purchased Asset or Participation Interests in any Underlying Assets by Guarantor to Seller is determined not to be a true sale or contribution or the separate existence of Seller from Guarantor is otherwise disregarded at any point, Guarantor hereby pledges, assigns and grants to Buyer a continuing first priority security interest in and lien upon the Purchased Assets and related Residual Collateral and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect to the Purchased Assets and related Residual Collateral. Possession of any promissory notes, instruments or documents by the Custodian shall constitute possession on behalf of Buyer
Each Seller Party acknowledges that it has no rights to the Servicing Rights or the Participation Interests in the Servicing Rights related to any Underlying Asset. Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that the Participation Interests in the Servicing Rights related to any Underlying Asset were not sold by Seller to Buyer or that the Participation Interests in the Servicing Rights are not an interest in such Underlying Asset and are severable from such Underlying Asset despite Buyer’s and Seller Parties’ express intent herein to treat them as included in the purchase and sale transaction, Guarantor hereby pledges, assigns and grants to Buyer a continuing first priority security interest in and lien upon the Servicing Rights related to such Underlying Assets and Seller hereby pledges, assigns and grants to Buyer a continuing first priority security interest in and lien upon the Participation Interests in the Servicing Rights related to such Underlying Assets, and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto, in each case to the extent allowed by applicable law and the applicable Agency Guides. In addition, each Seller Party, as applicable, further grants, assigns and pledges to Buyer a first priority security interest in and lien upon (i) all documentation and rights to receive documentation related to such Servicing Rights and the Participation Interests in the

LEGAL02/40464938v16

Servicing Rights and the servicing of each of the Underlying Assets, (ii) all Income related to the Purchased Assets and Underlying Assets received by Seller Parties, (iii) all rights to receive such Income, and (iv) all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, and together with the pledge of the Servicing Rights and the Participation Interests in the Servicing Rights in the immediately preceding sentence, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Seller Parties’ obligations to Buyer hereunder.
At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller Parties, Seller Parties will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Assets and related Purchased Items and Residual Collateral the liens created hereby. Seller Parties also hereby authorize Buyer to file any such financing or continuation statement in a manner consistent with this Agreement to the extent permitted by applicable law. For purposes of the Uniform Commercial Code and all other relevant purposes, this Agreement shall constitute a security agreement.
If Seller shall, as a result of its ownership of the Participation Interests, become entitled to receive or shall receive any certificate evidencing any Participation Interest, any option rights, whether in addition to, in substitution for, as a conversion of, or in exchange for the Participation Interests, or otherwise in respect thereof, Seller shall accept the same as the Buyer’s agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly indorsed by Seller to the Buyer, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or if requested, deliver the Participation Interests, registered in the name of Buyer (as designee of the Seller under the Participation Agreement), to be held by the Buyer subject to the terms hereof as additional security for the obligations of Seller hereunder. Any sums paid upon or in respect of the Participation Interests upon the liquidation or dissolution of Seller, or otherwise shall be paid over to the Buyer as additional security for the obligations of Seller hereunder. If any sums of money or property so paid or distributed in respect of the Participation Interests shall be received by Seller, Seller shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer segregated from other funds of Seller as additional security for the obligations of Seller hereunder.
Buyer shall have the right, but not the obligation, to exercise all voting and member rights with respect to the Participation Interests. Notwithstanding the foregoing and consistent with the provisions hereof, prior to the occurrence of an Event of Default which is continuing, Buyer shall notify and consult with Seller prior to the exercise of any rights under this paragraph; provided, however, Buyer may in its sole discretion (x) remove a Servicer or terminate a Servicing Agreement in connection with a Servicer Termination Event or (y) consent to a waiver of a material breach or consent to a material modification of a Servicing Agreement. In no event shall Buyer be required to cast or exercise a vote or other action taken which would impair the Participation Interests, or which would be inconsistent with or result in a violation of any provision of this Agreement. Without limiting the generality of the foregoing, Buyer shall have no obligation to, (i) vote to enable, or take any other action to permit the Seller to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity, or (ii) sell, assign, transfer, exchange or

LEGAL02/40464938v16

otherwise dispose of, or grant any option with respect to, the Participation Interests or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, such Seller Party’s interest in the Participation Interest except for the Lien provided for by this Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of such Seller Party or Buyer to sell, assign or transfer the Participation Interests.
The parties acknowledge that the Participation Interests have been sold by Guarantor to the Seller pursuant to the Participation Agreement. Notwithstanding the foregoing, each Seller Party acknowledges and agrees that their respective rights with respect to the Purchased Assets, Purchased Items and Residual Collateral (including without limitation its security interest in the Purchased Items and Residual Collateral) are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement. The parties further acknowledge that the Buyer shall enter into Transactions and Purchase Price Increases hereunder with respect to Purchased Assets, Purchased Items and Residual Collateral, free and clear of any obligations under the Participation Agreement and that such Participation Agreement shall not confer any obligations or liabilities on Buyer to any Seller Party. For the sake of clarity, if Buyer releases its security interest granted by Seller to Buyer hereunder in any Purchased Assets or other Purchased Items in accordance with the terms hereof, Buyer’s security interest in the related Underlying Assets and related Residual Collateral granted by Guarantor to Buyer hereunder shall be released concurrently therewith.
Notwithstanding any language herein to the contrary, upon repurchase of any Purchased Asset in accordance with this Agreement, the security interest in such Purchased Asset granted pursuant to this Section 6.1 shall be deemed to be automatically released without further action by any party.
6.2Servicing.
(a)Servicing Rights Owned by Buyer; Buyer’s Right to Appoint Servicer. In recognition that each Participation Interest (including the related Servicing Rights of the Underlying Assets) is sold by Seller to Buyer on a servicing released basis and Buyer is the owner of the Servicing Rights related to each such Underlying Asset, Buyer shall have the sole right to appoint the Servicer for each Underlying Asset, subject to the terms set forth herein.
(b)Appointment of Servicer. Buyer hereby appoints the Servicer to subservice the Underlying Assets on behalf of Buyer as agent for Buyer for the period between the Purchase Date and the Repurchase Date of the Purchased Assets relating to such Underlying Assets. The right of the Servicer to service the Underlying Assets is on an interim basis only and does not provide or confer a contractual, ownership or other right for the Servicer to service the Underlying Assets, it being understood that upon payment of the Purchase Price, Buyer owns the Participation Interests in the related Servicing Rights and may assume servicing or appoint a Successor Servicer in accordance with Section 6.2(h) below. Further, the fact that the Servicer may be entitled to a servicing fee for interim servicing of the Underlying Assets or that Buyer may provide a separate notice of default to the Servicer regarding the servicing of the Underlying Assets shall not affect or otherwise change Buyer’s ownership of the Participation Interests related to the Servicing Rights related to the Underlying Assets.
(c)Interim Servicing Period; No Servicing Fee or Income. For each Transaction, Servicer’s right to interim service an Underlying Asset shall commence on the related Purchase Date

LEGAL02/40464938v16

and shall automatically terminate without notice on the earlier of (i) thirty (30) days after the related Purchase Date, or if longer, the term of the relevant Transaction, or (ii) the Repurchase Date. If the interim servicing period expires with respect to any Underlying Asset for any reason other than Seller repurchasing such Underlying Asset, then such interim servicing period shall automatically terminate if not renewed by Buyer; provided, that Buyer shall be deemed to have renewed such interim servicing period if Buyer enters into a new Transaction or extends the Transaction in respect of such Underlying Asset. In connection with any such renewal, the Servicer shall continue to interim service the Underlying Asset for a thirty (30) day extension period. Absent any such extension of the interim servicing period, the Servicer shall transfer servicing of the Underlying Asset (which shall include the delivery of all Servicing Records related to such Underlying Asset) to Buyer or its designee in accordance with the instructions of Buyer and any other applicable requirements of this Agreement. For the avoidance of doubt, upon expiration of the interim servicing period (including the expiration of any extension period) with respect to any Underlying Asset, Servicer shall have no right to service the related Underlying Asset nor shall Buyer have any obligation to extend the interim servicing period (or continue to extend the interim servicing period), it being understood that upon such expiration, Servicer shall promptly transfer the servicing of the related Underlying Asset to Buyer or its designee in accordance with the instructions of Buyer and any other applicable requirements of this Agreement. Buyer shall have no obligation to pay the Servicer, nor shall the Servicer have any right to deduct or retain, any servicing fee or similar compensation in connection with the interim servicing of an Underlying Asset.
(d)Servicing Agreement. If there is a Servicer of the Underlying Assets other than Servicer or Guarantor, Buyer or an Affiliate of Buyer, Seller Parties shall enter into a Servicing Agreement with the Servicer on behalf of Buyer, which such Servicing Agreement shall be on terms acceptable to Buyer in its discretion, and which shall include, at a minimum, (i) a recognition by the servicer of Buyer’s interests and rights to the Underlying Assets as provided under this Agreement, including, without limitation, Buyer’s ownership of the Servicing Rights related to the Underlying Assets; (ii) an obligation for the Servicer to subservice the Underlying Assets consistent with the degree of skill and care that the Servicer customarily requires with respect to similar Mortgage Loans owned or managed by it but in no event less than in accordance with Accepted Servicing Practices; (iii) an obligation to comply with all applicable federal, state and local laws and regulations; (iv) an obligation to maintain all state and federal licenses necessary for it to perform its subservicing responsibilities; (v) an obligation not to impair the rights of Buyer in any Underlying Assets or any payment thereto, and (vi) an obligation to collect all Income in respect of the Underlying Assets on behalf of Buyer, in trust, in segregated custodial accounts and remit such Income to the custodial account within two (2) Business Days of receipt. Further, such Servicing Agreement shall contain express reporting requirements and other rights to allow Buyer to inspect the records of the Servicer with respect to the Underlying Assets. Buyer may terminate the subservicing of any Underlying Asset with the then existing Servicer in accordance with either Section 6.2(f) or Section 6.2(h).
(e)Servicing Obligations of Guarantor. To the extent Guarantor shall subservice any Underlying Asset on behalf of Buyer, Guarantor shall:
(i)Subservice and administer the Underlying Assets on behalf of Buyer in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the

LEGAL02/40464938v16

degree of care and servicing standards generally prevailing in the industry, including all applicable requirements of the Agency Guides, applicable law, FHA Regulations, VA Regulations and RD Regulations, the requirements of any Insurer, as applicable, and the requirements of any applicable Purchase Commitment and the related Approved Investor, so that neither the eligibility of the Underlying Asset and any related Pledged Security for purchase under such Purchase Commitment nor the FHA Mortgage Insurance, VA Loan Guaranty Agreement, RD Loan Guaranty Agreement or any other applicable insurance or guarantee in respect of any such Underlying Assets, if any, is voided or reduced by such servicing and administration;
(ii)Subject to Sections 6.2(f), 6.2(h) and 6.2(k), and to the extent not otherwise held by the Custodian, Guarantor shall at all times maintain and safeguard the Mortgage Loan File for the Underlying Asset in accordance with applicable law and lending industry custom and practice and shall hold such Mortgage Loan File in trust for Buyer, and in any event shall maintain and safeguard photocopies of the documents delivered to Buyer pursuant to Section 3.3, and accurate and complete records of its servicing of the Underlying Asset; Guarantor’s possession of such Mortgage Loan File is for the sole purpose of subservicing such Underlying Asset and such retention and possession by Guarantor is in a custodial capacity only;
(iii)Buyer may, at any time during Guarantor’s business hours on reasonable notice, examine and make copies of such documents and records, or require delivery of the originals of such documents and records to Buyer or its designee;
(iv)Guarantor shall deliver to Buyer all such reports with respect to the Underlying Assets required in the Transactions Terms Letter and herein at the times and on the dates set forth therein and herein. In addition, at Buyer’s reasonable request, Guarantor shall promptly deliver to Buyer reports regarding the status of any Underlying Asset being subserviced by it, which reports shall include, but shall not be limited to, a description of any default thereunder for more than thirty (30) days; Guarantor is required to deliver such reports until the repurchase of the Underlying Asset by Seller; and
(v)Guarantor shall immediately notify Buyer if a Responsible Officer of Guarantor becomes aware of any payment default that occurs under an Underlying Asset.
(f)Sale or Transfer of Servicing Rights by Buyer. Following the occurrence and during the continuation of an Event of Default, Buyer may sell or transfer any rights to service an Underlying Asset without the prior written consent of Seller Parties or any Servicer.
(g)Release of Mortgage Loan Files. Seller Parties shall release their custody of the contents of any Mortgage Loan File only in accordance with the written instructions of Buyer, except when such release is required (1) as incidental to any Seller Party’s subservicing of the related Underlying Asset, (2) to complete the Purchase Commitment, or (3) by law.
(h)Right to Appoint Successor Servicer. Upon and during the continuation of an Event of Default or Servicer Termination Event, Buyer reserves the right, in its discretion, to appoint a successor servicer to subservice any Underlying Asset (each a “Successor Servicer”). In the event of such an appointment, Guarantor and the Servicer shall

LEGAL02/40464938v16

perform all acts and take all action so that any part of the Mortgage Loan File and related Servicing Records held by Seller Parties or the Servicer, together with all funds in the applicable custodial account and other receipts relating to such Underlying Asset, are promptly delivered to the Successor Servicer. Seller Parties shall have no claim for servicing fees, lost profits or other damages if Buyer appoints a Successor Servicer hereunder.
(i)Servicer Notice. As a condition precedent to Buyer funding the Purchase Price for any Underlying Asset subserviced by a Servicer other than Guarantor, Buyer, or an Affiliate of Buyer, Seller Parties shall provide to Buyer a Servicer Notice addressed to and agreed to by the Servicer, advising the Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Underlying Assets and ownership of the Participation Interests in the Servicing Rights related thereto and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the subservicing of the related Underlying Assets.
(j)Notification of Servicer Defaults. If a Responsible Officer of a Seller Party should discover that, for any reason whatsoever, any entity responsible to Guarantor by contract for managing or servicing any such Underlying Asset has failed to perform fully Guarantor’s obligations with respect to the management or servicing of such Underlying Asset as required under this Agreement or any of the obligations of such entities with respect to the Underlying Assets as delegated by Guarantor pursuant to any Servicing Agreement, Seller Parties shall promptly notify Buyer.
(k)Termination. Upon and during the continuation of an Event of Default or Servicer Termination Event, Buyer shall have the right to immediately terminate the Guarantor’s or any Servicer’s (as applicable) right to service the Underlying Assets for any reason without payment of any penalty or termination fee. Seller Parties shall cooperate, or cause the Servicer to cooperate, in transferring the servicing of the Underlying Assets to a successor servicer appointed by Buyer. For the avoidance of doubt, any termination of the Servicer’s rights to service by the Buyer as a result of an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.
(l)Buyer’s Right to Service. Buyer or its designee, in accordance with Section 6.2(h) and (k) herein, shall be entitled to service some or all of the Underlying Assets, including, without limitation, receiving and collecting all sums payable in respect of same. Subject to the foregoing, upon Buyer’s determination and written notice to the Seller Parties or the Servicer, as applicable, that Buyer desires to service some or all of the Underlying Assets, Seller Parties shall promptly cooperate, or shall cause the Servicer to promptly cooperate, with all instructions of Buyer and do or accomplish all acts or things necessary to effect the transfer of the servicing to Buyer or its designee, at Seller Parties’ sole expense. Upon Buyer’s or its designee’s servicing of the Underlying Assets, (i) Buyer may, in its own name or in the name of Seller Parties or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for the Underlying Asset(s), but shall be under no obligation to do so; (ii) Seller Parties shall, if Buyer so requests, pay to Buyer all amounts received by Seller Parties upon or in respect of the Underlying Asset(s) or other Purchased Items, advising Buyer as to the source of such funds; and (iii) all amounts so received and collected by

LEGAL02/40464938v16

Buyer shall be held by it as part of the Purchased Items or applied against any outstanding Repurchase Price owed Buyer.
6.3Margin Account Maintenance.
(a)Asset Value. Buyer shall have the right to determine the Asset Value of each Purchased Asset and its related Underlying Asset at any time. For the avoidance of doubt, the Asset Value of a Purchased Asset shall be determined with respect to the Asset Value of the related Underlying Asset; provided that if a Purchased Asset fails to qualify as an Eligible Participation Interest, Buyer may mark the Asset Value of such Purchased Asset (and all related Underlying Assets) to zero.
(b)Margin Deficit and Margin Call. If Buyer shall determine at any time that the aggregate Asset Value of a Purchased Asset (or any related Underlying Asset) subject to all Transactions is less than the Aggregate Outstanding Purchase Price for such Transactions (in any such case, a “Margin Deficit”) and provided that such Margin Deficit shall equal or exceed $[***], then Buyer may, at its sole option and by written notice to Seller Parties (as such written notice is more particularly set forth below, a “Margin Call”), require Seller to either:
(i)transfer to Buyer or its designee cash or, at Buyer’s sole option Seller may transfer Eligible Assets approved by Buyer (“Additional Purchased Assets”) so that (x) the individual Asset Value of the Purchased Asset, (y) the aggregate Asset Value of all Purchased Assets subject to each Transaction, or (z) the aggregate Asset Value of all Purchased Assets subject to Transactions, as the case may be, including any such cash or Additional Purchased Assets tendered by the Seller, will thereupon equal or exceed the individual or Aggregate Outstanding Purchase Price(s) as applicable; or
(ii)pay one or more Repurchase Prices, as applicable, in an amount sufficient to reduce the related Purchase Price so that the related Purchase Price (or the related aggregate Purchase Price) is less than or equal to the Asset Value of the Purchased Asset (or the aggregate Asset Value of the Purchased Assets, as applicable).
If Buyer delivers a Margin Call to Seller on or prior to 12:00 p.m. (New York City time) on any Business Day, then Seller shall transfer cash to Buyer or additional Participation Interests related to or Additional Underlying Assets, or otherwise pay one or more Repurchase Prices, as applicable, to Buyer no later than 5:00 p.m. (New York City time) on the second subsequent Business Day. If Buyer delivers a Margin Call to Seller after 12:00 p.m. (New York City time) on any Business Day, Seller shall be required to transfer cash or Additional Underlying Assets no later than 5:00 p.m. (New York City time) on the third subsequent Business Day. Notice of a Margin Call may be provided by Buyer to Seller electronically or in writing, such as via electronic mail.
(c)Buyer’s Discretion. Buyer’s election not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

LEGAL02/40464938v16

(d)Over/Under Account. Buyer may withdraw from the Over/Under Account amounts equal to any Margin Call which is not otherwise satisfied by Seller within the time frames provided in this Section 6.3.
(e)Credit to Repurchase Price. Any cash transferred to Buyer pursuant to this Section 6.3 shall be credited to the Repurchase Price of the related Transaction(s).
6.4Custody of Mortgage Loan Documents.
(a)Custodial Arrangements. With respect to Underlying Assets, and subject to the terms herein, Buyer may appoint any Person to act as the Custodian, with Seller Parties’ consent (provided no consent shall be required if an Event of Default has occurred and is continuing) to hold possession of the Mortgage Loan Documents and the Agency Documents (or a portion thereof) and to take actions at the direction of Seller Parties or Buyer, as the case may be. If any Person other than Buyer is appointed as Custodian, it shall be a condition precedent to Buyer entering into any Transactions hereunder that Seller Parties, Buyer and Custodian enter into a Custodial Agreement acceptable to Buyer. Seller Parties hereby consent to any and all such appointments and agrees to deliver the Mortgage Loan Documents and certain of the Agency Documents to the Custodian upon the direction of Buyer; provided, however, that Seller Parties shall not be required to make any such delivery until a Custodial Agreement has been entered into with such Custodian. Seller Parties and Buyer further agree (i) the Custodian shall be exclusively the agent, bailee and/or custodian of Buyer; (ii) receipt of the Mortgage Loan Documents or the Agency Documents by the Custodian shall be constructive receipt by Buyer of such documents; and (iii) Seller Parties shall not have and shall not attempt to exercise any degree of control over the Custodian or any Mortgage Loan Document or Agency Document held by the Custodian except as may be otherwise provided in the Custodial Agreement.
(b)Temporary Withdrawal of Mortgage Loan Documents for Correction. Buyer may permit Seller Parties to withdraw, for a period not to exceed [***] Business Days, specified Mortgage Loan Documents for the purpose of correcting or completing such documents or servicing the related Underlying Asset; provided, however, that unless otherwise agreed to by Buyer in writing, in no event shall the outstanding balance of the Transactions related to such Mortgage Loan Documents exceed [***] of the Aggregate Transaction Limit; provided further, that any Mortgage Loan Documents that are withdrawn by or at the request of Seller Parties and delivered to a Person other than Seller Parties shall at all times be covered by one or more Bailee Agreements, true and complete and fully executed copies of which shall be delivered to Buyer. Notwithstanding the foregoing, Buyer shall be deemed to be in possession of any Mortgage Loan Documents released pursuant to this Section 6.4(b), and the interest of Buyer in the related Underlying Asset shall continue unimpaired until the Mortgage Loan Documents are returned to, or the Repurchase Prices with respect thereto are received by, Buyer.
(c)Delivery of Mortgage Loan Documents to Approved Investors. Provided that no Event of Default has occurred and is continuing, upon the written request of Seller Parties, Buyer may, at its option, deliver to an Approved Investor set forth in the related Purchase Commitment, or its custodian, the Mortgage Loan Documents relating to a specified Underlying Asset. All such Underlying Assets and the related Mortgage Loan

LEGAL02/40464938v16

Documents shall at all times be covered by one or more Bailee Agreements, and Buyer or its designee will not release Mortgage Loan Documents to an Approved Investor unless Buyer or its Custodian has received a true and complete and fully executed Bailee Agreement from the Approved Investor. Notwithstanding the foregoing, Buyer shall be deemed to be in possession of any Mortgage Loan Documents released pursuant to this Section 6.4(c), and the interest of Buyer in the related Underlying Asset shall continue unimpaired until the Mortgage Loan Documents are returned to, or the Repurchase Prices with respect thereto are received by, Buyer. If the Approved Investor does not purchase an Underlying Asset as contemplated by the related Purchase Commitment, Seller Parties shall, upon the request of Buyer, assist Buyer in the recovery of any Mortgage Loan Documents not returned by the Approved Investor to Buyer.
(d)Delivery of Mortgage Loan Documents Relating to Mortgage-Backed Securities. Upon the written request of Seller Parties, Buyer may, at its option, deliver to the certifying custodian or permit the delivery to the certifying custodian of the Mortgage Loan Documents relating to those Underlying Assets that are or will be Pooled Mortgage Loans. All such Underlying Assets and the related Mortgage Loan Documents shall at all times be covered by a Bailee Agreement, and Buyer or its designee will not release Mortgage Loan Documents to a certifying custodian unless Buyer or its designee has received a signed tri-party custodial agreement from such custodian, in a form acceptable to Buyer. Buyer shall have no obligation to release or permit the release of any Mortgage Loan Documents to any certifying custodian that will not sign a custodial agreement. Notwithstanding the foregoing, Buyer shall be deemed to be in possession of any Mortgage Loan Documents released pursuant to this Section 6.4(d), and the interest of Buyer in the related Underlying Asset shall continue unimpaired until the Mortgage Loan Documents are returned to, or proceeds thereof are received by, Buyer. Seller Parties shall pay for all costs of the certifying custodian and use commercially reasonable efforts to ensure that the issuer delivers the Mortgage-Backed Securities to the securities account and issues such securities in the name of the Securities Intermediary in accordance with the Joint Pooling Documents on the related Settlement Date.
6.5Repurchase and Release of Purchased Assets. Provided that no Event of Default has occurred and is continuing, Seller may repurchase a Purchased Asset (or obtain the release of the related Underlying Assets, as applicable) by either:
(a)paying, or causing an Approved Investor to pay, to Buyer, subject to Sections 4.7 and 4.8 above, the Repurchase Price; or
(b)transferring to Buyer cash and/or additional Participation Interests relating to Underlying Assets satisfactory to Buyer, in aggregate amounts sufficient to cover the amount by which the aggregate amount of Transactions then outstanding hereunder (plus accrued interest and accrued fees with respect thereto) exceeds the Asset Value of the existing Purchased Assets, excluding the Purchased Assets (and related Underlying Assets) to be released; provided that (i) such additional Assets shall be deemed part of a new Transaction, and (ii) the conditions precedent in Section 7.2 shall be satisfied prior to any such transfer.
Upon receipt of the applicable amount, as set forth above, Buyer shall (i) with respect to Underlying Assets, deliver or shall cause the Custodian to deliver the related Mortgage Loan Documents to Seller Parties or Seller Parties’ designee, if such documents have not already been

LEGAL02/40464938v16

delivered pursuant to a Bailee Agreement and (ii) with respect to related Pledged Securities, deliver the Pledged Security to the applicable Seller Party or Approved Investor, as applicable, on a delivery versus payment basis. If any such release gives rise to or perpetuates a Margin Deficit, Buyer shall notify Seller of the amount thereof and Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6.3(b). Buyer shall have no obligation to release an Underlying Asset or Pledged Security or terminate its security interest in such Underlying Asset or Pledged Security until such Margin Call is satisfied.
6.6Repurchase Transactions. Beginning on the related Purchase Date and prior to the related Repurchase Date, Buyer shall have free and unrestricted use of all Purchased Assets (and related Underlying Assets) and may in its discretion and without notice to Seller Parties engage in repurchase transactions with respect to any or all of the Underlying Assets or otherwise pledge, hypothecate, assign, transfer or convey any or all of the Purchased Assets (and related Underlying Assets) (such transactions, “Repurchase Transactions”); provided, however, that such Repurchase Transactions mature on or prior to the Repurchase Date of the related Purchased Assets, Buyer, in its discretion, has the ability to repurchase such Purchased Assets prior to the related Repurchase Date or the ability to substitute collateral in order to obtain release of related Purchased Assets. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Asset or Purchased Item or Residual Collateral delivered to Buyer by Seller Parties. Seller Parties shall not be responsible for any additional obligations, costs or fees in connection with such Repurchase Transactions. Seller Parties shall not take any action inconsistent with Buyer’s ownership of a Purchased Asset (representing the Participation Interests in the related Underlying Assets) and shall not claim any legal, beneficial or other interest in such a Purchased Asset other than the limited right and obligations to provide servicing of such Underlying Assets (representing the Participation Interests in the related Underlying Assets) where Buyer designates Guarantor as servicer as provided in Section 6.2.
6.7Periodic Due Diligence. Seller Parties acknowledge that Buyer has the right at any time during the term of this Agreement to perform continuing due diligence reviews with respect to the Purchased Assets and the related Underlying Assets, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Principal Agreement, or otherwise, and Seller Parties agree that upon reasonable (but no less than five (5) Business Days’) prior notice to Seller Parties (provided that upon the occurrence of an Event of Default, no such prior notice shall be required), Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Loan Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller Parties, Custodian or Servicer; provided, however, that unless an Event of Default or Potential Default has occurred and is continuing, such on-site visits and/or on-site examinations shall be limited to one (1) per calendar year. Further, Seller Parties will make available to Buyer a knowledgeable financial or accounting officer and will instruct such officer to answer candidly and fully, at no cost to Buyer, any and all questions that any authorized representative of Buyer may address to them in reference to the Mortgage Loan Files, Purchased Assets and Underlying Assets. Without limiting the generality of the foregoing, Seller Parties acknowledge that Buyer shall purchase Assets from Seller based solely upon the information provided by Seller Parties to Buyer in the Asset Data Records and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to re-underwrite any of the Underlying Assets itself or engage a third party underwriter to perform such re-underwriting. Seller Parties agree to reasonably cooperate with Buyer and any third party underwriter acting on behalf of Buyer in

LEGAL02/40464938v16

connection with such re-underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller Parties. Seller Parties and Buyer further agree that all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 6.7 shall be paid by Seller Parties; provided, that Seller Parties shall not be responsible for costs and expenses incurred by Buyer in excess of the Due Diligence Cap; provided further, that such Due Diligence Cap shall not apply upon the occurrence and continuance of an Event of Default. Seller Parties and Buyer further agree that prior to initiating any due diligence, Buyer agrees that it shall cause any third party vendor that performs such due diligence on behalf of Buyer to enter into a mutually agreeable non-disclosure agreement with Buyer and Seller Parties. Seller Parties shall not be responsible for out-of-pocket costs and expenses incurred by Buyer in connection with the initial due diligence of Seller Parties conducted prior to the Effective Date in excess of the Initial Due Diligence Cap.
ARTICLE 7
CONDITIONS PRECEDENT
7.1Initial Transaction. As conditions precedent to Buyer considering whether to enter into the initial Transaction hereunder:
(a)Seller Parties shall have delivered to Buyer, in form and substance satisfactory to Buyer:
(i)each of the Principal Agreements duly executed by each party thereto and in full force and effect, free of any modification, breach or waiver;
(ii)an opinion of Seller Parties’ counsel as to Buyer’s first priority lien on and perfected security interest in the Purchased Assets, Purchased Items and Residual Collateral; a non-contravention, enforceability and corporate opinion with respect to Seller Parties; an opinion with respect to the inapplicability of the Investment Company Act of 1940 to Seller Parties; and a Bankruptcy Code opinion with respect to the matters outlined in Section 14.19, each in form and substance acceptable to Buyer;
(iii)a Power of Attorney duly executed by Seller Parties and notarized;
(iv)a certified copy of each Seller Party’s articles or certificate of incorporation and bylaws (or corresponding organizational documents if such Seller Party is not a corporation) and, if required by Buyer, a certificate of good standing issued by the appropriate official in such Seller Party’s jurisdiction of organization, in each case, dated no less recently than thirty (30) days prior to the Effective Date;
(v)a certificate of each Seller Party’s corporate secretary or general counsel, substantially in the form of Exhibit C hereto, dated as of the Effective Date, as to the incumbency and authenticity of the signatures of the officers of each Seller Party executing the Principal Agreements and the resolutions of the board of directors of such Seller Party (or its equivalent governing body or Person) in form and substance reasonably acceptable to Buyer;

LEGAL02/40464938v16

(vi)independently audited financial statements of Guarantor (and its Subsidiaries, on a consolidated basis) for each of the two (2) fiscal years most recently ended (if available), containing a balance sheet and related statements of income, stockholders’ equity and cash flows, all prepared in accordance with GAAP, applied on a basis consistent with prior periods, and otherwise acceptable to Buyer, together with an auditor’s opinion that is unqualified or otherwise is consented to in writing by Buyer;
(vii)if more than six (6) months has passed since the close of the most recently ended fiscal year, interim financial statements of Guarantor covering the period from the first day of the current fiscal year to the last day of the most recently ended month;
(viii)a letter of good standing from a title insurance company with respect to Title Source, Inc. in form and substance acceptable to Buyer;
(ix)certificates of insurance evidencing Seller Parties’ errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, showing compliance by Seller with Section 9.9 below;
(x)a duly executed Assignment of Closing Protection Letter in those cases where a Closing Protection Letter is required;
(xi)the Participation Certificate registered in the name of the Buyer (as designee of the Seller under the Participation Agreement);
(xii)an Acknowledgement of Confidentiality of Password Agreement in the form of Exhibit I hereto;
(xiii)any fees then due and owing under the Transactions Terms Letter; and
(xiv)a copy of Guarantor’s underwriting guidelines for Mortgage Loans in form and substance acceptable to Buyer in its sole discretion, as amended from time to time.
(b)Buyer shall have determined that it has received satisfactory evidence that the appropriate Uniform Commercial Code Financing Statements (UCC-1 or UCC-3, as applicable) and/or such other instruments as may be necessary in order to create in favor of Buyer, a perfected first- priority security interest in the Purchased Assets and related Purchased Items and other Residual Collateral should any of the Transactions be deemed to be loans, and same shall have been duly executed and appropriately filed or recorded in each office of each jurisdiction in which such filings and recordation’s are required to perfect such first-priority security interest.
(c)Buyer shall have determined that it has satisfactorily completed its due diligence review of Seller Parties’ operations, business, financial condition and underwriting and origination of Mortgage Loans.
(d)Seller Parties shall have provided evidence, satisfactory to Buyer that Seller Parties have all Approvals and such Approvals are in good standing.

LEGAL02/40464938v16

7.2All Transactions. As conditions precedent to Buyer (or the Custodian if set forth below) considering whether to enter into any Transaction hereunder (including the initial Transaction), or whether to continue a Transaction, in the case of a Transaction in respect of Mortgage Loans which convert to Pooled Mortgage Loans on the related Pooling Date or a Transaction in respect of Pooled Mortgage Loans which convert to a Mortgage-Backed Security on the related Settlement Date, as applicable:
(a)Seller Parties shall have delivered to Buyer, in form and substance satisfactory to Buyer and not later than 4:00 p.m. (New York City time) and best efforts thereafter:
(i)an Asset Data Record for the Assets subject to the proposed Transaction, which Asset Data Record may be an individual record or part of a group report and shall be authenticated by Seller;
(ii)to the Custodian, a complete Mortgage Loan File for each Mortgage Loan subject to the proposed Transaction, unless such Mortgage Loan is a Wet Mortgage Loan;
(iii)[reserved];
(iv)for each Mortgage Loan that is subject to the proposed Transaction that is also subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date, a Warehouse Lender’s Release, bailee letter or Seller’s Release, as applicable, for such Mortgage Loan. The secured party shall have filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Mortgage Loan, and each such release and Uniform Commercial Code termination statement has been delivered to Buyer prior to each Transaction and to the Custodian as part of the Mortgage Loan File;
(v)a schedule identifying each Asset subject to the proposed Transaction as either a Safe Harbor Qualified Mortgage, Rebuttable Presumption Qualified Mortgage, a Permitted Non-Qualified Mortgage Loan, a Bond Loan – 1st Lien or a Ginnie Mae EBO Mortgage Loan for which the originator received the related original loan application prior to January 10, 2014, as applicable; and
(vi)such other documents pertaining to the Transaction as Buyer may reasonably request, from time to time;
(b)reserved;
(c)for Mortgage Loans proposed to be sold under such Transaction with respect to which the related Purchase Price is to be paid to one or more Approved Payees on behalf of Seller Parties, an amount equal to the related Haircut (if any) plus the Minimum Over/Under Account Balance, as set forth in Section 3.5(a), shall be on deposit in the Over/Under Account;
(d)for all new origination Wet Mortgage Loans or Dry Mortgage Loans as to which the origination funds are being remitted to the closing table that are proposed to be sold under such Transaction, Seller Parties shall have delivered (i) to the applicable Closing Agent, closing and disbursement instructions in the form customarily provided by Seller,

LEGAL02/40464938v16

and, if applicable, (ii) to Buyer (1) with respect to Title Source, Inc., evidence of fidelity bond coverage and evidence that Buyer is able to make claims thereunder in accordance with Section 3.7(a), or (2) to the extent that such Wet Mortgage Loans or Dry Mortgage Loans, along with the number of Underlying Assets (a) which were table-funded using, in part, the Purchase Price, (b) where title insurance is provided by a Person other than Title Source, Inc., and regarding which a blanket or individual Closing Protection Letter, or alternative documentation specified in Section 3.7(a)(ii)(3), has not been provided, would exceed (A) [***] of Guarantor’s Tangible Net Worth in the case of Wet Mortgage Loans and (B) [***] of Guarantor’s Tangible Net Worth in the case of all other Mortgage Loans, in the aggregate, measured as of the end of Guarantor’s most recent fiscal quarter the applicable title company blanket or individual Closing Protection Letter, or alternative documentation specified in Section 3.7(a)(ii)(3), and the related Assignment of Closing Protection Letter (if applicable) duly executed and naming Buyer as the assignee, each in accordance with Section 9.10;
(e)on or prior to the Pooling Date for any Pooled Mortgage Loan, Seller Parties shall deliver or cause to be delivered (A) to Buyer, an executed trust receipt from the Custodian relating to such Mortgage Loan in form and substance satisfactory to Buyer, (B) to the Custodian (or otherwise made available to the Custodian), all documents, schedules and forms required by and in accordance with the Custodial Agreement and (C) to the applicable parties, each of the applicable Agency Documents as set forth on Exhibit M hereto;
(f)on or prior to the related Settlement Date for any Mortgage-Backed Security relating to an Underlying Asset, Seller Parties shall have provided Buyer with the CUSIP number for such Mortgage-Backed Security;
(g)All fees (including Facility Fees and Unused Facility Fees), expenses, indemnity payments and other amounts that are then due and owing under the Principal Agreements have been paid by (x) prior to a Potential Default or Event of Default, Seller and (y) on and after the occurrence of a Potential Default or Event of Default, Seller Parties;
(h)No rescission notice and/or notice of right to cancel shall have been improperly delivered to the Mortgagor in respect of any Eligible Mortgage Loan;
(i)Seller Parties shall have designated one or more Approved Payees, if applicable, to whom the related Haircut (if any) and Purchase Price shall be delivered;
(j)the representations and warranties of Seller Parties set forth in Article 8 hereof shall be true and correct in all material respects as if made on and as of the date of each Transaction;
(k)if required by Buyer, Seller Parties shall have performed all agreements to be performed by it hereunder, and after giving effect to the requested Transaction, there shall exist no Event of Default or Potential Default hereunder;
(l)no Potential Default, Event of Default or a Material Adverse Effect, as determined in Buyer’s good faith discretion, shall have occurred and be continuing;
(m)if applicable, a Servicing Agreement duly executed by the Servicer and Seller Parties and a Servicer Notice duly executed by the Servicer shall have been delivered to Buyer;

LEGAL02/40464938v16

(n)except with respect to any Agency Eligible Mortgage Loan or other Mortgage Loan originated in accordance with Agency Guides, Buyer shall have received a copy of any material amendments or updates to Guarantor’s underwriting guidelines certified by Seller Parties to be a true and complete copy (to the extent not already delivered to Buyer) that clearly identifies the material changes to the underwriting guidelines; and
(o)Buyer shall have received a security release certification for each Underlying Asset that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date that is duly executed by the related secured party and Seller Parties and in form and substance satisfactory to Buyer, and such secured party shall have filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Underlying Asset, and each such release and Uniform Commercial Code termination statement has been delivered to Buyer prior to each Transaction and to the Custodian as part of the Mortgage Loan File.
(p)Buyer has approved any consent order by any Governmental Authority, if such consent order (i) relates to the settlement of any claim or claims, on an individual or aggregate basis, equal to or greater than [***] Guarantor’s Tangible Net Worth (as of the most recent month end), (ii) is reasonably likely to result in a Material Adverse Effect, (iii) questions or challenges the validity or enforceability of any of the Principal Agreements or (iv) pertains to Underlying Assets with a combined aggregate unpaid principal balance of at least $[***], and questions or challenges compliance with, (x) with respect to Underlying Assets other than Bond Loans – 1st Lien and Ginnie Mae EBO Mortgage Loans for which the originator, received the related original loan application prior to January 10, 2014, the Ability to Repay Rule or (y) with respect to any Underlying Assets other than Bond Loans – 1st Lien, Ginnie Mae EBO Mortgage Loans for which the originator received the related original loan application prior to January 10, 2014, and Permitted Non-Qualified Mortgage Loans, the QM Rule.
For the avoidance of doubt, notwithstanding that foregoing conditions may be satisfied with respect to any Transaction request, Buyer shall be under no obligation to enter into any Transaction with respect to the Uncommitted Amount including, without limitation, Transactions the subject of which are eMortgage Loans, and whether the Buyer enters into any Transaction with respect to the Uncommitted Amount shall be at the discretion of Buyer.
7.3Intercreditor Agreements. Within sixty (60) calendar days following the Effective Date, Buyer will enter into the Joint Pooling Documents on terms and conditions mutually agreeable to the parties.
7.4Satisfaction of Conditions. The entering into of any Transaction prior to or without the fulfillment by Seller Parties of all the conditions precedent thereto, whether or not known to Buyer, shall not constitute a waiver by Buyer of the requirements that all conditions, including the non- performed conditions, shall be required to be satisfied with respect to all Transactions. All conditions precedent hereunder are imposed solely and exclusively for the benefit of Buyer and may be freely waived or modified in whole or in part by Buyer. Any waiver or modification asserted by Seller Parties to have been agreed by Buyer must be in writing. Buyer shall not be liable to Seller Parties for any costs, losses or damages arising from Buyer’s determination that any Seller Party has not satisfactorily complied with any applicable condition precedent.

LEGAL02/40464938v16

ARTICLE 8
REPRESENTATIONS AND WARRANTIES
8.1Representations and Warranties Concerning Seller Parties. Each Seller Party represents and warrants to and covenants with Buyer that the following representations and warranties are true and correct as of the Effective Date through and until the date on which all obligations of Seller Parties under this Agreement are fully satisfied.
(a)Due Formation and Good Standing. Each Seller Party is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full legal power and authority and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and to carry on its business as currently conducted except where failure will not have a Material Adverse Effect, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary except where failure will not have a Material Adverse Effect.
(b)Authorization. The execution, delivery and performance by each Seller Party of the Principal Agreements and all other documents and transactions contemplated thereby, are within such Seller Party’s corporate powers, have been duly authorized by all necessary corporate action and do not constitute or will not result in (i) a breach of any of the terms, conditions or provisions of such Seller Party’s articles or certificate of incorporation or bylaws (or corresponding organizational documents if such Seller Party is not a corporation); (ii) a material breach of any legal restriction or any material agreement or instrument to which such Seller Party is now a party or by which it is bound; (iii) a material default or an acceleration under any of the foregoing; or (iv) the violation of any law, rule, regulation, order, judgment or decree to which any Seller Party or its property is subject.
(c)Enforceable Obligation. The Principal Agreements and all other documents contemplated thereby constitute legal, binding and valid obligations of each Seller Party, enforceable against such Seller Party in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights.
(d)Approvals. The execution and delivery of the Principal Agreements and all other documents contemplated thereby and the performance of each Seller Party’s obligations thereunder do not require any license, consent, approval, authorization or other action of any Governmental Authority or any other Person, or if required, such license, consent, approval, authorization or other action has been obtained prior to the Effective Date, except for filings and recordings, or liens created hereunder.
(e)Compliance with Laws. No Seller Party is in violation of any of its articles or certificate of incorporation or bylaws, of any provision of any applicable law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that might have a Material Adverse Effect with respect to such Seller Party.
(f)Financial Condition. All financial statements of Seller Parties delivered to Buyer fairly and accurately present the financial condition of the parties for whom such statements are submitted in all material respects, as of the dates and for the periods referred to therein,

LEGAL02/40464938v16

subject to year-end audit adjustments, footnotes and schedules. The financial statements of Seller Parties have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would materially and adversely affect the financial condition of Seller Parties. Since the close of the period covered by the latest financial statement delivered to Buyer with respect to Seller Parties, there has been no material adverse change in the assets, liabilities or financial condition of any Seller Party nor is any Seller Party aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists, that (i) is reasonably likely to render Seller Parties unable to perform its obligations under the Principal Agreements and all other documents contemplated thereby; (ii) would constitute an Event of Default; or (iii) might have a Material Adverse Effect with respect to Seller Parties.
(g)Credit Facilities. The only credit facilities, including repurchase agreements for mortgage loans and mortgage-backed securities, of each Seller Party that are presently in effect and are secured by mortgage loans or provide for the purchase, repurchase or early funding of mortgage loan sales, are either (i) with Persons disclosed to Buyer at the time of application, or thereafter disclosed to Buyer, and, if required by Buyer, Buyer has entered into existing joint account security and inter-creditor agreements with other warehouse lenders of Seller that provide warehouse lines of credit, repurchase facilities or similar mortgage finance arrangements to Seller Parties or (ii) warehouse lenders that are Approved Payees.
(h)Reserved.
(i)Litigation. There are no actions, claims, suits or proceedings pending against or affecting any Seller Party or any of its Subsidiaries or any of the property thereof in any court or before or by any arbitrator, government commission, board, bureau or other administrative agency that, is reasonably likely to be adversely determined, and if so determined would reasonably be expected to result in a Material Adverse Effect.
(j)Payment of Taxes. Each Seller Party has timely filed all Tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its property or income (whether or not shown on such Tax returns) that are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof in accordance with GAAP. Any Taxes, fees and other governmental charges payable by any Seller Party in connection with a Transaction and the execution and delivery of the Principal Agreements have been paid.
(k)No Defaults. No Seller Party is in default under any indenture, mortgage, deed of trust, agreement or other instrument or contractual or legal obligation to which it is a party or by which it is bound in any respect that may reasonably be expected to result in a Material Adverse Effect.
(l)ERISA. Each Seller Party and each Plan is in compliance in all material respects with the requirements of ERISA and the Code, and no Reportable Event has occurred with respect to any Plan maintained by each Seller Party or any of its ERISA Affiliates. The present value of all accumulated benefit obligations under each Plan subject to Title IV of ERISA or Section 412 of the Code (based on the assumptions used for purposes of Accounting

LEGAL02/40464938v16

Standards Codification (ASC) 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of ASC 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans. Each Seller Party and its Subsidiaries and their ERISA Affiliates do not provide any material medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”). The assets of each Seller Party are not “plan assets” within the meaning of 29 CFR Section 2510.3-101 as modified by section 3(42) of ERISA.
(m)Approved Mortgagee. Guarantor is an approved FHA, VA, RD, Ginnie Mae, Fannie Mae and/or Freddie Mac seller, issuer, mortgagee and/or servicer and is in good standing with these agencies.
(n)True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of each Seller Party to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Principal Agreements or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each Seller Party to Buyer in connection with this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any Seller Party that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Principal Agreements or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.
(o)Ownership; Priority of Liens. Seller owns the Participation Interests in all Assets identified in the Transactions Terms Letter that are to become Underlying Assets, and any Transaction shall convey all of Seller’s right, title and interest in and to the related Participation Interests in such Underlying Assets including the Servicing Rights thereto, and other Purchased Items to Buyer, including with respect to each Underlying Asset and the Participation Interests in the Servicing Rights related thereto. This Agreement creates in favor of Buyer, a valid, enforceable first priority lien and security interest in the Purchased Assets and other Purchased Items and Residual Collateral, prior to the rights of all third Persons and subject to no other liens provided; however, that Buyer’s interests in the Servicing Rights related to any Mortgage Loans included in a Pledged Security may be subject to the rights of the respective Agency.
(p)Investment Company Act. No Seller Party nor any of its Subsidiaries is an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

LEGAL02/40464938v16

(q)Filing Jurisdictions; Relevant States. Schedule 1 hereto sets forth all of the jurisdictions and filing offices in which a financing statement should be filed in order for Buyer to perfect its security interest in the Purchased Assets and other Purchased Items and Residual Collateral.
(r)Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of each Seller Party is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of each Seller Party in accordance with GAAP) of each Seller Party and each Seller Party is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have unreasonably small capital to engage in the business in which it is engaged and proposes to engage. No Seller Party intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. No Seller Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of each Seller Party or any of its assets. No Seller Party is transferring any Assets with any intent to hinder, delay or defraud any of its creditors.
(s)Reserved.
(t)Chief Executive Office. Guarantor’s chief executive office is located at 1050 Woodward Avenue, Detroit, Michigan 48226.
(u)True Sales. For each Underlying Asset with respect to which the originator, issuer or prior owner is an Affiliate of Guarantor, any and all interest of such originator, issuer or prior owner has been sold, transferred, conveyed and assigned to Guarantor pursuant to a legal and true sale and such originator, issuer or prior owner retains no interest in such Underlying Asset.
(v)No Adverse Selection. No Seller Party has intentionally or in bad faith selected Underlying Assets in a manner as to adversely affect Buyer’s interests.
(w)No Broker. No Seller Party has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if any Seller Party has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by such Seller Party.
(x)MERS. Guarantor is a member of MERS in good standing.
(y)Agency Approvals. Guarantor has all requisite Approvals and is in good standing with each Agency to the extent necessary to conduct its business as it is now being conducted and as necessary to fulfill its obligations with respect to the Mortgage Loans hereunder, with no event having occurred, including, without limitation, a change in insurance coverage which would either make the Guarantor unable to comply with the eligibility requirements for maintaining all such applicable approvals with the relevant Agency or to HUD, FHA, VA or RD.

LEGAL02/40464938v16

(z)Reserved.
(aa)No Adverse Actions. No Seller Party has received from any Agency, HUD, FHA, VA or RD (i) a notice of extinguishment or a notice indicating material breach, default or material non-compliance which is reasonably likely to result in such Agency or HUD, FHA, VA or RD to (A) terminate or suspend such Seller Party’s Approval; or (B) impose sanctions or levy penalties against such Seller Party in excess of 10% of Guarantor’s Tangible Net Worth (as of the most recent month end), individually or in the aggregate, or (ii) a notice from any Agency, HUD, FHA, VA or RD indicating any adverse fact or circumstance in respect of such Seller Party which such adverse fact or circumstance has caused any Agency, HUD, FHA, VA or RD to terminate such Seller Party’s Approval.
(ab)Accuracy of Wire Instructions. With respect to each Underlying Asset subject to a Purchase Commitment by an Agency, as applicable, (1) either the wire transfer instructions as set forth on the applicable Agency Documents are identical to Buyer’s designated wire instructions or the wire transfer instructions set forth in the Joint Pooling Documents or the Buyer has approved such wire transfer instructions in writing in its sole good faith discretion, or (2) the payee number set forth on the applicable Agency Documents is identical to the payee number as set forth in the Joint Pooling Documents. With respect to each Pooled Mortgage Loan, the applicable Agency Documents are duly executed by Seller Parties and designate the Securities Intermediary as set forth in the Joint Pooling Documents as the party authorized to receive the related Mortgage-Backed Securities.
(ac)No Sanctions. Neither any Seller Party nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to each Seller Party’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.
(ad)Anti-Money Laundering Laws. Each Seller Party has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001, as amended, and the Bank Secrecy Act of 1970, as amended (collectively, the “Anti Money Laundering Laws”); Each Seller Party has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Underlying Asset for purposes of the Anti-Money Laundering Laws, including with respect to the bona fide identity of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

LEGAL02/40464938v16

(ae)Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
(af)Separateness. Each Seller Party is in compliance with the requirements of Section 9.19 hereof.
(ag)Acquisition of Underlying Assets. The Guarantor has issued Participation Interests pursuant to the terms of the Participation Agreement to the Seller, and the Guarantor retains no beneficial or economic interests in such Underlying Assets.
(ah)Participation Certificates; Participation Interests.
(i)    The Participation Certificate represents all of the Participation Interests issued by the Guarantor.
(ii)    Each Participation Certificate and the related Participation Interests have been duly and validly issued in compliance with applicable law and the Participation Agreement and is fully paid and nonassessable.
(iii)    Immediately prior to the sale, transfer and assignment of a Participation Certificate or Participation Interests to, and the registration thereof in the name of, Buyer pursuant to this Agreement, the Seller is the record and beneficial owner of, and has good and marketable title to, such Participation Certificate and Participation Interests.
(iv)    Each Participation Certificate and the related Participation Interests are unencumbered (other than Liens created in favor of Buyer pursuant to this Agreement and Liens created by or through Buyer). Upon consummation of the Transaction contemplated to occur in respect of such any Participation Interests, the Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Participation Interests free and clear of any Liens (other than Liens created in favor of Buyer pursuant to this Agreement and Liens created by or through Buyer).
(v)    There are (x) no outstanding rights, options, warrants or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with any Participation Certificate or any Participation Interests, (y) no agreements on the part of Seller to issue, sell or distribute any Participation Certificate or Participation Interests (other than to Buyer), and (z) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of any Participation Certificate or Participation Interests.
(vi)    Each Participation Certificate is a certificated security in registered form. It is the intent of the parties hereto that each Participation Certificate constitute a “security” as that term is defined in Section 8-102 of the New York Uniform Commercial Code.
(vii)    No fraudulent acts were committed by any Seller Party or Affiliates thereof in connection with the issuance of any Participation Certificates or Participation Interests.

LEGAL02/40464938v16

(viii)    No Seller Party is a party to any document, instrument or agreement, and there is no document, instrument or agreement, that by its terms modifies or affects the rights and obligations of any holder of such Participation Interests for which Buyer’s consent has not been obtained and no Seller Party has consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists (other than changes or waivers to which Buyer has consented).
(ix)    No Participation Interests have been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof, except in connection with Underlying Assets.
(x)    Other than consents and approvals obtained as of the related Purchase Date or those already granted in the Principal Agreements governing such Participation Interests, no consent or approval by any Person is required in connection with Seller’s sale, and/or Buyer’s acquisition of such Participation Interests, or Buyer’s exercise of any rights or remedies in respect of such Participation Interests or for Buyer’s sale, pledge or other disposition of such Participation Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Participation Interests.
(xi)    The issuance of Participation Interests by the Guarantor to the Seller was not for or on account of an antecedent debt owed by the Guarantor to the applicable Seller and is not voidable or subject to avoidance under the Bankruptcy Code.
8.2Representations and Warranties Concerning Purchased Assets and Underlying Assets. Each Seller Party represents and warrants to and covenants with Buyer that the representations and warranties contained on Exhibit L hereto are true and correct with respect to each Purchased Asset and Underlying Asset as of the related Purchase Date through and until the related Repurchase Date.
8.3Continuing Representations and Warranties. Without limiting the generality of Section 8.2 of the Agreement, by submitting an Asset Data Record hereunder, each Seller Party shall be deemed to have represented and warranted the truthfulness and completeness of the representations and warranties set forth in Exhibit L hereto.
8.4Amendment of Representations and Warranties. From time to time, Buyer and Seller Parties may by mutual written agreement amend the representations and warranties set forth in Exhibit L hereto. Any such amendment shall not apply to Transactions entered into prior to the effective date of the amendment and in no event shall the amendment apply to any Transaction on a retroactive basis.
ARTICLE 9
AFFIRMATIVE COVENANTS
Each Seller Party hereby covenants and agrees with Buyer that during the term of this Agreement and for so long as there remain any obligations of Seller Parties to be paid or performed under the Principal Agreements:

LEGAL02/40464938v16

9.1Financial Statements and Other Reports.
(a)Interim Statements. Within [***] days after the end of each calendar month, Guarantor shall deliver to Buyer financial statements of Guarantor, including statements of income and changes in shareholders’ equity (or its equivalent) for the period from the beginning of such fiscal year to the end of such month, and the related balance sheet as of the end of such month, all in reasonable detail and certified by the chief financial officer of Guarantor, subject, however, to year-end audit adjustments.
(b)Annual Statements. Within [***] days following the end of Guarantor’s fiscal year, Guarantor shall deliver to Buyer audited financial statements of Guarantor, including statements of income and changes in shareholders’ equity (or its equivalent) for such fiscal year and the related balance sheet as at the end of such fiscal year, all in reasonable detail and accompanied by an unqualified opinion of a certified public accounting firm reasonably satisfactory to Buyer including a management representation letter signed by the chief financial officer of Guarantor stating that the financial statements fairly present the financial condition and results of operations of Guarantor as of the end of, and for, such year.
(c)Officer’s Certificate. Together with the financial statements required to be delivered pursuant to Sections 9.1(a) and (b), Guarantor shall deliver to Buyer an officer’s certificate in substantially the form set forth as Exhibit E hereto, or in such other form as mutually agreed between the parties.
(d)Reserved.
(e)Reserved.

(f)Hedging Reports. Seller Parties shall deliver to Buyer, or cause to be delivered to Buyer on each Monday, or if Monday is not a Business Day, the next succeeding Business Day, a hedging report in a form reasonably satisfactory to Buyer. Seller Parties shall review their hedging policies periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller Parties’ business objectives. Seller Parties shall provide a current copy of each Seller Party’s hedging policies upon the reasonable request of the Buyer.
(g)Reports and Information Regarding Purchased Assets. Seller Parties shall deliver to Buyer, with reasonable promptness upon Buyer’s reasonable request, copies of documentation in connection with the underwriting and origination of any Underlying Asset that evidences compliance with, (x) with respect to all Underlying Assets other than a Bond Loan – 1st Lien or Ginnie Mae EBO Mortgage Loans for which the originator received the related original loan application prior to January 10, 2014, the Ability to Repay Rule and, (y) with respect to all Underlying Assets other than a Bond Loan – 1st Lien, Ginnie Mae EBO Mortgage Loans for which the originator received the related original loan application prior to January 10, 2014 and a Permitted Non-Qualified Mortgage Loan, the QM Rule, as applicable.

(h)Monthly Collateral Tape. Seller Parties shall, or shall cause Servicer to, deliver within five (5) days after the end of each month, a collateral tape including data fields

LEGAL02/40464938v16

representing the Underlying Assets subject to Transactions hereunder as of the end of such month, in a form mutually acceptable to the Buyer and Seller.
(i)Reserved.
9.2Reserved.
9.3Notice. To the extent permitted by applicable law and regulatory authority, Seller Parties shall give Buyer prompt written notice, in reasonable detail no later than [***] Business Days, (except for clause (k), with respect to which notice shall be provided within [***] Business Days) following a Responsible Officer of any Seller Party becoming aware of:
(a)any Control Failure or eNote Secured Party Failure with respect to an Underlying Asset that is an eMortgage Loan or any eNote Replacement Failure;
(b)any action, suit or proceeding instituted against any Seller Party in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) or any issuance of consent order by any Governmental Authority, if such action, suit, proceeding or consent order, or any such action, suit, proceeding or consent order, (i) (x) with respect to Seller, involves a potential liability greater than $[***] and (y) with respect to the Guarantor, involves a potential liability, on an individual or aggregate basis, equal to or greater than [***] of Guarantor’s Tangible Net Worth (as of the most recent month end), (ii) is reasonably likely to result in a Material Adverse Effect, if determined adversely, (iii) questions or challenges the validity or enforceability of any of the Principal Agreements or (iv) pertains to Underlying Assets with a combined aggregate unpaid principal balance of at least $[***] , and questions or challenges compliance with, (x) with respect to any Underlying Asset other than Bond Loans – 1st Lien or Ginnie Mae EBO Mortgage Loans for which the originator received the related original loan application prior to January 10, 2014, the Ability to Repay Rule or (y) with respect to any Underlying Asset other than Bond Loans – 1st Lien, Ginnie Mae EBO Mortgage Loans for which the originator received the related original loan application prior to January 10, 2014 and Permitted Non-Qualified Mortgage Loans, the QM Rule;
(c)the filing, recording or assessment of any federal, state or local tax lien against any Seller Party or any of its assets, and with respect to the Guarantor only, on an individual or aggregate basis, equal to or greater than [***] of Guarantor’s Tangible Net Worth (as of the most recent month end);
(d)the occurrence of any Potential Default or Event of Default;
(e)the actual or written notice of intent of suspension, revocation or termination, for cause, of any Seller Party’s licensing or eligibility with a Governmental Authority or Agency, as an approved, licensed lender, seller, mortgagee or servicer;
(f)the suspension, revocation or termination for cause of any (x) Agency or (y) material agreement with an Approved Investor that is not an Agency and is the only Approved Investor for a Type of Underlying Asset; to facilitate the sale and/or origination of residential mortgage loans or residential mortgage-backed securities;
(g)Guarantor incurs any additional material Debt in excess of $[***] individually or in the aggregate (other than (i) the Existing Debt, (ii) Debt incurred in connection with a

LEGAL02/40464938v16

mortgage loan repurchase agreement or a warehouse facility or similar credit facility or mortgage servicing rights or servicing advance facility, (iii) Debt incurred with Buyer or its Affiliates, and (iv) usual and customary accounts payable for a mortgage company);
(h)reserved;
(i)any Purchased Asset or Underlying Asset ceases to be an Eligible Asset or Eligible Underlying Asset, as applicable;
(j)any Change of Control of any Seller Party;
(k)an event of default under any Debt (i) with respect to the Seller, in excess of $[***] and (ii) with respect to the Guarantor, in excess of $[***], and in the case of clause (ii), has occurred (and with respect to an event of default that must be declared in order to enforce applicable remedies under the terms of such Debt, an event of default has been declared) including, without limitation, if (A) the Debt that was the basis for such event of default has been discharged, repaid, liquidated, accelerated, terminated and/or closed-out, (B) the holder or holders thereof have rescinded, annulled or waived the acceleration, notice or action (as the case may be) giving rise to such event of default, or (C) the default that was the basis for such event of default has been cured;
(l)any other action, event or condition of any nature that may reasonably be expected to lead to or result in a Material Adverse Effect;
(m)any (i) change to the location of its chief executive office/chief place of business from that specified in Section 8.1(t), (ii) change in the name, identity or corporate structure (or the equivalent) or change in the location where any Seller Party maintains its records with respect to the Purchased Assets or any Purchased Items, or (iii) reincorporation or reorganization of any Seller Party under the laws of another jurisdiction; provided, however, that no additional notice shall be required in connection with Guarantor’s name change as contemplated by Section 14.28;
(n)(i) any material penalties, sanctions or charges levied against any Seller Party, (ii) any material adverse change in Approval status, or (iii) the commencement of any non-routine Agency Audit, investigation, or the institution of any action against any Seller Party (other than those that, pursuant to a legal requirement, may not be disclosed), in each case by any Agency, HUD, the FHA, the VA or the RD or any other agency, or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, any Seller Party;
(o)with respect to Underlying Assets that constitute Government Mortgage Loans, any fact or circumstance which would cause (a) such Mortgage Loan to be ineligible for FHA Mortgage Insurance, a VA loan guaranty or a RD loan guaranty, as applicable, (b) the FHA, the VA or the RD to deny or reject such Mortgagors’ application for FHA Mortgage Insurance, a VA loan guaranty or a RD loan guaranty, respectively, or (c) the FHA, the VA or the RD to deny or reject any claims with respect to such Underlying Assets under any FHA Mortgage Insurance Contract, VA Loan Guaranty Agreement or RD Loan Guaranty Agreement, respectively; and

LEGAL02/40464938v16

(p)any change to the date on which any Seller Party’s fiscal year begins from such Seller Party’s current fiscal year beginning date.
9.4Existence, Etc. Each Seller Party shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for such Seller Party to conduct its business and to perform its obligations under the Principal Agreements, (ii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if the failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, (iii) maintain adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and (iv) pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its properties prior to the date on which penalties attach thereto, except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.
9.5Servicing of Mortgage Loans. Subject to Section 6.2 above, Servicer shall subservice all Underlying Assets at Guarantor’s expense and without charge of any kind to Buyer. Guarantor may delegate its obligations hereunder to subservice the Underlying Assets (subject to Section 6.2) to an independent servicer provided that such independent subservicer and the related Servicing Agreement has been approved by Buyer and such independent subservicer has executed a Servicer Notice with Buyer. The failure of Guarantor to obtain the prior approval of Buyer regarding the delegation of its subservicing obligations to an independent subservicer and/or the failure of the independent subservicer to execute and return to Buyer a Servicer Notice shall be considered a Servicer Termination Event hereunder. In any event, Guarantor or its delegate shall subservice such Underlying Assets with the degree of care and in accordance with the subservicing standards of prudent mortgage servicers servicing assets similar to the Purchased Assets, including those required by Fannie Mae, Freddie Mac and Ginnie Mae.
9.6Evidence of Purchased Assets. Seller Parties shall indicate on its books and records (including its computer records) that each Purchased Asset has been included in the Purchased Items.
9.7Defense of Title; Protection of Purchased Items. Each Seller Party warrants and will defend the right, title and interest of Buyer in and to all Purchased Items and Residual Collateral against all adverse claims and demands of all Persons whomsoever (other than any claim or demand related to any act or omission of Buyer, which claim or demand does not arise out of or relate to any breach or potential breach of a representation or warranty by any Seller Party under this Agreement). Each Seller Party will comply with all applicable laws, rules and regulations of any Governmental Authority applicable to such Seller Party or relating to the Purchased Items or Residual Collateral and cause the Purchased Items and the Residual Collateral to comply with all applicable laws, rules and regulations of any such Governmental Authority. As required to protect or preserve the Purchased Items or the rights of Buyer therein, each Seller Party shall, upon the occurrence and during the continuation of an Event of Default and to the extent allowed by applicable law and the applicable Agency Guides, allow Buyer (a) to inspect any Mortgaged Property relating to an Underlying Asset; (b) to appear in or intervene in any proceeding or matter affecting any Purchased Asset or other Purchased Item or the value thereof; (c) to initiate, commence, appear in and defend any foreclosure, action, bankruptcy or proceeding which could affect Buyer’s ownership or security of the Purchased Items or the

LEGAL02/40464938v16

value thereof, or the rights and powers of Buyer; (d) to contest by litigation or otherwise any lien asserted against any Residual Collateral or other Purchased Items (or against the related Mortgaged Property), the improvements, or the personal property identified therein; and/or (e) to make payments on account of such encumbrances, charges, or liens and to service any Underlying Asset and take any action it may deem appropriate to collect all amounts due and owing with respect to any Purchased Items or Residual Collateral or any part thereof or to enforce any rights with respect thereto. All reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees (including, but not limited to, those incurred on appeal), that Buyer may incur with respect to any of the foregoing and with respect to the protection or preservation of the Purchased Items or Residual Collateral or the rights of Buyer, during the continuation of an Event of Default shall be payable by Seller.
9.8Further Assurances. Each Seller Party shall, at its reasonable expense, promptly procure, execute and deliver to Buyer, upon request, all such other and further documents, agreements and instruments reasonably requested by Buyer in compliance with or accomplishment of the covenants and agreements of Seller Parties in this Agreement.
9.9Fidelity Bonds and Insurance. Guarantor shall maintain an insurance policy, in a form and substance satisfactory to Buyer, covering against loss or damage relating to or resulting from any breach of fidelity by Seller Parties, or any officer, director, employee or agent of Seller Parties, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions, such that Buyer shall have the right to pursue any claim for coverage available to any named insured to the full extent allowed by law. This policy shall name Buyer as a loss payee with an unlimited right of action and shall provide coverage in an amount as required by the Fannie Mae Guide.
9.10Table-Funded Mortgage Loans. In connection with the funding of each new origination Wet Mortgage Loan or Dry Mortgage Loan as to which the origination funds are being remitted to the closing table, Seller Parties shall provide to the applicable Closing Agent, (i) closing and disbursement instructions in the form customarily provided by the Seller, and (ii) final closing instructions which shall stipulate the title insurance company that will be issuing the applicable title insurance policy and Closing Protection Letter (if applicable), which title insurance company shall be an Acceptable Title Insurance Company. In no event shall any Seller Party use such final closing instructions to modify or attempt to modify the terms of the Irrevocable Closing Instructions unless such modifications are agreed to in advance and in writing by Buyer. No Seller Party shall otherwise modify or attempt to modify the terms of the Irrevocable Closing Instructions without Buyer’s prior written approval. If the Closing Agent is not an Acceptable Title Insurance Company, except as otherwise permitted pursuant to Section 3.7(a)(i), Seller Parties shall also (a) confirm that the closing is covered by a blanket Closing Protection Letter issued to Buyer by the title insurance company stipulated in the final closing instructions, and shall provide a copy of such Closing Protection Letter to Buyer; (b) provide to Buyer such alternative documentation as is specified at Section 3.7(a)(ii)(3); or (c) provide Buyer (1) a Closing Protection Letter covering the closing issued to Seller by the title insurance company stipulated in the final closing instructions and (2) a duly executed Assignment of Closing Protection Letter relating to the above referenced Closing Protection Letter naming Buyer as the assignee; provided, however, that for the avoidance of doubt, a Closing Protection Letter and Assignment of Closing Protection Letter, or additional documentation as specified in Section 3.7(a)(ii)(3), shall not be required hereunder unless and until the Underlying Assets (a) which were table-funded using, in part, the Purchase Price, (b) where title insurance is provided by a Person other than Title Source, Inc., and (c) regarding which a Closing Protection Letter

LEGAL02/40464938v16

has not been provided, exceed (i) [***] of Guarantor’s Tangible Net Worth in the case of Wet Mortgage Loans and (ii) [***] of Guarantor’s Tangible Net Worth in the case of all other Mortgage Loans, in the aggregate, in each case, measured as of the end of Seller’s most recent fiscal quarter.
9.11Reserved.
9.12ERISA. As soon as reasonably possible, and in any event within thirty (30) days after any Seller Party knows or has reason to believe that any of the events or conditions specified below with respect to any Plan has occurred or exists, a statement signed by a senior financial officer of such Seller Party setting forth details respecting such event or condition and the action, if any, that such Seller Party or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Seller Party or an ERISA Affiliate with respect to such event or condition):
(a)any Reportable Event or failure to meet minimum funding standards, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any request for a waiver under Section 412(c) of the Code for any Plan;
(b)the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by a Seller Party or an ERISA Affiliate to terminate any Plan;
(c)the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by a Seller Party, any Subsidiary or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;
(d)the complete or partial withdrawal from a Multiemployer Plan by any Seller Party, any Subsidiary or any ERISA Affiliate that results in a material liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by a Seller Party, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;
(e)the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller, any Subsidiary or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within [***] days; and
(f)the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if a Seller Party, any Subsidiary or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.
9.13Reserved.

LEGAL02/40464938v16

9.14MERS. Each Seller Party will comply in all material respects with the rules and procedures of MERS in connection with the servicing of all Underlying Assets that are registered with MERS and, with respect to Underlying Assets that are eMortgage Loans, the maintenance of the related eNotes on the MERS eRegistry for as long as such Underlying Assets are so registered.
9.15Agency Audit and Approval Maintenance. Each Seller Party shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, (ii) provide Buyer with copies of such Agency Audits promptly upon Buyer’s request, and (iii) take all actions necessary to maintain its respective Approvals; provided, that, it shall not be a breach of this Section 9.15 should (a) any Seller Party no longer maintain an applicable Approval so long as the failure to maintain such Approval is an independent decision of such Seller Party and in no way is attributed to a disapproval or other adverse action taken against such Seller Party specifically (as opposed to all approved lenders generally) by the applicable Agency, FHA, VA, HUD or RD, and (b) each Seller Party maintains at least one Approval.
9.16Reserved.
9.17Financial Covenants and Ratios. Guarantor shall at all times comply with any financial covenants and/or financial ratios set forth in the “Financial Covenants” section of the Transactions Terms Letter.
9.18Beneficial Ownership Certification. Each Seller Party shall at all times either (i) ensure that such Seller Party has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Buyer an updated Beneficial Ownership Certification within one (1) Business Day following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.
9.19Special Purpose Entity Provisions. Seller shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by the Principal Agreements and, prior to the occurrence of an Event of Default, the assets and dispositions thereof, including sales, distributions or contributions of assets made by Seller as promptly as practicable following the date on which such assets are no longer subject to a Transaction; (b) not incur any Debt or obligation, secured or unsecured, direct or indirect, absolute or contingent, other than pursuant to the Principal Agreements; (c) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of its Affiliates other than the assets and transactions specifically contemplated by the Principal Agreements; (d) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the Buyer’s prior written consent which shall not be unreasonably withheld; (g) maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of applicable law); provided, that (i) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not

LEGAL02/40464938v16

available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Seller’s own separate balance sheet (if prepared) and (iii) such Seller shall file its own tax returns if filed, except to the extent consolidation is required or permitted under applicable law; (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other; (i) not enter into any transactions with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction except as expressly permitted hereunder; (j) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (k) not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (l) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (m) will not hold itself out to be responsible for the debts or obligations of any other Person; (n) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (o) use separate stationery, invoices and checks bearing its own name; (p) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; and (q) not pledge its assets to secure the obligations of any other Person except as contemplated under the Principal Agreements. Seller shall (i) be a Delaware limited liability company and (ii) not take any Insolvency Event with respect to itself.
9.20Participation Interests as Securities. The parties acknowledge and agree that the Participation Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code. Each Seller Party covenants and agrees that the Participation Interests (i) are not and will not be dealt in or traded on securities exchanges or securities markets, and (ii) are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Each Seller Party shall, at its sole cost and expense, take all steps as may be necessary in connection with the indorsement, transfer, delivery and pledge of all Participation Interests to Buyer. No Seller Party shall issue any new classes under existing Participation Certificates that are subject to Transactions hereunder without Buyer’s prior written consent, which shall not be unreasonably withheld.
ARTICLE 10
NEGATIVE COVENANTS
Each Seller Party hereby covenants and agrees with Buyer that during the term of this Agreement and for so long as there remain any obligations of Seller to be paid or performed under this Agreement, Seller shall comply with the following:
10.1Debt. Seller shall not incur any additional Debt without the prior written consent of Buyer other than Debt in connection with the Principal Agreements.
10.2Lines of Business. Without [***] days prior written notice to the Buyer, no Seller Party shall engage to any substantial extent in any line or lines of business activity other than the businesses generally carried on by (i) Seller Parties as of the Effective Date, or (ii) other similar consumer or mortgage lending business.

LEGAL02/40464938v16

10.3Subordinated Debt. No Seller Party shall, either directly or indirectly, without the prior written consent of Buyer, pay any Subordinated Debt if such payment shall cause an Event of Default. Further, if an Event of Default shall have occurred and for as long as such is occurring, no Seller Party shall, either directly or indirectly, without the prior written consent of Buyer, make any payment of any kind thereafter on such Subordinated Debt until all obligations of Seller Parties hereunder have been paid and performed in full.
10.4Loss of Eligibility. No Seller Party shall, either directly or indirectly, without the prior written consent of Buyer, take, or fail to take, any action that would cause any Seller Party to lose all or any part of its status as an eligible lender, seller, mortgagee or servicer of any Agency or willfully terminate its status as an eligible lender, seller, mortgagee or servicer of any Agency, in each case to the extent such would materially and adversely affect any of the Purchased Assets or cause any Seller Party to not be able to perform its obligations hereunder, without forty-five (45) days prior written notice to Buyer.
10.5Loans to Officers, Employees and Shareholders. Seller shall not, either directly or indirectly, without the prior written consent of Buyer, make any personal loans or advances to any officers, employees, shareholders, members, partners or owners of Seller. Guarantor shall not, either directly or indirectly, without the prior written consent of Buyer, make any personal loans or advances to any officers, employees, shareholders, members, partners or owners of Guarantor in an aggregate amount exceeding [***] of Guarantor’s Tangible Net Worth; provided, however, that Guarantor shall be entitled to make a personal loan or advance to a majority shareholder, member, partner or owner of Guarantor without the prior written consent of Buyer provided that (i) an Event of Default is not existing and will not occur as a result thereof and (ii) such loan or advance is clearly reflected on Guarantor’s financial reports provided to Buyer.
10.6Liens on Purchased Assets and Purchased Items. Each Seller Party acknowledges that with respect to each Transaction it shall have sold the Purchased Assets and related Purchased Items and Residual Collateral and shall have granted to Buyer a first priority security interest in such assets in the event such Transaction is deemed a loan. Accordingly, no Seller Party shall create, incur, assume or suffer to exist any lien upon the Purchased Assets or the Purchased Items, other than as granted to Buyer herein; provided, however, that interests in the Servicing Rights related to any Mortgage Loans included in a Pledged Security may be subject to the rights of the respective Agency.
10.7Transactions with Affiliates. No Seller Party shall, directly or indirectly, enter into any transaction with its Affiliates, if any, without the prior written consent of Buyer, including, without limitation, (a) making any loan, advance, extension of credit or capital contribution to an Affiliate, (b) transferring, selling, pledging, assigning or otherwise disposing of any of its assets to or on behalf of an Affiliate, (c) purchasing or acquiring assets from an Affiliate, or (d) paying management fees to or on behalf of an Affiliate; provided, however, that Seller Parties may, without the prior written consent of Buyer, and provided that an Event of Default is not existing and will not occur as a result thereof, engage in a transaction(s) with any or all of its Affiliates if (i) with respect to Guarantor, such transaction is with One Reverse Mortgage, LLC, and/or One Mortgage Holdings, LLC, so long as One Reverse Mortgage, LLC and/or One Mortgage Holdings, LLC is directly or indirectly 100% owned by the Guarantor, (ii) such transaction is in the ordinary course of such Seller Party’s mortgage banking business, (iii) such transaction is upon fair and reasonable terms no less favorable to such Seller Party had such Seller Party entered into a comparable arm length’s transaction with a Person which is not an

LEGAL02/40464938v16

Affiliate, (iv) such transaction is to pay any dividends or distributions permitted by Section 10.9, (v) such transaction is to incur debt permitted pursuant to Section 10.1, (vi) such transaction is to make loans allowed under Section 10.5, or (vii) with respect to Guarantor, such transaction is to issue any guarantee with respect to (A) One Reverse Mortgage, LLC and/or One Mortgage Holdings, LLC not in excess of $[***], or (b) any other Affiliate not in excess of $[***].
10.8Consolidation, Merger, Sale of Assets and Change of Control. No Seller Party shall, directly or indirectly, (a) wind up, liquidate or dissolve its affairs; (b) enter into any transaction of merger or consolidation with any Person; (c) convey, sell, lease or otherwise dispose of, or agree to do any of the foregoing at any future time, all or substantially all of its property or assets; (d) form or enter into any partnership, joint venture, syndicate or other combination which could have a Material Adverse Effect; or (e) allow a Change of Control to occur with respect to such Seller Party, without prior written consent of Buyer; provided, however, that each Seller Party may, without the prior written consent of Buyer, and provided that an Event of Default is not existing and will not occur as a result thereof: (i) merge or consolidate with any Person if such Seller Party is the surviving and controlling entity and (ii) in the ordinary course of such Seller Party’s mortgage banking business, sell equipment that is uneconomic or obsolete and acquire Mortgage Loans for resale and sell Mortgage Loans.
10.9Payment of Dividends and Retirement of Stock. If an Event of Default related to any Seller Party’s failure to comply with Section 9.17 hereof has occurred and is continuing or will occur as a result of such payments, no Seller Party shall pay any dividends or distributions with respect to any capital stock or other equity interests in such Seller Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller Party; provided, however, that the foregoing restriction shall not apply with respect to the payment of dividends or the making of any such other distributions, in each case, solely in connection with the payment of taxes.
10.10Purchased Items. Except as otherwise contemplated by this Agreement, no Seller Party shall attempt to resell, reassign, retransfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or the related Purchase Commitment) any of the Purchased Assets or other Purchased Items or Residual Collateral or any interest therein. No Seller Party shall, without prior written consent of Buyer, amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Purchased Item.
10.11Regulation W. No Seller Party shall use the proceeds from the transfer of funds from Buyer to any Seller Party to effect transactions with any affiliate (as defined in 12 CFR §223.2 or 12 USC §371c) of Buyer.
ARTICLE 11
DEFAULTS AND REMEDIES
11.1Events of Default. The occurrence of any of the following conditions or events shall be an Event of Default:
(a)failure of Seller to transfer the Purchased Assets or of Guarantor to pledge the related Underlying Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price);

LEGAL02/40464938v16

(b)failure of any Seller Party, as applicable, to (i) repurchase the Purchased Assets on the applicable Repurchase Date, (ii) repurchase Purchased Assets (or obtain the release of Underlying Assets upon repayment of the related Repurchase Price) pursuant to Section 2.10, or (iii) perform its obligations under Section 6.3(b) and such Seller Party has not paid the related Repurchase Price;
(c)failure of any Seller Party to pay (i) any payment of Price Differential or Repurchase Price hereunder or under any other Principal Agreement within one (1) Business Day following receipt by Seller Parties of notice of such default, (ii) expenses or fees and amounts due and owing to the Custodian, where such failure to pay expenses or fees and amounts due and owing to the Custodian continues for more than [***] days after receipt by Seller Parties of notice of such default, or (iii) any other payment obligations under the Principal Agreements, within [***] Business Days following receipt by Seller Parties of notice of such default;
(d)the occurrence of an event of default under any other Debt of any Seller Party in excess of (i) with respect to Seller, $[***] and (ii) with respect to Guarantor, $[***], and in the case of clause (ii), which event of default has resulted in the acceleration of all obligations under the agreement governing such Debt; provided that an Event of Default arising under this this subsection (d) and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by Buyer, if, within two (2) Business Days after Guarantor received notice of such acceleration, (A) the Debt that was the basis for such event of default has been discharged, (B) the holder or holders thereof have rescinded, annulled or waived the acceleration, notice or action (as the case may be) giving rise to such event of default, or (C) the default that was the basis for such event of default has been cured;
(e)[reserved];
(f)[reserved];
(g)any representation, warranty or certification made or deemed made herein or in any other Principal Agreement by any Seller Party or any certificate furnished to Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished and such occurrence shall not have been remedied within [***] Business Days of the earlier of receipt by such Seller Party of notice from Buyer or upon knowledge by a Responsible Officer of such Seller Party (other than the representations and warranties set forth in Section 8.2 which shall be considered solely for the purpose of determining the Asset Value of the Underlying Assets; unless (i) such Seller Party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Buyer in good faith to be materially false or misleading on a regular and systemic basis, in which case there shall be no such cure period);
(h)(i) the failure of any Seller Party to perform, comply with or observe any term, covenant or agreement applicable to such Seller Party as contained in Section 9.4 (Existence, Etc.) (solely to the extent that any Seller Party fails to maintain its legal existence); provided that if such Seller Party provides Buyer with written evidence reasonably satisfactory to Buyer that such failure is solely the result of an administrative error, such failure shall

LEGAL02/40464938v16

only be deemed an Event of Default, if such failure to comply shall continue unremedied for a period of [***] Business Days; (ii) the failure of any Seller Party to perform, comply with or observe any term, covenant or agreement applicable to Seller Parties as contained in Sections 9.12, 9.17, 10.1, 10.6 (solely in the event that more than [***] of the Underlying Assets are, as of the date of determination, impacted by a breach of Section 10.6), 10.8, 10.9 or 10.10 (other than with respect to a breach thereof arising from such Seller Party, in the absence of fraud, gross negligence or willful misconduct, sending Mortgage Loan Documents to a Person other than the Custodian or as otherwise approved under the Custodial Agreement; provided that such Mortgage Loan Documents shall be returned to Custodian within [***] Business Days of the earlier of receipt by such Seller Party of notice from Buyer or upon knowledge by a Responsible Officer of such Seller Party) of this Agreement, irrespective of any cure period; or (iii) the failure of any Seller Party to perform, comply with or observe any other term, covenant or agreement applicable to such Seller Party as contained in this Agreement (not listed in clause (i) or (ii) hereof) and such occurrence shall not have been remedied within [***] Business Days following the earlier of written notice from the Buyer or knowledge of a Responsible Officer of such Seller Party;
(i)an Insolvency Event shall have occurred with respect to any Seller Party; or any Seller Party shall admit in writing its inability to, or intention not to perform any of its obligations under this Agreement or any of the other Principal Agreements; provided, that, without limiting any Event of Default that has occurred or Buyer’s rights under this Agreement, the Seller Party contesting interpretation of a provision shall not, by itself, be deemed to be an admission of such Seller Party’s intention not to perform any of its obligations under this Agreement or any of the other Principal Agreements;
(j)(i) one or more judgments or decrees shall be entered against Seller in an amount greater than $[***] and (ii) one or more judgments or decrees shall be entered against Guarantor or any of its Subsidiaries involving a liability equal to the lesser of (A) $[***] and (B) [***] of Guarantor’s Tangible Net Worth, or more (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within [***] days after entry thereof;
(k)any Plan maintained by any Seller Party, any Subsidiary of any Seller Party or any ERISA Affiliate shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof any Seller Party’s liability, any such Subsidiary’s liability or any ERISA Affiliate’s liability to the PBGC, the Plan or any other entity on termination under the Plan exceeds the then current value of assets accumulated in such Plan by more than fifty thousand ($50,000) dollars (or in the case of a termination involving any Seller Party as a “substantial employer” (as defined in Section 4001 (a)(2) of ERISA) the withdrawing employer’s proportionate share of such excess shall exceed such amount);
(l)any Seller Party or any Subsidiary of any Seller Party or any ERISA Affiliate, in each case, as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer

LEGAL02/40464938v16

Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in (i) an annual amount exceeding fifty thousand ($50,000) dollars, or (ii) an aggregate amount exceeding five hundred thousand ($500,000) dollars;
(m)(i) any Seller Party, its Subsidiary, or its ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that results in a material liability to any Seller Party, its Subsidiary, or its ERISA Affiliate, (ii) a determination that a Plan is “at risk” (within the meaning of Section 303 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Seller Party or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Seller Party or any ERISA Affiliate shall file an application for a minimum funding waiver under section 302 of ERISA or section 412 of the Code with respect to any Plan, (v) any material obligation for post-retirement medical costs (other than as required by COBRA) exists, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect, as determined in Buyer’s good faith discretion, or (vii) the assets of any Seller Party, any Subsidiary of any Seller Party, or any ERISA Affiliate become plan assets within the meaning of 29 CFR 2510.3-101 as modified by section 3(42) of ERISA;
(n)any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to (i) condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property or assets of any Seller Party; (ii) displace the management of any Seller Party or to curtail its authority in the conduct of its business; or (iii) to remove, limit or restrict the approval of any Seller Party as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and any such action provided for in this subsection (n) shall not have been discontinued or stayed within thirty (30) days;
(o)any Seller Party shall purport to disavow its obligations hereunder or shall contest the validity or enforceability of the Principal Agreements or Buyer’s interest in any Purchased Asset or other Purchased Items or Residual Collateral;
(p)reserved;
(q)a default by the any Seller Party shall occur and be continuing beyond the expiration of any applicable grace period under any other Principal Agreement;
(r)a Material Adverse Effect shall occur with respect to any Seller Party which is reasonably likely to affect such Seller Party’s ability to perform its obligations under the Principal Agreements, as determined in Buyer’s good faith discretion;
(s)a default shall occur under the Guaranty that continues beyond the expiration of any applicable grace period or Guarantor shall otherwise fail to perform its obligations under the Guaranty;

LEGAL02/40464938v16

(t)reserved;
(u)reserved;
(v)any Seller Party’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of any Seller Party as a “going concern” or reference of similar import;
(w)reserved;
(x)reserved; or
(y)a Change of Control of any Seller Party shall have occurred without the prior consent of Buyer unless (i) waived by Buyer in writing, or (ii) any Seller Party shall have repurchased all Underlying Assets subject to Transactions within one (1) Business Day.
An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
11.2Remedies. Upon the occurrence of an Event of Default, Buyer may, by notice to Seller Parties, declare all or any portion of the Repurchase Prices related to the outstanding Transactions to be immediately due and payable whereupon the same shall become immediately due and payable, and the obligation of Buyer to enter into Transactions shall thereupon terminate; provided that the acceleration of all Repurchase Prices and termination of Buyer’s obligation to enter into Transactions shall immediately occur upon the occurrence of an Event of Default under Section 11.1(i), notwithstanding that Buyer may not have provided any such notice to Seller Parties. Further, it is understood and agreed that upon the occurrence of an Event of Default, each Seller Party shall strictly comply with the negative covenants contained in Article 10 hereunder and in no event shall any Seller Party declare and pay any dividends (other than as set forth in Section 10.9), incur additional Subordinated Debt, make payments on existing Subordinated Debt or otherwise distribute or transfer any of any Seller Party’s property and assets to any Person (other than as set forth in Section 10.9) without the prior written consent of Buyer. Upon the occurrence of any Event of Default, Buyer may also, at its option, exercise any or all of the following rights and remedies:
(a)enter the office(s) of any Seller Party in accordance with Applicable Law and take possession of any of the Purchased Assets and Underlying Assets and Residual Collateral including any records relating thereto;
(b)communicate with and notify Mortgagors of the Underlying Assets and obligors under other Underlying Assets or on any portion thereof, whether such communications and notifications are in verbal, written or electronic form, including, without limitation, communications and notifications that the Underlying Assets have been assigned to Buyer and that all payments thereon are to be made directly to Buyer or its designee; settle compromise, or release, in whole or in part, any amounts owing on the Underlying Assets or any portion of the Underlying Assets, on terms acceptable to Buyer; enforce payment and prosecute any action or proceeding with respect to any and all Underlying Assets; and where any Underlying Asset is in default, foreclose upon and enforce security interests in, such Underlying Asset or other Item by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure;

LEGAL02/40464938v16

(c)collect payments from Mortgagors and/or assume servicing of, or contract with a third party to subservice, any or all Underlying Assets requiring servicing and/or perform any obligations required in connection with Purchase Commitments, with all of any such third party’s fees to be paid by Seller Parties. In connection with collecting payments from Mortgagors and/or assuming servicing of any or all Underlying Assets, Buyer may take possession of and open any mail addressed to any Seller Party relating to the Underlying Assets, remove, collect and apply all payments for any Seller Party, sign any Seller Party’s name to any receipts, checks, notes, agreements or other instruments or letters or appoint an agent to exercise and perform any of these rights. If Buyer so requests, Seller Parties shall promptly forward to Buyer or its designee, all further mail and all “trailing” documents, such as title insurance policies, deeds of trust, and other documents, and all loan payment histories, both in paper and electronic format, in each case, as same relate to the Underlying Assets;
(d)proceed against any Seller Party under this Agreement or against the Guarantor under the Guaranty;
(e)either (x) sell, without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may deem to be commercially reasonable for cash or for future delivery without assumption of any credit risk, any or all or portions of the Purchased Items or Residual Collateral on a servicing-retained or servicing-released basis; provided that Buyer may purchase any or all of the Purchased Items or Residual Collateral at any public or private sale; provided further that the Seller Parties shall remain liable to Buyer for any amounts that remain owing to Buyer following any such sale and/or credit; or (y) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Items or Residual Collateral, to give any Seller Party credit for such Purchased Items or Residual Collateral (including credit for the Servicing Rights in respect of sales on a servicing-retained basis) in an amount equal to the Market Value of the Underlying Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller Parties hereunder.  Seller Parties shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence;
(f)enter into one or more hedging arrangements covering all or a portion of the Purchased Items or Residual Collateral; and/or
(g)pursue any rights and/or remedies available at law or in equity against any Seller Party.
11.3Treatment of Custodial Account. During the existence of an Event of Default, notwithstanding any other provision of this Agreement, no Seller Party shall have the right to withdraw or release any funds in any custodial account relating to the Purchased Items and Residual Collateral to itself or for its benefit, nor shall it have any right to set-off any amount owed to it by Buyer against funds held by it for Buyer in any custodial account. During the existence of an Event of Default, each Seller Party shall promptly remit to or at the direction of Buyer all funds related to the Purchased Items and Residual Collateral in the applicable custodial account relating to the Purchased Items and Residual Collateral.
11.4Sale of Purchased Items. With respect to any sale of Purchased Items or Residual Collateral pursuant to Section 11.2(e), each Seller Party acknowledges and agrees that it may not be possible to purchase or sell all of the Purchased Items or the Underlying Asset or Residual

LEGAL02/40464938v16

Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the Purchased Items and Residual Collateral may not be liquid. Seller Parties further agree that in view of the nature of the Purchased Items and Residual Collateral, liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale. Accordingly, Buyer may in its good faith discretion elect the time and manner of liquidating any Purchased Items or Residual Collateral and nothing contained herein shall obligate Buyer to liquidate any Purchased Item or Residual Collateral on the occurrence of an Event of Default, to liquidate all Purchased Items and Residual Collateral in the same manner or on the same Business Day, or constitute a waiver of any right or remedy of Buyer. Seller Parties hereby waive any claims it may have against Buyer arising by reason of the fact that the price at which the Purchased Items and Residual Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate Repurchase Price amount of the outstanding Transactions, even if Buyer accepts the first offer received and does not offer the Purchased Items and Residual Collateral, or any part thereof, to more than one offeree. Each Seller Party hereby agrees that the procedures outlined in Section 11.2(e) and this Section 11.4 for disposition and liquidation of the Purchased Items or Residual Collateral are commercially reasonable to the extent exercised in good faith by Buyer. Each Seller Party further agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Items or Residual Collateral or any portion thereof by using internet sites that provide for the auction of assets similar to the Purchased Items and Residual Collateral, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.
11.5No Obligation to Pursue Remedy. Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller Parties. Seller Parties further waive any right to require Buyer to (a) proceed against any Person, (b) proceed against or exhaust all or any of the Purchased Assets or Residual Collateral or pursue its rights and remedies as against the Purchased Assets or Residual Collateral in any particular order, or (c) pursue any other remedy in its power. Buyer shall not be required to take any steps necessary to preserve any rights of Seller Parties against holders of mortgages prior in lien to the lien of any Purchased Items or Residual Collateral or to preserve rights against prior parties. No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by Buyer of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.
11.6No Judicial Process. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller Parties hereby expressly waive, to the extent permitted by law, any right Seller Parties might otherwise have to require Buyer to enforce its rights by judicial process. Seller Parties also waive, to the extent permitted by law, any defense Seller Parties might otherwise have to its obligations under this Agreement arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets or from any other election of remedies. Seller Parties recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

LEGAL02/40464938v16

11.7Reimbursement of Costs and Expenses. Buyer may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Purchased Item or Residual Collateral, including, without limitation, payment of delinquent Taxes or assessments and insurance premiums. All reasonable and documented out-of-pocket advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements and losses resulting from any hedging arrangements entered into by Buyer pursuant to Section 11.2(f), incurred or paid by Buyer in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the Repurchase Price.
11.8Application of Proceeds. The proceeds of any sale or other enforcement of Buyer’s interest in all or any part of the Purchased Assets or Residual Collateral shall be applied by Buyer:
(a)first, to the payment of the reasonable and documented out-of-pocket costs and expenses of such sale or enforcement, including reasonable compensation to Buyer’s agents and counsel, and all liabilities and reasonable and documented out-of-pocket expenses and advances made or incurred by or on behalf of Buyer in connection therewith;
(b)second, to the costs of cover and/or related hedging transactions;
(c)third, to the payment of any other amounts due under this Agreement other than the aggregate Repurchase Price;
(d)fourth, to the payment of the aggregate Repurchase Price;
(e)fifth, to all other obligations due and owing by Seller Parties under this Agreement and the other Principal Agreements; and
(f)sixth, in accordance with Buyer’s exercise of its rights under Section 11.9 hereof.
11.9Rights of Set-Off. Buyer shall have the following right of set-off, if Seller Parties shall default in the payment or performance of any of its obligations under this Agreement, Buyer shall have the right, at any time, and from time to time, without notice, to set-off claims and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by Buyer under this Agreement to or for the credit of the account of Seller against and on account of the obligations and liabilities of any Seller Party under this Agreement then due and owing; provided, however, that the aforesaid right to set-off shall not apply to any deposits of escrow monies being held on behalf of the Mortgagors related to the Underlying Assets or other third parties. Without limiting the generality of the foregoing, Buyer shall be entitled to set-off claims and apply property held by Buyer with respect to any Transaction against obligations and liabilities owed by any Seller Party to Buyer with respect to any other Transaction. After the occurrence of an Event of Default, Buyer may set off cash, the proceeds of any liquidation of the Purchased Items and Residual Collateral and all other sums or obligations owed by Buyer to such Seller Party against all of Seller Parties’ obligations to Buyer under this Agreement or under a Transaction, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency. Buyer agrees promptly to notify Seller Parties after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

LEGAL02/40464938v16

11.10Reasonable Assurances. If, at any time during the term of the Agreement, Buyer has a good faith reason to believe that any Seller Party is not conducting its business in accordance with, or otherwise is not satisfying: (i) all applicable statutes, regulations, rules, and notices of federal, state, or local governmental agencies or instrumentalities, all applicable requirements of Approved Investors and Insurers and prudent industry standards or (ii) all applicable requirements of Buyer, as set forth in this Agreement, then, Buyer shall have the right to demand, pursuant to notice from Buyer to Seller Parties specifying with particularity the alleged act, error or omission in question, reasonable assurances from Seller Parties that such a belief is in fact unfounded, and any failure of Seller Parties to provide to Buyer such reasonable assurances in form and substance reasonably satisfactory to Buyer, within the time frame reasonably specified in such notice, shall itself constitute an Event of Default hereunder, without a further cure period. Seller Parties hereby authorize Buyer to take such actions as may be necessary or appropriate to confirm the continued eligibility of Seller Parties for Transactions hereunder, including without limitation (i) ordering credit reports and/or appraisals with respect to any Underlying Asset, (ii) contacting Mortgagors, licensing authorities and Approved Investors or Insurers, and (iii) performing due diligence reviews on the Underlying Assets and related Mortgage Loan Files pursuant to Section 6.7 and other Purchased Assets.
ARTICLE 12
INDEMNIFICATION
12.1Indemnification. Each Seller Party shall indemnify and hold harmless each of Buyer and its respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, and all reasonable and documented out-of-pocket costs, expenses and disbursements of any kind whatsoever (including reasonable fees and disbursements of its counsel) that may be imposed upon, incurred by or asserted against such Indemnified Party in any way relating to or arising out of the Principal Agreements, any other document referred to therein or any of the transactions contemplated thereby, or any Purchased Items or the Residual Collateral or any Seller Party’s obligations thereunder, other than resulting from the Indemnified Party’s gross negligence, fraud or willful misconduct. Each Seller Party also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Principal Agreement (provided that if the terms of any Principal Agreement conflict with the foregoing, the terms of the Principal Agreement shall control) or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.
12.2Reimbursement. Seller shall reimburse Buyer for all expenses required in the Transactions Terms Letter to be reimbursed when they become due and owing. In addition, Seller agrees to pay as and when billed by Buyer all of the reasonable and documented out-of pocket costs and expenses incurred by Buyer in connection with (i) the consummation and administration of the transactions contemplated hereby including, without limitation, applicable due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Purchased Assets or the Underlying Assets or Residual Collateral prior to the Effective Date, subject to the Initial Due Diligence Cap, or otherwise pursuant to Section 6.7, (ii) the development, preparation and execution of, and any amendment, supplement or modification to, any Principal Agreement or any other documents prepared in connection therewith, and (iii) all the

LEGAL02/40464938v16

reasonable and documented out-of-pocket fees, disbursements and expenses of counsel to Buyer incurred in connection with any of the foregoing, in each case subject to the limitations set forth herein, the Transactions Terms Letter, and or each other applicable Principal Agreement.
12.3Payment of Taxes.
(a)All payments made by any Seller Party under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees or withholdings (including backup withholdings), and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority (collectively, “Taxes”), but excluding income taxes (however denominated), branch profits taxes and franchise taxes imposed by the United States, a state or a foreign jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof (such exclusions from Taxes, “Excluded Taxes”), all of which shall be paid by any Seller Party for its own account not later than the date when due. If any Seller Party is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (i) make such deduction or withholding; (ii) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (iii) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (iv) pay to Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Indemnified Taxes (as defined below), a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made. In addition, each Seller Party agrees to timely pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, court or documentary taxes, intangible, filing, excise, property or similar Taxes (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by any Governmental Authority that arise from any payment made hereunder or from the execution, delivery, performance or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement (“Other Taxes”). Taxes other than Excluded Taxes shall be referred to in this Agreement as “Indemnified Taxes”.
(b)Seller Parties shall, within [***] days after demand therefor, indemnify and hold Buyer harmless from and against the full amount of any and all Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and Other Taxes arising with respect to the Purchased Assets, the Principal Agreements and other documents related thereto and fully indemnify and hold Buyer harmless from and against any and all liabilities or expenses with respect to or resulting from any delay or omission to pay such Taxes, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or assessed by the relevant Governmental Authority. Buyer shall provide to Seller Parties a certificate as to the amount of any payment or liability of Buyer with respect to such Indemnified Taxes or Other Taxes, which shall be conclusive absent manifest error.
(c)Any Buyer that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”) and that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this

LEGAL02/40464938v16

Agreement shall provide Seller Parties with properly completed United States Internal Revenue Service (“IRS”) Form W-8BEN, W-8BEN-E, W-8IMY or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces or eliminates the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. If an IRS form previously delivered expires or becomes obsolete or inaccurate in any respect, each Foreign Buyer will update such form or promptly notify Seller Parties of its legal inability to do so. For any period with respect to which a Foreign Buyer has failed to provide Seller Parties with the appropriate IRS forms prescribed by this Section 12.3(c) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which such form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Indemnified Taxes or indemnification under Section 12.3(b) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver an IRS form required hereunder, Seller Parties shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.
(d)Nothing contained in this Section 12.3 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.
12.4Buyer Payment. If any Seller Party fails to pay when due any costs, expenses or other amounts payable by it under this Article 12, such amount may be paid on behalf of such Seller Party by Buyer, in its discretion and Seller Parties shall remain liable for any such payments by Buyer. No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under any of the Principal Agreements.
12.5Agreement not to Assert Claims. Each Seller Party agrees not to assert any claim against any Indemnified Party, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Principal Agreements, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
12.6Survival. Without prejudice to the survival of any other agreement of Seller Parties hereunder, the covenants and obligations of each Seller Party contained in this Article 12 shall survive the payment in full of the Repurchase Prices and all other amounts payable hereunder and delivery of the Purchased Assets and Underlying Assets by Buyer against full payment therefor.
ARTICLE 13
TERM AND TERMINATION
13.1Term. Provided that no Event of Default has occurred and is continuing, and except as otherwise provided for herein, this Agreement shall commence on the Effective Date and continue until the Expiration Date. Following expiration or termination of this Agreement, all amounts due Buyer under the Principal Agreements shall be immediately due and payable

LEGAL02/40464938v16

without notice to Seller Parties and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Seller Parties in default, all of which are hereby expressly waived by each Seller Party.
13.2Termination.
(a)Buyer may terminate this Agreement for cause at any time by providing notice to Seller Parties. For the avoidance of doubt, cause shall be deemed to exist if (i) this Agreement or any Transaction is deemed by a court or by statute to not constitute a “repurchase agreement,” a “securities contract,” or a “master netting agreement,” as each such term is defined in the Bankruptcy Code, (ii) payments or security offered hereunder are deemed by a court or by statute not to constitute “settlement payments” or “margin payments” as each such term is defined in the Bankruptcy Code, (iii) this Agreement or any Transaction is deemed by a court or by statute not to constitute an agreement to provide financial accommodations as described in Bankruptcy Code Section 365(c)(1) or (iv) Buyer determines in its good faith discretion that there has been fraud, material misrepresentation or any similar intentional conduct on behalf of any Seller Party, its officer, directors, employees, agents and/or its representatives with respect to any of any Seller Party’s material obligations, responsibilities or actions undertaken in connection with this Agreement. Except with respect to this Section 13.2(a), during the occurrence of an Event of Default, or in the event of illegality (to the extent set forth herein), no existing Transaction may be terminated or cancelled except in accordance with Section 2.2 hereof.
(b)Upon termination of this Agreement for any reason, all outstanding amounts due to Buyer under the Principal Agreements shall be immediately due and payable without notice to Seller Parties and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Seller Parties in default, all of which are hereby expressly waived by each Seller Party. Further, any termination of this Agreement shall not affect the outstanding obligations of Seller Parties under this Agreement or any other Principal Agreement and all such outstanding obligations and the rights and remedies afforded Buyer in connection therewith, including, without limitation, those rights and remedies afforded Buyer under this Agreement, shall survive any termination of this Agreement. Buyer shall not be liable to Seller Parties for any costs, loss or damages arising from or relating to a termination by Buyer in accordance with any subsection of this Section 13.2.
13.3Extension of Term. Upon mutual agreement of Seller Parties and Buyer, the term of this Agreement may be extended. Such extension may be made subject to the terms and conditions hereunder and to any other terms and conditions as the Buyer and Seller Parties may determine to be necessary or advisable. Under no circumstances shall such an extension be interpreted or construed as a forfeiture by Buyer of any of its rights, entitlements or interest created hereunder. Each Seller Party acknowledges and understands that Buyer is under no obligation whatsoever to extend the term of this Agreement beyond the initial term.
ARTICLE 14
GENERAL
14.1Integration; Servicing Provisions Integral and Non-Severable. This Agreement, together with the other Principal Agreements, and all other documents executed pursuant to the terms hereof

LEGAL02/40464938v16

and thereof, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which such communications are merged herein. All Transactions hereunder constitute a single business and contractual relationship and each Transaction has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and the Seller Parties agree that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted. Without limiting the generality of the foregoing, the provisions of this Agreement related to the servicing and Servicing Rights of the Underlying Assets are integral, interrelated, and are non-severable from the purchase and sale provisions of the Agreement. Buyer has relied upon such provisions as being integral and non-severable in determining whether to enter into this Agreement and in determining the Purchase Price methodology for such Mortgage Loans. The integration of these servicing provisions is necessary to enable Buyer to obtain the maximum value from the sale of the Underlying Assets by having the ability to sell the Servicing Rights related to the Underlying Assets free from any claims or encumbrances. Further, the fact that Seller Parties or the Servicer may be entitled to a servicing fee for interim servicing of the Underlying Assets or that Buyer may provide a separate notice of default to Seller Parties or the Servicer regarding the servicing of the Underlying Assets shall not affect or otherwise change the intent of Seller Parties and Buyer regarding the integral and non- severable nature of the provisions in the Agreement related to servicing and Servicing Rights nor will such facts affect or otherwise change Buyer’s ownership of the Participation Interests in the Servicing Rights related to the Underlying Assets.
14.2Amendments. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is sought.
14.3No Waiver. No failure or delay on the part of Seller Parties or Buyer in exercising any right, power or privilege hereunder and no course of dealing between Seller Parties and Buyer shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
14.4Remedies Cumulative. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Seller Parties or Buyer would otherwise have. No notice or demand on Seller Parties in any case shall entitle Seller Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Buyer to any other or further action in any circumstances without notice or demand.
14.5Assignment. The Principal Agreements may not be assigned by any Seller Party. The Principal Agreements, along with Buyer’s right, title and interest, including its security interest, in any or all of the Purchased Assets and other Purchased Items and Residual Collateral, may, at any time, be transferred or assigned, in whole or in part, by Buyer, with the prior written consent of Seller Parties, which consent shall not be unreasonably withheld or delayed; provided that such consent shall not be required if Buyer assigns its rights and obligations (i) to an Affiliate or (ii) after the occurrence and during the continuation of an Event of Default. Upon providing notice

LEGAL02/40464938v16

to Seller Parties of such transfer or assignment, any transferee or assignee thereof may enforce the Principal Agreements and such security interest directly against Seller Parties.
14.6Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
14.7Participations. Buyer may from time to time sell or otherwise grant participations in this Agreement, and the holder of any such participation, if the participation agreement so provides, (i) shall, with respect to its participation, be entitled to all of the rights of Buyer and (ii) may exercise any and all rights of set-off or banker’s lien with respect thereto, in each case as fully as though Seller Parties were directly obligated to the holder of such participation in the amount of such participation; provided, however, that Seller Parties shall not be required to send or deliver to any of the participants other than Buyer any of the materials or notices required to be sent or delivered by it under the terms of this Agreement, nor shall it have to act except in compliance with the instructions of Buyer; provided, further, that Buyer’s obligations to Seller Parties under this Agreement shall remain unchanged and Buyer shall remain solely responsible for the performance thereof.
14.8Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.
14.9Additional Instruments. Seller Parties shall execute and deliver such further instruments and shall do and perform all matters and things necessary to be done or observed for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded by this Agreement.
14.10Survival. All representations, warranties, covenants and agreements herein contained on the part of Seller Parties shall survive any Transaction and shall be effective so long as this Agreement is in effect or there remains any obligation of Seller Parties hereunder to be performed.
14.11Notices.
(a)All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:
If to Seller Parties:    The address set forth in the Transactions Terms Letter
If to Buyer:    Bank of America, National Association
[***]
Telephone: [***]
Facsimile: [***]
Email: [***]

LEGAL02/40464938v16

With copies to:
Bank of America, N.A.
[***]
Telephone: [***]
Facsimile: [***]
Email: [***]

Bank of America, N.A.
[***]
Telephone: [***]
Facsimile: [***]
Email: [***]
All written notices shall be conclusively deemed to have been properly given or made when duly delivered, if delivered in person or by overnight delivery service, or on the third (3rd) Business Day after being deposited in the mail, if mailed in accordance herewith, or upon transmission by the receiving party of a facsimile confirming receipt, if delivered by facsimile. Notwithstanding the foregoing, any notice of termination shall be deemed effective upon delivery.
(b)All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder which are not required to be in writing may also be provided electronically either (i) as an electronic mail sent and addressed to the respective parties hereto at their respective electronic mail addresses set forth below, or as to any such party, at such other electronic mail address as may be designated by it in a notice to the other or (ii) with respect to changes in Buyer’s warehouse lending platform or notification that a Purchased Asset is no longer being an Eligible Asset, via a posting of such notice on Buyer’s customer website(s).
If to Seller Parties:    The email address(es) specified in the Transactions Terms Letter, if any.
If to Buyer:    [***]
14.12Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
14.13Submission to Jurisdiction; Service of Process; Waivers. All legal actions between or among the parties regarding this Agreement, including, without limitation, legal actions to enforce this Agreement or because of a dispute, breach or default of this Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The parties hereto further irrevocably consent and agree that

LEGAL02/40464938v16

service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 14.11(a), and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
14.14Waiver of Jury Trial. Each of Seller Parties and Buyer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any other Principal Agreement or the transactions contemplated hereby or thereby.
14.15Counterparts. This Agreement, the other Principal Agreements, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and the other Principal Agreements (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. The Seller Parties agree that the Buyer shall have the right, at its sole option, to confirm or otherwise verify the validity or authenticity of Electronic Signatures delivered in connection with any Communication and Buyer may reject any Electronic Signature from any Person that does not cooperate with such confirmation or verification.
14.16Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of any provisions hereof.
14.17Reserved.
14.18Reserved.
14.19Confidential Information. To effectuate this Agreement, Buyer and Seller Parties may disclose to each other certain confidential information relating to the parties’ operations, computer systems, technical data, business methods, and other information designated by the disclosing party or its agent to be confidential, or that should be considered confidential in nature by a reasonable person given the nature of the information and the circumstances of its disclosure (collectively the “Confidential Information”). Confidential Information can consist of information that is either oral or written or both, and may include, without limitation, any of the following: (i) any reports, information or material concerning or pertaining to businesses, methods, plans, finances, accounting statements, and/or projects of either party or their affiliated or related entities; (ii) any of the foregoing related to the parties or their related or

LEGAL02/40464938v16

affiliated entities and/or their present or future activities and/or (iii) any term or condition of any agreement (including this Agreement) between either party and any individual or entity relating to any of their business operations. With respect to Confidential Information, the parties hereby agree, except as otherwise expressly permitted in this Agreement:
(a)not to use the Confidential Information except in furtherance of this Agreement;
(b)to use reasonable efforts to safeguard the Confidential Information against disclosure to any unauthorized third party with the same degree of care as they exercise with their own information of similar nature; and
(c)not to disclose Confidential Information to anyone other than employees, agents or contractors with a need to have access to the Confidential Information and who are bound to the parties by like obligations of confidentiality, except that the parties shall not be prevented from using or disclosing any of the Confidential Information which: (i) is already known to the receiving party at the time it is obtained from the disclosing party (and such is not otherwise subject to a duty of confidentiality); (ii) is now, or becomes in the future, public knowledge other than through wrongful acts or omissions of the party receiving the Confidential Information; (iii) is lawfully obtained by the party from sources independent of the party disclosing the Confidential Information and without confidentiality and/or non-use restrictions; or (iv) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party.
Notwithstanding anything contained herein to the contrary, Buyer may share any Confidential Information of Seller Parties with an Affiliate of Buyer for any valid business purpose, such as, but not limited to, to assist an Affiliate in evaluating a current or potential business relationship with Seller Parties; provided, however, that the financial statements of Seller Parties shall not be provided without the prior written consent of Seller Parties. For the avoidance of doubt, under no circumstances shall the financial statements of Seller Parties be provided to any party (including an Affiliate of Buyer) other than Buyer’s employees, agents, or contractors for the sole purpose of facilitating this Agreement without the prior written consent of Seller Parties.
In addition, the Principal Agreements and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (other than the tax treatment and tax structure of the transactions), are proprietary to Buyer and shall be held by Seller Parties in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to Seller Parties’ direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions; (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body; (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any hedging hereunder; (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; or (v) the tax treatment and tax structure of the transactions, which shall not be deemed confidential; provided that in the case of (ii), (iii) and (iv), Seller Parties shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), Seller Parties shall not file any of the Principal Agreements other than the Agreement with the SEC or state securities office unless Seller Parties have (x) provided at least [***] days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer, and (y) redacted all pricing information and other commercial terms.

LEGAL02/40464938v16

If any party or any of its successors, Subsidiaries, officers, directors, employees, agents and/or representatives, including, without limitation, its insurers, sureties and/or attorneys, breaches its respective duty of confidentiality under this Agreement, the non-breaching party(ies) shall be entitled to all remedies available at law and/or in equity, including, without limitation, injunctive relief.
14.20Intent. Seller Parties and Buyer recognize and intend that:
(a)this Agreement and each Transaction hereunder constitutes a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741(7)(A)(i) of the Bankruptcy Code and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code and that the pledge of the Residual Collateral and the Related Credit Enhancement in Section 6.1 hereof constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller Parties and Buyer recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a). Seller Parties and Buyer further agree that they shall not challenge, and hereby waive to the fullest extent available under applicable law their right to challenge, the characterization of any Transaction under this Agreement or this Agreement as a “repurchase agreement,” “securities contract,” and/or “master netting agreement” within the meaning of the Bankruptcy Code;
(b)Buyer’s right to liquidate the Purchased Items and Residual Collateral delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies herein is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561 ;any payments or transfers of property made with respect to this Agreement or any Transaction to: (i) satisfy a Margin Deficit, (ii) comply with a Margin Call, or (iii) satisfy the provision of additional security agreements to provide enhancements to satisfy a deficiency in the Over/Under Account, shall in each case be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5);
(c)any payments or transfers of property by Seller Parties (i) on account of a Haircut, (ii) in partial or full satisfaction of a repurchase obligation, or (iii) fees and costs under this Agreement or under any Transaction shall in each case constitute “settlement payments” as such term is defined in Bankruptcy Code Section 741(8); and
(d)each of the Seller Parties and Buyer agree that this Agreement and each Transaction hereunder is intended to create a mutuality of obligations among the parties, and as such, the Agreement and each Transaction constitutes a contract that (i) is among all of the parties and (ii) places each party in the same right and capacity.
14.21Right to Liquidate. It is understood that either party’s right to liquidate Purchased Items and Residual Collateral delivered to it in connection with Transactions hereunder or to terminate or accelerate obligations under this Agreement or any individual Transaction, are contractual rights for same as described in Sections 555 and 559 of the Bankruptcy Code.

LEGAL02/40464938v16

14.22Insured Depository Institution. If a party hereto is an “insured depository institution” as such term is defined in the Federal Deposit Insurance Act (as amended, the “FDIA”), then each Transaction hereunder is a “qualified financial contract” as that term is defined in the FDIA and any rules, orders or policy statements thereunder except insofar as the type of assets subject to such Transaction would render such definition inapplicable.
14.23Netting Contract. This Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to the FDICIA except insofar as one or more of the parties hereto is not a “financial institution” as that term is defined in the FDICIA.
14.24Tax Treatment. Each party to this Agreement acknowledges that it is its intent, solely for purposes of United States federal income tax purposes and any corresponding provisions of state, local and foreign law, but not for bankruptcy or any other non-tax purpose, to treat each Transaction as indebtedness of Seller Parties that is secured by the Purchased Assets and to treat the Purchased Assets as beneficially owned by Seller Parties in the absence of an Event of Default by any Seller Party. All parties to this Agreement agree to such tax treatment and agree to take no action inconsistent with this treatment, unless required by law.
14.25Examination and Oversight by Regulators. Seller Parties and Buyer agree that the transactions under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities. Subject to the provisions of this Agreement, Seller Parties and Buyer shall comply with all reasonable requests made by the other party to assist such party in complying with regulatory requirements imposed on it.
14.26ISDA Stay Protocol. Buyer and each Seller Party agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) if clause (i) does not apply, to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org, and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Buyer shall be deemed a “Covered Entity” and each Seller Party shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies among this Agreement and the terms of the

LEGAL02/40464938v16

Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Buyer replaced by references to the covered affiliate support provider.
14.27Amendment and Restatement. Buyer and Guarantor entered into the Original Agreement. Buyer and Seller Parties desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety. The amendment and restatement of the Original Agreement shall become effective on the Effective Date, and each of Buyer and Seller Parties shall hereafter be bound by the terms and conditions of this Agreement and the other Principal Agreements. This Agreement amends and restates the terms and conditions of the Original Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Original Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Original Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. For the avoidance of doubt, it is the intent of Buyer and Seller Parties that the security interests and liens granted in the Purchased Assets pursuant to Section 6.1 of the Original Agreement shall continue in full force and effect. All references to the Original Agreement in any Principal Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.
14.28Guarantor Name Change. The Guarantor has publicly announced that on or about July 31, 2021, it will formally change its name from Quicken Loans, LLC to Rocket Mortgage, LLC. It is expressly agreed that no amendments to this Agreement or any other Principal Agreement shall be required in connection with such change of the Guarantor’s name, provided that any Uniform Commercial Code financing statements filed in connection with the Principal Agreements shall be amended to the extent, and within the timeframe required by, the Uniform Commercial Code. For the avoidance of doubt, Buyer may, in its sole discretion, request certain additional documents be provided evidencing Guarantor’s name change. Following the effective date of such name change by the Guarantor, all references herein and in the Principal Agreements to Quicken Loans, LLC shall be deemed to refer to Rocket Mortgage, LLC.
(Signature page to follow)

LEGAL02/40464938v16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BUYER:    BANK OF AMERICA, N.A.
By: /s/ Adam Robitshek
Name: Adam Robitshek
Title: Director
SELLER:    RCKT MORTGAGE SPE-A, LLC
By: /s/ Robert Wilson
Name: Robert Wilson
Title: Treasurer
GUARANTOR:    QUICKEN LOANS, LLC
By: /s/ Robert Wilson
Name: Robert Wilson
Title: Treasurer

Signature Page to the Amended and Restated Master Repurchase Agreement
LEGAL02/40464938v16

EXHIBIT A
GLOSSARY OF DEFINED TERMS
Ability to Repay Rule: 12 CFR 1026.43(c), including all applicable official staff commentary.
Acceptable Title Insurance Company: (i) Title Source, Inc., or (ii) a nationally recognized title insurance company that has not been disapproved by Buyer in a writing provided to Seller Parties prior to any related Mortgage Loan becoming subject to a Transaction hereunder.
Accepted Servicing Practices: With respect to any Underlying Asset, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Underlying Asset in the jurisdiction where the related Mortgaged Property is located.
Acknowledgement of Confidentiality of Password Agreement: That certain Acknowledgement of Confidentiality of Password Agreement attached hereto as Exhibit I.
Additional Underlying Assets: Those additional Eligible Underlying Assets related to the additional Participation Interests or cash provided by Seller to Buyer pursuant to Section 6.3 of this Agreement.
Affiliate: With respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing.
Agency: Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.
Agency Audit: Any Agency, HUD, FHA, VA and RD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency, HUD, FHA, VA or RD).
Agency Documents: The documents set forth on Exhibit M.
Agency Eligible Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan or a Cooperative Loan that is originated in Strict Compliance with the Agency Guides and the eligibility requirements specified for the applicable Agency Program, and is eligible for sale to or securitization by such Agency.
Agency Eligible Escrow Mortgage Loan: An Agency Eligible Mortgage Loan or Government Mortgage Loan in respect of which (i) the full original principal amount of such Mortgage Loan has not been fully advanced or disbursed as of the related origination date, (ii) all subsequent advances or disbursements are made in accordance with the Agency Guides and (iii) has been approved by Buyer in its sole discretion.
Agency Guides: The Ginnie Mae Guide, the Fannie Mae Guide, the Freddie Mac Guide, the FHA Regulations, the VA Regulations or the RD Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time (i) by Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, in the ordinary course of business or (ii) by Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable,

Exhibit A-1
LEGAL02/40464938v16

at the request of Seller Parties and as to which Seller Parties have given notice to Buyer of any such material amendment, supplement or other modification.
Agency Program: The Ginnie Mae Program, the Fannie Mae Program and/or the Freddie Mac Program, as the context may require.
Aggregate Outstanding Purchase Price: The aggregate outstanding Purchase Price of all Transactions or specified Purchased Assets (and related Underlying Assets), as the case may be, as of any date of determination.
Agency-Required eNote Legend: The legend or paragraph required by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit 18 to the Custodial Agreement, as may be amended from time to time by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.
Aggregate Transaction Limit: The maximum aggregate principal amount of Transactions (measured by the related outstanding Purchase Price) that may be outstanding at any one time, as set forth in the Transactions Terms Letter.
Anti-Money Laundering Laws: As defined in Section 8.1(dd) hereof.
Applicable Pricing Rate: With respect to any date of determination, the greater of (i) the applicable Benchmark and (ii) 0%. It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.
Approvals: With respect to Seller Parties or Servicer, as applicable, the approvals obtained by the applicable Agency, HUD, the FHA, the VA or the RD in designation of Guarantor or Servicer as a Ginnie Mae-approved issuer, a Ginnie Mae-approved servicer, a FHA-approved mortgagee, a VA-approved lender, a RD-approved lender, a Fannie Mae-approved lender or a Freddie Mac-approved Seller/Servicer, as applicable, in good standing.
Approved Investor: Any Agency, any private institution or Governmental Authority as approved by Buyer in its sole good faith discretion, purchasing such Underlying Assets or Mortgage-Backed Securities on a forward basis from Seller pursuant to a Purchase Commitment; provided, however, that any disapproval of an Approved Investor shall not apply with respect to any Purchased Asset subject to an existing Transaction on the effective date of such disapproval, which shall be (i) [***] Business Days following receipt of written notice, or (ii) [***] days following receipt of written notice in the event of disapproval of all Approved Investors; provided further that no such prior written notice shall be required in the event of disapproval due to actual or reasonably suspected fraud or criminal activity on the part of such Approved Investor.
Approved Payee: As defined in the Transactions Terms Letter and as described in Section 3.7 of this Agreement, and which, as of the date hereof, includes Title Source, Inc.
Asset: A Mortgage Loan, or in the case of a Pooled Mortgage Loan, the resulting Mortgage-Backed Security pursuant to Section 3.8, as the context may require.
Asset Data Record: A document containing the information set forth on Buyer’s website(s), which may be amended, supplemented and modified from time to time as further set forth in the Handbook or such

Exhibit A-2
LEGAL02/40464938v16

other information as Buyer may reasonably request from time to time, completed by Seller and submitted to Buyer with respect to each Eligible Underlying Asset.
Asset Value: With respect to each Purchased Asset and Underlying Asset and on and any date of determination, an amount equal to the following, as applicable, as the same may be reduced in accordance with Section 4.3, and, in the case of each Underlying Asset, as shall include the Participation Interests in the related Servicing Rights:
(a)    if the Underlying Asset (other than a Pooled Mortgage Loan) has Standard Status, the product of the related Type Purchase Price Percentage and the least of: (i) the Market Value of such Underlying Asset; (ii) the unpaid principal balance of such Underlying Asset; (iii) the purchase price paid by Seller for such Underlying Asset if it is a Mortgage Loan; and (iv) the Takeout Price committed by the related Approved Investor, as evidenced by the related Purchase Commitment, if applicable;
(b)    if the Underlying Asset is a Noncompliant Asset (other than a Pooled Mortgage Loan), the product of the related Type Purchase Price Percentage for a Noncompliant Asset and the least of: (i) the Market Value of such Underlying Asset; (ii) the unpaid principal balance of such Underlying Asset; (iii) the purchase price paid by Seller for such Underlying Asset if it is a Mortgage Loan; and (iv) the Takeout Price committed by the related Approved Investor, as evidenced by the related Purchase Commitment, if applicable;
(c)    if the Underlying Asset is a Pooled Mortgage Loan, the product of the related Type Purchase Price Percentage and the lesser of (i) the Market Value of such Pooled Mortgage Loan and (ii) the unpaid principal balance of such Pooled Mortgage Loan; or
(d)    if the Underlying Asset is a Defective Asset, zero.
Assignment: A duly executed assignment to Buyer, MERS, or in blank, in recordable form of an Underlying Asset, of the indebtedness secured thereby and of all documents and rights related to such Underlying Asset.
Assignment of Closing Protection Letter: An assignment assigning and subrogating Buyer to all of each Seller Party’s rights in a Closing Protection Letter, substantially in the form of Exhibit F hereto.
Assignment of Proprietary Lease: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.
Authoritative Copy: With respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.
Available Tenor: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
Average Quarterly Utilization: As defined in the Transactions Terms Letter.
Bailee Agreement: A bailee agreement or bailee letter that is in a form acceptable to Buyer.

Exhibit A-3
LEGAL02/40464938v16

Bankruptcy Code: Title 11 of the United States Code, now or hereafter in effect, as amended, or any successor thereto.
Benchmark: Initially, One-Month LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 4.14 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
Benchmark Replacement:
(1) For purposes of Section 4.14(a), the first alternative set forth below that can be determined by Buyer:
(a)the sum of: (i) Term SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of One-Month LIBOR with a SOFR-based rate, or
(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of One-Month LIBOR with SOFR-based rate;
2provided that, if initially One-Month LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, Buyer determines that Term SOFR has become available and is administratively feasible for Buyer in its sole discretion, and Buyer notifies Seller of such availability, then from and after the relevant payment date or payment period for the Price Differential calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 4.14(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Buyer as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Buyer, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by Buyer.
Benchmark Replacement Conforming Changes: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” timing and frequency of determining rates and making payments of the Price Differential, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark

Exhibit A-4
LEGAL02/40464938v16

Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Principal Agreements).
Benchmark Transition Event: With respect to any then-current Benchmark other than One-Month LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to Buyer, that will continue to provide any representative tenors of such Benchmark after such specific date.
Beneficial Ownership Certification: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.
Bilateral Agreement: As defined in Section 14.26 hereof.
Bilateral Terms: As defined in Section 14.26 hereof.
Bond Loan – 1st Lien: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan (i) that was originated and underwritten in accordance with a qualifying local or state governmental homeownership program administered by a Housing Finance Agency (as defined under 24 CFR 266.5) and (ii) with respect to which Guarantor has obtained a Purchase Commitment on or prior to the related Purchase Date.
Bond Loan – 2nd Lien: Unless defined otherwise in the Transactions Terms Letter, a second lien mortgage loan (i) that was originated and underwritten in accordance with a qualifying local or state governmental homeownership program administered by a Housing Finance Agency (as defined under 24 CFR 266.5) and (ii) with respect to which Guarantor has obtained a Purchase Commitment on or prior to the related Purchase Date.
Business Day: Any day, excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York, the State of Michigan or the State of California.
Calculation Period: With respect to: (a) the initial Payment Date on which an Unused Facility Fee is due, the period beginning on the Effective Date and ending on the last day of the calendar quarter in which such Effective Date occurs, (b) for each subsequent Payment Date on which an Unused Facility Fee is due, the prior calendar quarter and (c) with respect to the date this Agreement is terminated pursuant to the terms herein, the period beginning on the first day of the calendar quarter in which such termination is to occur and ending on the Expiration Date.
Cash Equivalents: Any (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital, surplus and retained earnings in excess of $70,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of

Exhibit A-5
LEGAL02/40464938v16

a domestic issuer rated at least “A-1” or the equivalent thereof by S&P or “p-1” or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition, or (h) [***] percent of the unencumbered marketable securities in Guarantor’s accounts.
Change of Control: Change of Control shall mean any of the following with respect to Seller Parties:
(a)    any transaction or event as a result of which Rock Holdings Inc. and Dan Gilbert, collectively, cease to own, directly or indirectly 50% or more of the stock of Guarantor;
(b)    Guarantor is party to a merger or consolidation, or series of related transactions, which results in the voting securities or voting control interest of Guarantor held by Rock Holdings Inc. and Dan Gilbert, collectively, failing to continue to represent at least fifty (50%) percent of the combined voting power of the voting securities or majority voting control interest of Guarantor immediately after such merger or consolidation;
(d)    the sale or disposition of all or substantially all of Guarantor’s assets (or consummation of any transaction, or series of related transactions, having similar effect);
(e)    the dissolution or liquidation of any Seller Party;
(f)    any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing;
(g)    if such Person is a Delaware limited liability company, such Person enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated without the prior written consent of Buyer; or
(h)    Guarantor ceases to own directly 100% of the Capital Stock of Seller.
Closed-End Second Lien Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a second lien mortgage loan for a fixed amount drawn at closing and underwritten in accordance with Seller Parties’ underwriting guidelines for second lien mortgages, as the same have been approved by Buyer.
Closing Agent: The Person designated by Seller and approved by Buyer in accordance with Section 3.7, to receive Purchase Prices from Buyer, for the account of Seller, for the purpose of (i) funding an Underlying Asset or (ii) in the case of a new origination Wet Mortgage Loan or Dry Mortgage Loan as to which the origination funds are being remitted to the closing table, originating such Mortgage Loan in accordance with local law and practice in the jurisdiction where such Mortgage Loan is being originated.
Closing Protection Letter: A document issued by a title insurance company to a Seller Party and/or Buyer and relied upon by Buyer to provide closing protection for one or more mortgage loan closings and

Exhibit A-6
LEGAL02/40464938v16

to insure such Seller Party and/or Buyer, without limitation, against embezzlement by the Closing Agent and loss or damage resulting from the failure of the Closing Agent to comply with all applicable closing instructions.
COBRA: As defined in Section 8.1(l) hereof.
Code: The Internal Revenue Code of 1986, as amended.
Committed Amount: The portion of the Aggregate Transaction Limit that is committed, as set forth in the Transactions Terms Letter.
Contingent Obligations: Any obligation of a Person arising from an existing condition or situation that involves uncertainty as to outcome and that will be resolved by the occurrence or nonoccurrence of some future event, including, without limitation, any obligation guaranteeing or intended to guarantee any Debt, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly; provided; however, that endorsements of instruments for deposit or collection in the ordinary course of business shall not be included. With respect to guarantees, the amount of the Contingent Obligation shall be equal to the stated or determinable amount of the primary obligation in respect of the guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined by Buyer.
Control: With respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
Control Failure: With respect to an eNote, (a) if the Controller status of the eNote shall not have been transferred to (i) other than with respect to a Ginnie Mae eNote Pooled Loan, Buyer and (ii) with respect to a Ginnie Mae eNote Pooled Loan, Guarantor, (b) (i) other than with respect to a Ginnie Mae eNote Pooled Loan, Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Letter) and (ii) with respect to a Ginnie Mae eNote Pooled Loan, Seller shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry, (c) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial Agreement, or (d) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
Controller: With respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable.
Conventional Conforming Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that fully conforms to all underwriting standards, loan amount limitations and other requirements of that standard Agency mortgage loan purchase program accepting only the highest quality mortgage loans underwritten without dependence on expanded criteria provisions, or that is approved by Desktop Underwriter or Loan Prospector.
Cooperative Agency Mortgage Loan: An Agency Eligible Mortgage Loan that is a Cooperative Loan.
Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Exhibit A-7
LEGAL02/40464938v16

Cooperative Jumbo Mortgage Loan: A Jumbo Mortgage Loan that is a Cooperative Loan.
Cooperative Loan: A Mortgage Loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.
Cooperative Project: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.
Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a Stock Certificate.
Cooperative Unit: With respect to a Cooperative Loan, a specific unit in a Cooperative Project.
Correspondent Mortgage Loan: A Mortgage Loan originated by a third party originator and acquired by Guarantor in accordance with Guarantor’s correspondent mortgage loan program.
CRA Aggregation Mortgage Loan: An Agency Eligible Mortgage Loan or Government Mortgage Loan that is intended to be sold to an Approved Investor, other than an Agency, for purposes of such Approved Investor, at its sole discretion, seeking credits for the Community Reinvestment Act (“CRA”) (1977) (12 U.S.C. 2901-Regulations 12 CFR parts 25, 228, 345, and 195).

Current Assets: Those assets set forth in the consolidated balance sheet of Guarantor, prepared in accordance with GAAP, as current assets, defined as those assets that are now cash or will by their terms or disposition be converted to cash within one (1) year of the date of the determination.
Current Liabilities: Those liabilities set forth in the consolidated balance sheet of Guarantor, prepared in accordance with GAAP, as current liabilities, defined as those liabilities due upon demand or within one (1) year of the date of determination.
Custodial Agreement: The Custodial Agreement executed among Buyer, Guarantor and Custodian with respect to this Agreement, as the same shall be modified and supplemented and in effect from time to time.
Custodian: Deutsche Bank National Trust Company or such other custodian selected by Buyer.
Daily Simple SOFR: With respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
Debt: The debt of any Person consisting of, without duplication: (a) indebtedness for borrowed money, including principal, interest, fees and other charges; (b) obligations evidenced by bonds, debentures, notes or other similar instruments; (c) obligations to pay the deferred purchase price of property or services; (d) obligations as lessee under leases that shall have been or should be in accordance with GAAP, recorded as capital leases; (e) obligations secured by any lien upon property or assets owned by any Person, even though such Person has not assumed or become liable for payment of such obligations; (f) obligations in connection with any letter of credit issued for the account of such Person; (g) obligations under direct or indirect guarantees in respect of and obligations, contingent or otherwise, to purchase or otherwise

Exhibit A-8
LEGAL02/40464938v16

acquire, or otherwise insure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; and (h) all Contingent Obligations.
Default Rate: The lesser of (i) the Applicable Pricing Rate plus two percent (2.00%), or (ii) the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received under the laws of the United States and the State of New York, per annum.
Defective Asset: An Underlying Asset:
    (a)    that is not or at any time ceases to be an Eligible Underlying Asset;
    (b)    that has not been repurchased within the Maximum Dwell Time for a Noncompliant Asset or is ineligible to be a Noncompliant Asset because the Aggregate Outstanding Purchase Price of other Underlying Assets that are deemed to be Noncompliant Assets is equal to or exceeds the permitted Type Sublimit for Noncompliant Assets (to the extent any such Type Sublimit is set forth in the Transactions Terms Letter);
    (c)    that is a Mortgage Loan and is the subject of fraud by any Person involved in the origination of such Mortgage Loan;
    (d)    that is a Mortgage Loan and the related Mortgaged Property is the subject of material damage or waste and such damage or waste shall not have been remedied within three (3) Business Days after receipt of notice from Buyer to do so;
    (e)    for which any breach of a warranty or representation set forth in Section 8.2 or Section 8.3 occurs and is not cured within the applicable grace period;
(f)    that is a Mortgage Loan where the related Mortgagor fails to make the first payment due under the Mortgage Note on or before the applicable due date, including any applicable grace period;
(g)    that was rejected by the Approved Investor set forth in the related Purchase Commitment; or
(h)    that is an Underlying Asset and it is determined to be ineligible for sale as an Underlying Asset of the Type originally stipulated.
Delaware LLC Act: Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
Delegatee: With respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
Depository: The Federal Reserve Bank of New York, or as otherwise defined in the glossary of the Ginnie Mae Guide, the Fannie Mae Guide or the Freddie Mac Guide, as applicable.

Exhibit A-9
LEGAL02/40464938v16

Dividing LLC: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
Division: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
Dry Mortgage Loan: A Mortgage Loan for which Buyer or its Custodian has possession of the related Mortgage Loan Documents, in a form and condition acceptable to Buyer, prior to the payment of the Purchase Price.
Due Diligence Cap: As defined in the Transactions Terms Letter.
Early Opt-in Effective Date: (i) With respect to any Early Opt-in Election selecting a SOFR-based rate as the Benchmark Replacement, the [***] Business Day after the date notice of such Early Opt-in Election is provided to Seller or (ii) with respect to any Early Opt-in Election selecting any other Benchmark Replacement, the [***] calendar day after the date notice of such Early Opt-in Election is provided to Seller (or if such day is not a Business Day, the next succeeding Business Day).
Early Opt-in Election: The occurrence of:
(1)a determination by Buyer that mortgage loan financing facilities similar to this facility, currently being executed, or that include language similar to that contained in Section 4.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace One-Month LIBOR, and

(2) the election by Buyer to replace One-Month LIBOR with a Benchmark Replacement and the provision by Buyer of written notice of such election to Seller.
Effective Date: That effective date set forth in the Transactions Terms Letter.
Electronic Agent: MERSCORP Holdings, Inc., or its successor in interest or assigns.
Electronic Record: With respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage Loan File electronically created and that are stored in an electronic format, if any.
Electronic Tracking Agreement: One or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Underlying Assets held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Buyer.
Eligible Asset: With respect to any Transaction from and after the related Purchase Date, an Eligible Participation Interest.
Eligible Bank: Either (i) Buyer, or (ii) a bank selected by Seller and approved by Buyer in writing and authorized to conduct trust and other banking business in any state in which Seller conducts operations.
Eligible Mortgage Loan: An Underlying Asset that is a Mortgage Loan that meets the eligibility criteria set forth in the Transactions Terms Letter.

Exhibit A-10
LEGAL02/40464938v16

Eligible Participation Interests: Each Participation Interest, including related additional Participation Interests, sold or proposed to be sold to Buyer in a Transaction that satisfies each of the following criteria: (i) as to which the representations and warranties in Section 8.1(hh), Section 8.2 and Section 8.3 are true and correct, (ii) is wholly and directly owned by Seller, (iii) is evidenced by a Participation Certificate, (iv) represents a 100% participation interest in the Eligible Underlying Assets, (v) has been issued pursuant to the Participation Agreement, as approved by Buyer in its sole and absolute discretion (vi) is otherwise approved by Buyer in its discretion, and (vii) satisfies such other eligibility criteria as may be set forth in the Transactions Terms Letter or otherwise mutually agreed to by Buyer and Seller Parties; provided, that notwithstanding the failure of the Participation Interests to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Type Purchase Price Percentage adjustments as Buyer may require, designate in writing any such non-conforming Participation Interests as an Eligible Asset.
Eligible Security: A Mortgage-Backed Security that meets the eligibility criteria set forth in the Transactions Terms Letter.
Eligible Underlying Asset: With respect to any Transaction (i) from and after the related Purchase Date, an Eligible Mortgage Loan, (ii) from and after the related Pooling Date, a Pooled Mortgage Loan, and (iii) from and after the related Settlement Date, an Eligible Security, as the context may require.
eMortgage Loan: A Mortgage Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage Loan File may be created electronically and not by traditional paper documentation with a pen and ink signature.
eNote: With respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.
eNote Delivery Requirement: As defined in Section 3.3(a) hereof.
eNote Replacement Failure: As defined in the Custodial Agreement.
eNote Secured Party: With respect to a Ginnie Mae eNote Pooled Loan, the party designated in the MERS eRegistry as the “Secured Party”.
eNote Secured Party Failure: With respect to a Ginnie Mae eNote Pooled Loan, (a) if the eNote Secured Party status of the eNote shall not have been transferred to Ginnie Mae within one (1) Business Day of certification thereof, (b) Ginnie Mae shall otherwise not be designated as the eNote Secured Party in the MERS eRegistry, (c) if the eVault shall have released the Authoritative Copy of such eNote in contravention of the requirements of the Custodial Agreement, or (d) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.
ERISA Affiliate: Any person (as defined in section 3(9) of ERISA) that together with any Seller Party or any of their Subsidiaries would be a member of the same “controlled group” or treated as a single employer within the meaning of Section 414 of the Code or ERISA Section 4001.
E-SIGN: The Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.

Exhibit A-11
LEGAL02/40464938v16

eVault: An electronic repository established and maintained by the Custodian for delivery and storage of eNotes.
Event of Default: Any of the conditions or events set forth in Section 11.1 hereof.

Excluded Taxes: As defined in Section 12.3(a) hereof.

Existing Debt: All debt (other than Debt evidenced by this Agreement) of Seller Parties existing on the date hereof and having obligations that are outstanding or will be payable in the aggregate during the next twelve (12) month period in excess of $[***], as set forth on Schedule 3 hereto, and any such Debt otherwise approved in writing by Buyer not set forth thereon.

Expiration Date: The earliest of (i) the Expiration Date set forth in the Transactions Terms Letter, (ii) at Buyer’s option, upon the occurrence and during the continuation of an Event of Default and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
Facility Fee: The non-refundable, annual commitment fee set forth in the Transactions Terms Letter, if any.
Fannie Mae: The Federal National Mortgage Association and any successor thereto.
Fannie Mae Guide: The Fannie Mae MBS Selling and Servicing Guide, as such guide may hereafter from time to time be amended.
Fannie Mae Program: The Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.
FDIC: The Federal Deposit Insurance Corporation or any successor thereto.
FHA: The Federal Housing Administration of the United States Department of Housing and Urban Development and any successor thereto.
FHA Mortgage Insurance: Mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Federal Housing Administration Act and provided by the FHA.
FHA Mortgage Insurance Contract: A contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
FHA Regulations: The regulations promulgated by HUD under the FHA Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to Government Mortgage Loans, including the related handbooks, circulars, notices and mortgagee letters.
FHA Streamline Refinance Mortgage Loan: A Government Mortgage Loan originated and underwritten in accordance with the “FHA streamline refinance” program and FHA Regulations.
FICO Score: The credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores on the origination date of a Mortgage Loan; provided, that if (a) two separate credit scores are obtained on such origination date, the FICO Score shall be the lower credit score; and (b) three separate credit scores are obtained on such origination date, the FICO Score shall be the middle credit score.

Exhibit A-12
LEGAL02/40464938v16

Foreign Buyer: As defined in Section 12.3(c) hereof.
Freddie Mac: The Federal Home Loan Mortgage Corporation and any successor thereto.
Freddie Mac Guide: The Freddie Mac Sellers’ and Servicers’ Guide, as such guide may hereafter from time to time be amended.
Freddie Mac Program: The Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.
GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession and that are applicable to the circumstances as of the date of determination.
Ginnie Mae: Government National Mortgage Association or any successor thereto.
Ginnie Mae EBO Mortgage Loan: Any Mortgage Loan that satisfies the following criteria: (i) such Mortgage Loan previously backed a mortgage-backed security guaranteed by Ginnie Mae; (ii) Seller acquired such Mortgage Loan through Ginnie Mae’s early buy-out program; (iii) Seller and the related Mortgagor have consummated a modification in respect of the terms of such Mortgage Loan; and (iv) such Mortgage Loan is eligible for sale to or securitization by Ginnie Mae pursuant to the terms of the Ginnie Mae Guide.
Ginnie Mae eNote Pooled Loan: An eNote that is a Pooled Mortgage Loan that is eligible to be placed into a Ginnie Mae Program.

Ginnie Mae Guide: The Ginnie Mae Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.
Ginnie Mae Program: The Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.
Government Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is:
(a)subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance with the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations, including the general loan limits and the high-cost area loan limits;
(b)subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in Strict Compliance with VA Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage

Exhibit A-13
LEGAL02/40464938v16

limits as set forth in the VA Regulations, including the general loan limits and the high-cost area loan limits;
(c)eligible to be guaranteed by the RD under a RD Loan Guaranty Agreement, and is so guaranteed pursuant to the provisions of the RD Regulations, and was originated in Strict Compliance with RD Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the RD Regulations, including the general loan limits and the high-cost area loan limits.
Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.
Guaranty: A guaranty signed by the Guarantor in favor of Buyer, in a form acceptable to Buyer.
Haircut: With respect to any Transaction with respect to which the Purchase Price is being paid to one or more Approved Payees on behalf of Seller Parties, if the Purchase Price is less than the amount that such Approved Payees are entitled to receive in respect of the related Mortgage Loans, the positive result (if any) equal to such amount minus such Purchase Price, which shall be considered a “settlement payment” as defined in Bankruptcy Code Section 741(8).
Handbook: The guide prepared by Buyer containing additional policies and procedures, as same may be amended from time to time.
HARP Mortgage Loan: Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to the Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to by Fannie Mae as a “Refi Plus mortgage loan” or “DU Refi Plus mortgage loan”, and by Freddie Mac as a “Relief Refinance Mortgage”.
Hash Value: With respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
HELOC Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a home equity line of credit underwritten in accordance with Seller’s underwriting guidelines for HELOCs, as same have been approved by Buyer.
HomePath Mortgage Loan:  Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to Fannie Mae’s HomePath mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomePath Mortgage” by Fannie Mae; provided, that such HomePath mortgage loan is not a “HomePath Renovation Mortgage” pursuant to the terms of such HomePath mortgage loan program.
HomePath Renovation Mortgage Loan: Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to Fannie Mae’s HomePath Renovation mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomePath Renovation Mortgage” by Fannie Mae.

Exhibit A-14
LEGAL02/40464938v16

HomeStyle Renovation Mortgage Loan: Unless otherwise defined in the Transactions Terms Letter, a Mortgage Loan that fully conforms to Fannie Mae’s HomeStyle Renovation mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomeStyle® Renovation Mortgage” by Fannie Mae.
HUD: The United States Department of Housing and Urban Development or any successor thereto.
Income: With respect to any Purchased Asset or Underlying Asset at any time, any principal and/or interest thereon and all dividends, Proceeds and other collections and distributions thereon.
Indebtedness: Means:
    (a)    obligations created, issued or incurred by Seller Parties for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person);
    (b)    obligations of Seller Parties to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (for other than borrowed money) within ninety (90) days of the date the related goods are delivered or services are rendered, arising in the ordinary course of business, and other than to pay accrued expenses incurred in the ordinary course of business;
    (c)    indebtedness of others secured by a lien on a Seller Party’s property, whether or not such Seller Party has assumed such secured indebtedness;
(d)    obligations (contingent or otherwise) of Seller Parties in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of Seller Parties;
(e)    capital lease obligations of Seller Parties;
(f)    obligations of Seller Parties under repurchase agreements, sale/buy-back agreements, early purchase programs or like arrangements;
(g)    indebtedness of others guaranteed by Seller Parties;
(h)    all obligations of Seller Parties incurred in connection with the acquisition or carrying of fixed assets by Seller Parties; and
(i)    indebtedness of general partnerships of which a Seller Party is a general partner;
but does not include loan loss reserves, deferred taxes arising from capitalized excess service fees, operating leases, liabilities associated with any Seller Party’s securitized Home Equity Conversion Mortgage (HECM) loan inventory where such securitization does not meet the GAAP criteria for sale treatment, obligations under hedging arrangements or transactions for the sale of Mortgage Loans.
Indemnified Party or Indemnified Parties: As defined in Section 12.1 of this Agreement.
Initial Due Diligence Cap: As defined in the Transactions Terms Letter.
Insolvency Event: The occurrence of any of the following events:

Exhibit A-15
LEGAL02/40464938v16

(a)    such Person shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or such Person, or a substantial part of its property, assets or business, shall be subject to, consent to or acquiesce in the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial property, assets or business;
(b)    corporate action shall be taken by such Person for the purpose of effectuating any of the foregoing;
(c)    an order for relief shall be entered in a case under the Bankruptcy Code in which such Person is a debtor; or
(d)    involuntary proceedings or an involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of such Person or the appointment of a receiver, trustee, custodian, conservator or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person, and such proceeding or petition shall not be stayed or dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be.
Insurer: A private mortgage insurer, which is acceptable to Buyer.
Intercreditor Agreement: An agreement substantially in the form acceptable to Buyer.
Interest Only Mortgage Loan: A Mortgage Loan which, by its terms, requires the related Mortgagor to make monthly payments of only accrued interest for a certain period of time following origination. After such interest-only period, the loan terms provide that the Mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.
Irrevocable Closing Instructions: Closing instructions, including wire instructions, in the form of Exhibit B or such other form as agreed to by Buyer and Seller, issued by Buyer in connection with funds disbursed for the funding of new origination Wet Mortgage Loans or Dry Mortgage Loans as to which the origination funds are being remitted to the closing table.
Joint Account Control Agreement: An agreement substantially in the form acceptable to Buyer.
Joint Pooling Documents: Collectively, (i) the Joint Account Control Agreement, (ii) the Joint Securities Account Control Agreement and (iii) the Intercreditor Agreement.
Joint Securities Account Control Agreement: An agreement substantially in the form acceptable to Buyer.

Exhibit A-16
LEGAL02/40464938v16

Jumbo Aggregation Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan or Cooperative Loan that (i) Guarantor is aggregating for purposes of consummating a securitization transaction, and (ii) meets the transaction requirements set forth on Schedule 1 attached to the Transactions Terms Letter.
Jumbo Agency Plus Mortgage Loan: A Jumbo Mortgage Loan which meets the criteria set forth in the Transactions Terms Letter.
Jumbo Asset Depletion Mortgage Loan: A Jumbo Mortgage Loan that (a) is not a Qualified Mortgage and (b) was originated by Guarantor or a third party originator and acquired by Guarantor in accordance with Guarantor’s origination and/or underwriting guidelines, taking into account the related Mortgagor’s documented and qualifying income from existing assets other than wages and salaries.
Jumbo Interest Only Mortgage Loan: A Jumbo Mortgage Loan that is an Interest Only Mortgage Loan.
Jumbo Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan or Cooperative Loan (i) with respect to which Seller has obtained a Purchase Commitment on or prior to the related Purchase Date, unless otherwise agreed to by Buyer (ii) for which the original loan amount is greater than the conforming limit in the jurisdiction where the related Mortgaged Property is located, and (iii) meets the transaction requirements set forth on Schedule 1 to the Transactions Terms Letter.
Jumbo Non-Warrantable Condo Mortgage Loan: Any Jumbo Mortgage Loan as to which the related Mortgaged Property constitutes a condominium unit that was not originated in compliance with, or no longer satisfies the requirements of, the applicable Agency Guides.
Key Personnel: Any employee, officer, director, agent or representative of Seller Parties identified in the Transactions Terms Letter as a “Key Person.”
Location: With respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
Lien: Any mortgage, lien, pledge, charge, security interest or similar encumbrance.
Liquidity: As of any date of determination, the sum of (a) Guarantor’s unrestricted and unencumbered cash and Cash Equivalents, (b) the balance in the Over/Under Account or any over/under account, buydown account or other similar account under any other secured credit facility, including any other repurchase agreements for mortgage loans and mortgage-backed securities, in each case exclusive of funds held due to a Margin Deficit or Margin Call (or any similar margin deficit or margin call under each such secured facility) and (c) Guarantor’s Maximum Current Advance Capacity. By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.
Manufactured Home: A prefabricated or manufactured home on which a lien secures a Mortgage Loan and which is considered and treated as “real estate” under applicable law.
Manufactured Home Loan: A Conventional Conforming Mortgage Loan or Government Mortgage Loan secured by a manufactured home (as defined by HUD) provided that (a) such manufactured home is attached to a permanent foundation or affixed to the land, is no longer transportable (mobile homes) and is considered and treated as “real estate” under applicable law, (b) such manufactured home is originated in compliance with Title II under FHA 203(b) and (c) such Conventional Conforming Mortgage Loan or

Exhibit A-17
LEGAL02/40464938v16

Government Mortgage Loan is eligible for securitization by an Agency pursuant to the terms of the applicable Agency Guides.
Margin Call: A margin call, as defined and described in Section 6.3 hereof.
Margin Deficit: A margin deficit, as defined and described in Section 6.3 hereof.
Market Value: With respect to an Asset, the fair market value of the Asset as determined by Buyer in its sole good faith discretion using parameters and valuation methodology customarily used by Buyer with respect to similarly structured repurchase facilities to value similar assets owned by similarly situated counterparties and without regard to any market value assigned to such Asset by Seller Parties, taking into account available objective indications of value such as TBA pricing and any identifiable market price for servicing rights and mortgage loans. The Buyer shall have the right to mark each Asset to market on a daily basis or more frequently in the sole discretion of the Buyer. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer. At no time and in no event will the Market Value of a Purchased Asset be greater than the Market Value of such Purchased Asset on the Purchase Date. Any Mortgage Loan that is not an Eligible Asset shall have a Market Value of zero.
Master Servicer Field: With respect to an eNote, the field entitled “Master Servicer” in the MERS eRegistry.
Material Adverse Effect: A material adverse change in the operations, business, properties or financial condition of any Seller Party, taken as a whole. “Material Adverse Effect” shall not include any effect caused by or attributable to the gross negligence or willful misconduct on the part of the Buyer.

Maximum Current Advance Capacity: As of any date of determination:
(a)     an amount equal to the excess of the available committed amount over the advanced and unpaid principal amount outstanding under Seller Parties’ unsecured credit facilities or mortgage servicing rights facilities; and
(b)    in respect of each secured mortgage warehouse or similar financing facility, including this Agreement and also including any of Seller Parties’ other repurchase, credit or similar agreements for warehouse or similar financing of Seller Parties’ mortgage loans or mortgage-backed securities that has been amended to provide, or in which the parties have otherwise agreed, that over/under accounts, buydown accounts or other similar accounts or deposits of Seller Parties’ funds held by the buyer or lender under such agreement are no longer permitted, an amount equal to the excess of:
(x) the lesser of (i) the credit, funding or aggregate outstanding purchase price limit of such facility, including both committed and uncommitted amounts under such facility, and (ii) the aggregate borrowing base, asset value or other method of determining the maximum loan or purchase value of the assets sold, pledged or assigned to the buyer or lender under such facilities agreement (with such value being determined in accordance with the methodology set forth in such agreement for determining the purchase or loan value of such assets under any margin test or borrowing base valuation method specified therein, including application of any applicable haircuts); over

Exhibit A-18
LEGAL02/40464938v16

(y) as applicable, the aggregate purchase price or the advanced and unpaid principal amount of all outstanding transactions or advances under such agreement.
Maximum Dwell Time: (i) For any Underlying Asset with Standard Status, the maximum number of days such Underlying Asset can be not repurchased by Seller before such Underlying Asset may be deemed to be a Noncompliant Asset; and (ii) with respect to a Noncompliant Asset, the maximum number of days that such Underlying Asset can be deemed to be a Noncompliant Asset before it may be deemed to be a Defective Asset, all as set forth in the Transactions Terms Letter.
MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.
MERS eDelivery: The transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
MERS eRegistry: The electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.
MERS Org ID: As defined in the Custodial Agreement.
MERS System: The mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership.
Minimum Over/Under Account Balance: The balance required to be maintained by Seller in the Over/Under Account as provided in Section 3.5(a) of the Agreement, which balance is specified in the Transactions Terms Letter.
Moody’s: Moody’s Investors Service, Inc. or any successor thereto.
Mortgage: A first-lien or second-lien mortgage, deed of trust, security deed or similar instrument on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, improved real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares.
Mortgage-Backed Security: Any fully-modified pass-through mortgage-backed security that is (i) either issued by Guarantor and fully guaranteed by Ginnie Mae or issued and fully guaranteed with respect to timely payment of interest and ultimate payment of principal by Fannie Mae or Freddie Mac; (ii) evidenced by a book-entry account in a depository institution having book-entry accounts at the applicable Depository or deposited in the securities account in accordance with the Joint Pooling Documents; and (iii) backed by a Pool, in substantially the principal amount and with substantially the other terms as specified with respect to such Mortgage-Backed Security in the related Purchase Commitment.
Mortgage Loan: Any mortgage loan of a Type identified on any schedule attached to the Transactions Terms Letter, which mortgage loan may be either a Dry Mortgage Loan or a Wet Mortgage Loan.
Mortgage Loan Documents: With respect to each Underlying Asset, the documents in the related Mortgage Loan File to be delivered to the Custodian.

Exhibit A-19
LEGAL02/40464938v16

Mortgage Loan File: With respect to each Mortgage Loan, the documents and instruments relating to such Mortgage Loan set forth in Exhibit 12 to the Custodial Agreement.
Mortgage Note: A promissory note secured by a Mortgage and evidencing a Mortgage Loan.
Mortgaged Property: The real property or other Cooperative Loan collateral securing repayment of the debt evidenced by a Mortgage Note.
Mortgagor: The obligor of a Mortgage Loan.
Multiemployer Plan: A multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.
Net Income: For any period, the net income of any Person for such period as determined in accordance with GAAP and without reference to fluctuation in the value of mortgage servicing rights or other non-cash events.
Net Worth: With respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.
Noncompliant Asset: If applicable per the Transactions Terms Letter, as of any date of determination, an Underlying Asset that is an Eligible Asset and was not repurchased prior to the expiration of the Maximum Dwell Time permitted for an Underlying Asset with Standard Status but was repurchased prior to the expiration of the Maximum Dwell Time for Noncompliant Assets.
One-Month LIBOR: The daily rate per annum (rounded to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination.
Other Mortgage Loan Documents: In addition to the Mortgage Loan Documents, with respect to any Mortgage Loan, and in each case to the extent applicable and available the following: (i) the original recorded Mortgage, if not included in the Mortgage Loan Documents; (ii) a copy of the preliminary title commitment showing the policy number or preliminary attorney’s opinion of title and the original policy of mortgagee’s title insurance or unexpired commitment for a policy of mortgagee’s title insurance, if not included in the Mortgage Loan Documents; (iii) the original Closing Protection Letter and a copy of the Irrevocable Closing Instructions; (iv) the original Purchase Commitment, if any; (v) the original FHA certificate of insurance or commitment to insure, the VA certificate of guaranty or commitment to guaranty the RD Loan Guaranty Agreement or the Insurer’s certificate or commitment to insure, as applicable; (vi) the survey, flood certificate, hazard insurance policy and flood insurance policy, as applicable; (vii) the original of any assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies stamp certified by an authorized officer of Seller Parties to have been sent for recording, if any; (viii) copies of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy; (ix) the loan application; (x) verification of the Mortgagor’s employment and income, if applicable; (xi) verification of the source and amount of the downpayment; (xii) credit report on Mortgagor; (xiii) appraisal of the Mortgaged Property (or in the case of any HARP Mortgage Loan, an appraisal or a waiver thereof, and/or a point value estimate, as permitted by the applicable Agency Guides); (xiv) the original executed disclosure statement; (xv) tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, underwriting standards used for origination and all other related papers and records; (xvi)

Exhibit A-20
LEGAL02/40464938v16

the original of any guarantee executed in connection with the Mortgage Note (if any); (xvii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; (xviii) all copies of powers of attorney or similar instruments, if applicable; (xix) copies of all documentation in connection with the underwriting and origination of any Underlying Asset that evidences compliance with, (1) with respect to all Underlying Assets other than a Bond Loan – 1st Lien or a Ginnie Mae EBO Mortgage Loan for which the originator received the related original loan application prior to January 10, 2014, the Ability to Repay Rule and, (2) with respect to all Underlying Assets other than a Bond Loan – 1st Lien, a Ginnie Mae EBO Mortgage Loan for which the originator received the related original loan application prior to January 10, 2014 and a Permitted Non-Qualified Mortgage Loan, the QM Rule; and (xx) all other documents in any Seller Party’s possession or control relating to the Underlying Asset.
Other Rate Early Opt-in: The election by Buyer to replace One-Month LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 4.14(b) and paragraph (2) of the definition of “Benchmark Replacement”.
Other Taxes: As defined in Section 12.3(a) hereof.
Over/Under Account: That account maintained by Buyer, as described in Section 3.5 hereof.
Participation Agreement: The Master Participation Agreement to be entered into between Seller, as initial participant, and Guarantor, pursuant to which Participation Interests in Underlying Assets are issued by the Guarantor to the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time if approved by Buyer in writing.
Participation Certificate: A participation certificate that evidences 100% of the Participation Interests issued by Guarantor to Buyer (as designee of the Seller under the Participation Agreement).
Participation Interests: With respect to each Underlying Asset, (i) all of the economic, beneficial and equitable ownership interests (together with the related Servicing Rights) therein that are issued by the Guarantor pursuant to a Participation Agreement and owned by Seller, which Participation Interests shall be evidenced by a Participation Certificate, and (ii) any and all of the beneficial interests, including units of trust interest designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code), issued by Guarantor in respect of the Underlying Assets including, without limitation, and all of Guarantor’s rights to assets, participation interests and distributions under the Participation Agreement in respect of such participation interests. “Participation Interests” also include all accounts receivable and general intangibles arising out of the Participation Agreement in respect of Underlying Assets, and, to the extent not otherwise included, all proceeds of any and all of the foregoing.
Payment Date: With respect to (i) Unused Facility Fees, by the thirtieth (30th) day following the end of each quarter, (ii) Over/Under Account interest, the fifth (5th) Business Day of each month, and (iii) Price Differential, the fifth (5th) Business Day of each month; provided, however, in each case, Buyer may change the Payment Date from time to time upon thirty (30) days prior written notice to Seller Parties.
PBGC: The Pension Benefit Guaranty Corporation and any successor thereto.
Permitted Non-Qualified Mortgage Loan: A Jumbo Interest Only Mortgage Loan, Jumbo Agency Plus Mortgage Loan, Jumbo Asset Depletion Mortgage Loan, Schwab Mortgage Loan, or HELOC Mortgage Loan.

Exhibit A-21
LEGAL02/40464938v16

Person: Includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.
Plan: Any Multiemployer Plan or single-employer plan as defined in section 4001 of ERISA, that is maintained and contributed to by (or to which there is an obligation to contribute of), or at any time during the five (5) calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there is an obligation to contribute of), a Seller Party or by a Subsidiary of a Seller Party or an ERISA Affiliate.
Pledged Security: A Mortgage-Backed Security backed by Mortgage Loans that, immediately prior to the related Settlement Date, were Underlying Assets, and issued to the Depository in the name of Buyer or Buyer’s nominee on the Settlement Date and all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.
Pledged Security Takeout Date: With respect to a Pledged Security, the date specified in the related Purchase Commitment on which the sale of such Pledged Security to the Takeout Investor will be settled on a delivery-versus-payment basis.
Pool: A pool of fully amortizing first lien residential Mortgage Loans eligible in the aggregate to back a Mortgage-Backed Security.
Pooled Mortgage Loan: Any Underlying Asset that is part of a Pool of Underlying Assets certified by the Custodian (or in the case of Fannie Mae, certified by The Bank of New York Mellon Trust Company) to an Agency that will be exchanged on the related Settlement Date for a Mortgage-Backed Security backed by such Pool in accordance with the terms of the applicable Agency Guide.
Pooling Date: With respect to Pooled Mortgage Loans, the date on which an Agency pool number is assigned to the related Pool.
Potential Default: Any event or condition that would constitute an Event of Default but for the existence of a cure period applicable thereto which has not yet expired.
Power of Attorney: A power of attorney, substantially in the form attached hereto as Exhibit H.
Price Differential: For each Purchased Asset or Transaction as of any date of determination, an amount equal to the product of (a) (i) prior to the occurrence of an Event of Default, the sum of the Applicable Pricing Rate plus the applicable Type Margin, or (ii) following the occurrence and during the continuance of an Event of Default, the Default Rate, and (b) the Purchase Price for such Purchased Asset or Transaction. Price Differential will be calculated in accordance with Section 2.6.
Principal Agreements: This Agreement, the Transactions Terms Letter, the Participation Agreement, the Electronic Tracking Agreement, the Custodial Agreement, the Guaranty, any Servicing Agreement together with the related Servicer Notice, the Joint Pooling Documents, and all other documents and instruments evidencing the Transactions, as same may from time to time be supplemented, modified or amended, and any other agreement entered into between Buyer and any Seller Party in connection herewith or therewith.

Exhibit A-22
LEGAL02/40464938v16

Proceeds: The total amount receivable or received when a Purchased Asset or Underlying Assets or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and all escrow withholds and escrow payments for Property Charges, as applicable.
Property Charges: All taxes, fees, assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents.
Proprietary Lease: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.
Protocol: As defined in Section 14.26 hereof.
Purchase Advice: In connection with each wire transfer to be made to Buyer by Seller Parties or an Approved Investor, a written or electronic notification setting forth (a)(i) the loan number assigned by Seller Parties or last name of the Mortgagor for each Mortgage Loan that is related to the Transaction in connection with which a payment is being made, or (ii) the CUSIP of any related Mortgage-Backed Security; (b) the amount of the wire transfer to be applied in the Transaction; and (c) the total amount of the wire.
Purchase Commitment: A trade ticket or other written commitment issued in favor of a Seller Party by an Approved Investor pursuant to which that Approved Investor commits to purchase one or more Underlying Assets or Pledged Securities, and as to which the Takeout Price for such Underlying Assets or Pledged Securities is for an amount that is not less than the outstanding Repurchase Price for such Purchased Assets (or related Underlying Assets), together with the related correspondent, whole loan or forward purchase agreement by and between such Seller Party and the Approved Investor governing the terms and conditions of any such purchases, all in form and substance satisfactory to Buyer.
Purchase Date: The date on which Buyer purchases a Purchased Asset from Seller or a Purchase Price Increase Date. If the Purchase Price is paid by wire transfer, the Purchase Date shall be the date such funds are wired. If the Purchase Price is paid by a cashier’s check, the Purchase Date shall be the date such check is issued by the bank. If the Purchase Price is paid by a funding draft, the Purchase Date shall be the date that the draft is posted by the bank on which the draft is drawn.
Purchase Price: The price at which each Purchased Asset (based on the related Underlying Assets) is transferred by Seller to Buyer (or in the case of a Purchase Price Increase, in connection with the increase to the Asset Value of the related Underlying Assets on the related Purchase Price Increase Date) which, except as otherwise may be set forth in the Transactions Terms Letter, shall be equal to the product of the applicable Type Purchase Price Percentage and the least of (i) the unpaid principal balance of the related Underlying Asset, (ii) the Market Value of such Underlying Asset, (iii) the purchase price committed by the related Approved Investor, if applicable, as evidenced by the related Purchase Commitment, or (iv) the purchase price paid by Seller Party for such Underlying Asset. For the sake of clarity, the Purchase Price for each Mortgage-Backed Security subject to a Transaction pursuant to Section 3.8 shall be the same Purchase Price that was paid for the Underlying Assets backing such Mortgage-Backed Security. For Pooled Mortgage Loans, the Purchase Price shall be equal to the product of the applicable Type Purchase Price Percentage and the lesser of (i) the unpaid principal balance of such Pooled Mortgage Loan and (ii) the Market Value of such Pooled Mortgage Loan.

Exhibit A-23
LEGAL02/40464938v16

Purchase Price Increase: An increase in the Purchase Price for the Participation Interests based upon Guarantor allocating Additional Underlying Assets to the Participation Interests to which such portion of the Purchase Price is allocated, as requested by Seller pursuant to the terms hereof. The allocation of Underlying Assets to the Participation Interests and corresponding increase in value of the Participation Interests shall be used to determine a Purchase Price Increase with respect to such Participation Interests pursuant to the definition of Purchase Price, and such Purchase Price Increase shall be added to the Purchase Price with respect to Participation Interests for purposes of determining the outstanding Purchase Price hereunder.
Purchase Price Increase Date: The date on which a Purchase Price Increase is made.
Purchased Assets: Collectively, the Participation Interests, each as represented by the applicable Participation Certificate, together with (x) beneficial interests in the Underlying Assets represented thereby, and (y) the Purchased Items related to the Participation Interests transferred by Seller to Buyer in a Transaction hereunder.
Purchased Items: Subject to the terms of the Principal Agreements, all now existing and hereafter arising right, title and interest of Seller in, under and to the following:
(a)all Purchased Assets, now owned or hereafter acquired and all beneficial interest of Seller in any Underlying Assets, including all beneficial ownership interests in Mortgage Notes and Mortgages evidencing such Underlying Assets and the related Mortgage Loan Documents, for which a Transaction has been entered into between Buyer and Seller hereunder and for which the Repurchase Price has not been paid in full or a Mortgage-Backed Security has not been issued to Buyer and all Mortgage Loans, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and the related Mortgage Loan Documents, which, from time to time, are delivered, or caused to be delivered, to Buyer (including delivery to a custodian or other third party on behalf of Buyer) as additional security for the performance of Seller’s obligations hereunder;
(b)all Pledged Securities, now owned or hereafter acquired, that are supported by Underlying Assets, all right to the payment of monies in non-cash distributions on account thereof and all new, substituted and additional securities at any time issued with respect thereto;
(c)all Income relating to the Purchased Assets or Underlying Assets and all rights to receive such Income;
(d)any funds in any custodial account relating to the Purchased Assets or Underlying Assets;
(e)all rights of Seller under all related Purchase Commitments (including the right to receive the related Takeout Price), purchase agreements or other hedging arrangements, agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing, now existing and hereafter arising, covering any part of the Purchased Assets or Underlying Assets, and all rights to receive documentation relating thereto, and all rights to deliver Underlying Assets and Pledged Securities to permanent investors and other purchasers pursuant thereto and all Proceeds resulting from the disposition of such Purchased Assets;
(f)all now existing and hereafter established accounts (solely with respect to the Purchased Assets) maintained with broker-dealers by Seller for the purpose of carrying out transactions under Purchase Commitments relating to any part of the Purchased Assets;

Exhibit A-24
LEGAL02/40464938v16

(g)all now existing and hereafter arising rights of Seller to service, administer and/or collect on the Purchased Assets or Underlying Assets hereunder and any and all rights to the payment of monies on account thereof;
(h)all Servicing Rights related to the Purchased Assets or Underlying Assets, all related Servicing Records, and all rights of Seller Parties to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage Loan Files, including, without limitation, the Other Mortgage Loan Documents;
(i)all now existing and hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the Purchased Assets or Underlying Assets;
(j)all mortgage and other insurance and all commitments issued by Insurers, the FHA, the VA or the RD, as applicable, to insure or guaranty any Underlying Asset, including, without limitation, all FHA Mortgage Insurance Contracts, VA Loan Guaranty Agreements and RD Loan Guaranty Agreements relating to such Underlying Assets and the right to receive all insurance proceeds and condemnation awards that may be payable in respect of the premises encumbered by any Mortgage related to an Underlying Asset; and all other documents or instruments delivered to Buyer in respect of the Underlying Assets;
(k)all documents, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, and other information and data of Seller relating solely to the Purchased Assets or Underlying Assets (but specifically excluding the servicing systems, computer programs, discs, tapes, hardware and other information and assets of Seller not exclusively relating to the Purchased Assets or Underlying Assets);
(l)all rights, but not any obligations or liabilities, of Seller with respect to the Approved Investors relating to the Underlying Assets;
(m)all products and Proceeds of the Purchased Assets and Underlying Assets;
(n)all of Seller’s interests in the Participation Interests and the Underlying Assets;
(o)the Participation Agreement; and
(p)any funds of Seller at any time deposited or held in the Over/Under Account.
QFC Stay Rules: The regulations codified at 12 C.F.R. § 252.2, § 252.81–8, 12 C.F.R. § 382.1-7 and 12 C.F.R. § 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
QFC Stay Terms: As defined in Section 14.26 hereof.
QM Rule: 12 CFR 1026.43(e), including all applicable official staff commentary.

Qualified Mortgage: A Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

Exhibit A-25
LEGAL02/40464938v16

Rebuttable Presumption Qualified Mortgage: A Qualified Mortgage, excluding FHA and VA loans, with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan. With respect to FHA Loans, a Rebuttable Presumption Qualified Mortgage shall mean a Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by more than 1.15 percentage points plus the FHS annual premium amount for a first-lien Mortgage Loan. With respect to VA Loans, a streamline interest rate reduction refinance loan (IRRRL) that does not satisfy the requirements under 38 C.F.R. 36.4300(c)(1).

Relevant Governmental Body: The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

Review Appraisal: A review whereby a licensed appraiser reviews available information with respect to the related Mortgaged Property including, without limitation, exterior only pictures and multiple listing service data to assign a value with respect to such Mortgaged Property.

RD: The United States Department of Agriculture Rural Development and any successor thereto.

RD Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor.

RD Regulations: The regulations promulgated by the RD under the Consolidated Farm and Rural Development Act of 1977; and other RD issuances relating to rural housing loans codified in the Code of Federal Regulations.

Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.
Reportable Event: An event described in Section 4043(c) of ERISA with respect to a Plan as to which the thirty (30) days’ notice requirement has not been waived by the PBGC.
Repurchase Acceleration Event: Any of the conditions or events set forth in Section 4.2 hereof.
Repurchase Date: The date on which Seller is to repurchase a Purchased Asset (or obtain the release of an Underlying Asset) subject to a Transaction from Buyer, which is either (i) the date specified in the related Transactions Terms Letter and/or Asset Data Record, or (ii) the date identified to Buyer by Seller as the date that the related Purchased Asset (or Underlying Asset, as applicable) is to be sold pursuant to a Purchase Commitment; provided, however, that if the Repurchase Date is not a date within the Maximum Dwell Time for an Underlying Asset with Standard Status, Buyer may, at its discretion, deem such Underlying Asset a Noncompliant Asset and Buyer may pursue any rights and remedies accorded Buyer hereunder as a result thereof, including, without limitation, charging Seller any applicable fees as a result thereof. The Repurchase Date for each Purchased Asset (or Underlying Asset, as applicable) shall in no event occur later than one (1) year after the Purchase Date of such Purchased Asset (or Underlying Asset, as applicable).

Exhibit A-26
LEGAL02/40464938v16

Repurchase Price: The price at which a Purchased Asset is to be transferred from Buyer or its designee to Seller (or an Underlying Asset is to be released to Seller Parties, as applicable) upon termination of a Transaction, which shall be determined as the sum of (i) the Purchase Price, (ii) any applicable fees and indemnities owed by Seller Parties in connection with the Purchased Asset (or Underlying Asset, as applicable) and (iii) the Price Differential due on such Purchase Price pursuant to Section 2.6 as of the date of such determination, less any Income received by Buyer related to such Purchased Asset or Underlying Asset, if applicable.
Repurchase Transaction: A repurchase transaction, as defined and described in Section 6.6 hereof.
Request for Temporary Increase: As defined in Section 2.10 hereof.
Residual Collateral: Subject to the terms of the Principal Agreements, all now existing and hereafter arising right, title and interest of Guarantor in, under and to the following:

(a)all Purchased Assets, now owned or hereafter acquired and all beneficial interest of Guarantor in any Underlying Assets, including all beneficial ownership interests in Mortgage Notes and Mortgages evidencing such Underlying Assets and the related Mortgage Loan Documents, for which a Transaction has been entered into between Buyer and Seller hereunder and for which the Repurchase Price has not been paid in full or a Mortgage-Backed Security has not been issued to Buyer and all Mortgage Loans, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and the related Mortgage Loan Documents, which, from time to time, are delivered, or caused to be delivered, to Buyer (including delivery to a custodian or other third party on behalf of Buyer) as additional security for the performance of Seller’s obligations hereunder;
(b)all Pledged Securities, now owned or hereafter acquired, that are supported by Underlying Assets, all right to the payment of monies in non-cash distributions on account thereof and all new, substituted and additional securities at any time issued with respect thereto;
(c)all Income relating to the Purchased Assets or Underlying Assets and all rights to receive such Income;
(d)any funds in any custodial account relating to the Purchased Assets or Underlying Assets;
(e)all rights of Guarantor under all related Purchase Commitments (including the right to receive the related Takeout Price), purchase agreements or other hedging arrangements, agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing, now existing and hereafter arising, covering any part of the Purchased Assets or Underlying Assets, and all rights to receive documentation relating thereto, and all rights to deliver Underlying Assets and Pledged Securities to permanent investors and other purchasers pursuant thereto and all Proceeds resulting from the disposition of such Purchased Assets;
(f)all now existing and hereafter established accounts (solely with respect to the Purchased Assets) maintained with broker-dealers by Guarantor for the purpose of carrying out transactions under Purchase Commitments relating to any part of the Purchased Assets;
(g)all now existing and hereafter arising rights of Guarantor to service, administer and/or collect on the Purchased Assets or Underlying Assets hereunder and any and all rights to the payment of monies on account thereof;

Exhibit A-27
LEGAL02/40464938v16

(h)all Servicing Rights related to the Purchased Assets or Underlying Assets, all related Servicing Records, and all rights of Seller Parties to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage Loan Files, including, without limitation, the Other Mortgage Loan Documents;
(i)all now existing and hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the Purchased Assets or Underlying Assets;
(j)all mortgage and other insurance and all commitments issued by Insurers, the FHA, the VA or the RD, as applicable, to insure or guaranty any Underlying Asset, including, without limitation, all FHA Mortgage Insurance Contracts, VA Loan Guaranty Agreements and RD Loan Guaranty Agreements relating to such Underlying Assets and the right to receive all insurance proceeds and condemnation awards that may be payable in respect of the premises encumbered by any Mortgage related to an Underlying Asset; and all other documents or instruments delivered to Buyer in respect of the Underlying Assets;
(k)all documents, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, and other information and data of Guarantor relating solely to the Purchased Assets or Underlying Assets (but specifically excluding the servicing systems, computer programs, discs, tapes, hardware and other information and assets of Guarantor not exclusively relating to the Purchased Assets or Underlying Assets);
(l)all rights, but not any obligations or liabilities, of Guarantor with respect to the Approved Investors relating to the Underlying Assets;
(m)all products and Proceeds of the Purchased Assets and Underlying Assets;
(n)all of Guarantor’s interests in the Participation Interests and the Underlying Assets;
(o)the Participation Agreement; and
(p)any funds of Guarantor at any time deposited or held in the Over/Under Account.
Responsible Officer: With respect to any Person, the chief executive officer, the chief financial officer (with respect to financial matters) or the general counsel (with respect to legal matters) of such Person.
S&P: S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
Safe Harbor Qualified Mortgage: A Qualified Mortgage, excluding FHA and VA loans, with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan. With respect to FHA Loans, a Safe Harbor Qualified Mortgage shall mean a Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by more than 1.15 percentage points plus the FHA annual premium amount for a first-lien Mortgage Loan. With respect to VA loans, a Safe Harbor Qualified Mortgage shall mean all VA loans except for streamline interest rate reduction refinance loans (IRRRL) that do not satisfy the requirements under 38 C.F.R. 36.4300(c)(1).
Sanctions: As defined in Section 8.1(cc) hereof.

Exhibit A-28
LEGAL02/40464938v16

Schwab Mortgage Loan: A conforming or non-conforming first lien mortgage loan which meets the criteria set forth in the Transactions Terms Letter that is underwritten in compliance with Guarantor’s underwriting guidelines for the “schwab wealth management” loan program, which guidelines are approved by Buyer in its sole discretion.

Securities Intermediary: Deutsche Bank National Trust Company in its capacity as securities intermediary under the Joint Securities Account Control Agreement, or any successor thereto.

Seller’s Release: A Seller’s release in substantially the form set forth in the Custodial Agreement.
Selling System: The Freddie Mac automated system by which sellers and servicers of mortgage loans to Freddie Mac transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to Freddie Mac, as more fully described in the Freddie Mac Guide.
Servicer: Guarantor, or such other entity responsible for servicing or subservicing, as the case may be, the Underlying Assets and that has been approved by Buyer in writing, or, in each case, any successor or permitted assigns thereof.
Servicer Notice: The notice acknowledged by the Servicer which is substantially in the form of Exhibit K hereto.
Servicer Termination Event: Either of (i) a failure by the Servicer to service the Underlying Assets in accordance with Accepted Servicing Practices on a regular and systemic basis, in such manner as to materially and adversely affect the Underlying Assets or the rights of Buyer thereunder, or (ii) the delegation of any Seller Party of its servicing obligations to an independent subservicer without obtaining prior approval of Buyer and/or the failure of the independent subservicer to execute and return to Buyer a Servicing Agreement.
Servicing Agreement: If the Underlying Assets are serviced by any third party servicer, the agreement with that third party in form and substance acceptable to Buyer.
Servicing Records: All servicing agreements, files, documents, proofs of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of a Mortgage Loan (but specifically excluding the servicing systems, computer programs, hardware, and other assets of Seller Parties not exclusively relating to the Purchased Assets or Underlying Assets).
Servicing Rights: The contractual, possessory or other rights of Seller Parties, Servicer or any other Person, whether arising under a Servicing Agreement, the Custodial Agreement or otherwise, to administer or service a Mortgage Loan or to possess related Servicing Records.
Settlement Date: With respect to a Mortgage-Backed Security, the date on which the applicable Agency delivers such Mortgage-Backed Security to the Depository and it is registered as a book-entry security in the name of Buyer or Buyer’s designee, or the Mortgage-Backed Security is deposited in the securities account in accordance with the Joint Pooling Documents.
SOFR: A rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight

Exhibit A-29
LEGAL02/40464938v16

financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
SOFR Early Opt-in: The election by Buyer to replace One-Month LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 4.14(a) and paragraph (1) of the definition of “Benchmark Replacement”.
Standard Status: As of any date of determination, a Purchased Asset (or related Underlying Asset) that has been subject to a Transaction for less than the applicable Maximum Dwell Time and that is not a Noncompliant Asset or a Defective Asset.
Stock Certificate: With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.
Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.
Strict Compliance: The compliance of Seller Parties and Mortgage Loans that are intended to be Agency Eligible Mortgage Loans with the requirements of the applicable Agency Guide, as applicable and as amended by any agreements between Seller Parties and the applicable Agency, sufficient to enable Seller Parties to issue and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Mortgage-Backed Security.
Subordinated Debt: Debt of Seller Parties that either (i) has been subordinated to Buyer as provided in this Agreement or (ii) that has been otherwise approved by Buyer.
Subservicer Field: With respect to an eNote, the field entitled “Subservicer” in the MERS eRegistry.
Subsidiary: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

Successor Servicer: Any successor subservicer of the Underlying Assets appointed by Buyer as described in Section 6.2(h) of this Agreement.
Takeout Price: The purchase price to be paid for a Purchased Asset (or Underlying Asset, as applicable) or related Mortgage-Backed Security by the related Approved Investor pursuant to the related Purchase Commitment.
Tangible Net Worth: As of any date of determination, (i) the Net Worth of Guarantor and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, and minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights) and any and all advances to, investments in and receivables held from Affiliates.
Taxes: As defined in Section 12.3(a) hereof.

Exhibit A-30
LEGAL02/40464938v16

Temporary Aggregate Transaction Limit: As defined in Section 2.10 hereof.
Temporary Increase: As defined in Section 2.10 hereof.
Term SOFR: For the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
Texas Cash-Out Refinance Mortgage Loan: A Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution.

TILA-RESPA Integrated Disclosure Rule: The Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.
Transaction: As set forth in the Recitals of the Agreement.
Transactions Terms Letter: The document executed by Buyer and Seller Parties as of the date hereof and as may be amended, referencing this Agreement and setting forth certain specific terms, and any additional terms, with respect to this Agreement.
Transfer of Location: With respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
Transfer of Servicing: With respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Master Servicer Field or Subservicer Field, as applicable, of such eNote.
Transferable Record: An Electronic Record under E-SIGN and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
Type: A specific type of mortgage loan, as set forth in the Transactions Terms Letter.
Type Margin: With respect to each Type of Underlying Asset, the corresponding annual rate of interest for such Type as set forth in the Transactions Terms Letter that shall be added to the Applicable Pricing Rate to determine the annual rate of interest for the related Purchase Price.
Type Purchase Price Percentage: With respect to each Type of Underlying Asset, the corresponding purchase price percentage for such Type, as set forth in the Transactions Terms Letter.
Type Sublimit: Any of the applicable Type Sublimits, as set forth in the Transactions Terms Letter.
UETA: The Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.

Exhibit A-31
LEGAL02/40464938v16

Unauthorized Servicing Modification: With respect to an eNote, an unauthorized Transfer of Location, an unauthorized Transfer of Servicing or any unauthorized change in any other information, status or data, including, without limitation, a change of the Master Servicer Field or Subservicer Field with respect to such eNote on the MERS eRegistry, initiated by any Seller Party, any Servicer or a vendor.
Uncommitted Amount: The amount of the Aggregate Transaction Limit that is uncommitted, as set forth in the Transactions Terms Letter, or such other amount as may be determined by the Buyer in its sole discretion.
Underlying Asset: Any Mortgage Loan the legal title of which is owned by Guarantor and allocated to the related Participation Interest purchased by Seller.
Underwriter Approval: Written evidence, in form and substance acceptable to Buyer, that an Underlying Asset has been underwritten to the satisfaction of the Approved Investor issuing the applicable Purchase Commitment.
Uniform Commercial Code: The Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
Unused Facility Fee: The fee set forth in the Transactions Terms Letter payable by Seller Parties quarterly in arrears on each Payment Date, based upon the unused portion of the Aggregate Transaction Limit; provided, however, that no fee shall be due on a Payment Date if the Average Quarterly Utilization is greater than the specified percentage of the Aggregate Transaction Limit that is set forth in the Transactions Terms Letter.
USDA: The United States Department of Agriculture and any successor thereto.
VA: The Department of Veterans Affairs and any successor thereto.
VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, together with all amendments, modifications, supplements and restatements thereto.
VA Regulations: Regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to Government Mortgage Loans, including related handbooks, circulars and notices.
VA Streamline Refinance Mortgage Loan: A Government Mortgage Loan originated and underwritten in accordance with the “VA Streamline Refinance” program and VA Regulations.
Warehouse Lender’s Release: A warehouse lender’s release in substantially the form set forth in the Custodial Agreement.
Wet Mortgage Loan: A Mortgage Loan wherein Buyer purchases a Participation Interest from Seller for which the complete Mortgage Loan File has not been delivered to Custodian, subject to Seller Parties’ obligation to deliver all of the related Mortgage Loan Documents to Buyer or its Custodian in a form and condition acceptable to Buyer within the applicable Maximum Dwell Time.
Wet Mortgage Loans Sublimit: The maximum aggregate principal amount of Underlying Assets

Exhibit A-32
LEGAL02/40464938v16

that may be Wet Mortgage Loans at any time, as set forth in the Transactions Terms Letter.

Exhibit A-33
LEGAL02/40464938v16

EXHIBIT B
FORM OF IRREVOCABLE CLOSING INSTRUCTIONS
[DATE]
    (“Closing Agent”)

Dear
Re:    Irrevocable Closing Instructions
Closing Protection Letter Issued By, if applicable: ______________________________
Ladies and Gentlemen:
This letter is being sent in accordance with that Amended and Restated Master Repurchase Agreement dated as of June 29, 2021 (the “Agreement”) among Bank of America, N.A. (“Buyer”), RCKT Mortgage SPE-A, LLC (“Seller”) and acknowledged, guaranteed and agreed to by Quicken Loans, LLC (“Guarantor” and together with the Seller, each a “Seller Party” and together, the “Seller Parties” ), the terms of which do not affect Closing Agent except as set forth herein.
Pursuant to the Agreement, you have been identified as either:
•the title insurer to close and provide title insurance on certain mortgage loans made by Guarantor; or
•the closing agent to close and fund certain mortgage loans made by Guarantor and covered by the above referenced closing protection letter (the “Mortgage Loans”).
From time to time, Buyer will wire to you, for the account of Guarantor, funds requested by Guarantor under the terms of the Agreement to be used by you for the purpose of funding such Mortgage Loan(s) and for no other purpose. Notwithstanding anything to the contrary contained herein, you are not to distribute any of such funds to Guarantor. You must immediately return the funds to Buyer at the following account if one of the following conditions occurs:
•You do not close any Mortgage Loan within forty-eight (48) hours of the time you receive the applicable funds; or
•You receive funds for a Mortgage Loan for which you have not been instructed by Guarantor to (a) obtain title insurance from the title insurance company specified in the above referenced closing protection letter or (b) underwrite the title insurance.
Bank:    Bank of America, N.A.
ABA No.:    [***]
Account No.:    [***]

Exhibit B-1
LEGAL02/40464938v16

Credit:    Warehouse Lending – Payoff Account
Reference:    RCKT Mortgage SPE-A, LLC
If the Mortgage Loan Documents (as described below) have not been delivered to Guarantor prior to the funding of the Transaction, within forty-eight (48) hours of closing any Mortgage Loan, unless otherwise instructed by Buyer, you must deliver to Guarantor, the following Mortgage Loan Documents:
(a)    the original mortgage note evidencing the Mortgage Loan, endorsed by Guarantor in blank, with a complete chain from the originator to Guarantor;
(b)    if in your possession, an original assignment in blank executed by Guarantor for the mortgage or deed of trust securing the mortgage note, in recordable form but unrecorded, with a complete chain of intervening assignments from the originator to Guarantor;
(c)    a certified copy of the executed mortgage or deed of trust securing the mortgage note; and
(d)    an original or copy of the title insurance policy insuring the first lien or second lien position of the mortgage or deed of trust, as applicable, in at least the original principal amount of the related mortgage note and containing only those exceptions permitted by the purchase commitment, as set forth in the final closing instructions referred to below, or an unconditional commitment to issue such a title insurance policy, or a preliminary report and instructions received from Guarantor relating to the issuance of such a title insurance policy.
With respect to each Mortgage Loan for which you act as Closing Agent, Guarantor will deliver to you final closing instructions specific to such Mortgage Loan. In the event that the terms of the final closing instructions contradict the terms of these irrevocable closing instructions, the terms of these irrevocable closing instructions shall govern. Permission to change the scheduled closing date for any Mortgage Loan beyond the time permitted herein or permission to otherwise deviate from these irrevocable closing instructions must be furnished to you in a writing signed by Buyer and Guarantor.
By your participation in the closing and funding of a Mortgage Loan as Closing Agent, you agree to act as Buyer’s bailee with respect to such Mortgage Loan and the Mortgage Loan Documents referenced above and you thereby acknowledge your responsibility to Buyer as holder of an interest in such Mortgage Loan and to care for and protect Buyer’s interest in such Mortgage Loan. Facsimile signatures on these instructions shall be deemed valid and binding to the same extent as the original.
Sincerely,
Bank of America, N.A.    Quicken Loans, LLC
By:        By:
Name:        Name:
Title:        Title:

Exhibit B-2
LEGAL02/40464938v16

RCKT Mortgage SPE-A, LLC
By:
Name:
Title:

Exhibit B-3
LEGAL02/40464938v16

EXHIBIT C
FORM OF [SECRETARY’S CERTIFICATE] [CERTIFICATE OF EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL]
I, _______________________, am the duly elected [Secretary][Executive Vice President and General Counsel] of [RCKT Mortgage SPE-A, LLC][Quicken Loans, LLC] (“Company”), and I hereby certify that:
1.    Each of the persons listed below has been duly elected to and now holds the office of the Company set forth opposite his or her name and is currently serving, in such capacity, and the signature of each such person set forth opposite his or her title is his or her true and genuine signature:
    Name    Office    Signature

2.    Attached hereto as Exhibit A is a true and complete copy of the Articles of Incorporation of the Company, as in full force and effect. No amendment or other document relating to or affecting the Articles of Incorporation has been filed in the office of the Secretary of State of incorporation or formation and no action has been taken by the Company or its shareholders, directors or officers in contemplation of the filing of any such amendment or other documents and no proceedings therefore have occurred;
3.    Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company, as in full force and effect, and such By-laws (or its equivalent) have not been amended, except for amendments included in the copy attached hereto; and
4.    Attached hereto as Exhibit C is a true and complete copy of the resolutions duly and validly adopted either at a special or regular meeting or by unanimous consent that apply to the Amended and Restated Master Repurchase Agreement between among the Company, [SPE Seller/Quicken Loans, LLC] and Bank of America, N.A., and such resolutions have not been amended, modified or rescinded in any respect and remain in full force and effect without modification or amendment as of the date hereof.
Dated:        By:
[Secretary] [Executive Vice President and General Counsel]
Exhibit C-1
LEGAL02/40464938v16

EXHIBIT D
RESERVED

Exhibit D-1
LEGAL02/40464938v16

Exhibit D-2
LEGAL02/40464938v16

EXHIBIT E
FORM OF OFFICER’S CERTIFICATE

Period Ending:
Client Name:      Quicken Loans, LLC

I,[ ], hereby certify that I am a duly elected [CFO.SVP, Treasurer, Controller] of Quicken Loans, LLC (“Client”) and do further certify that the following are accurate, true and correct and may be relied upon by Bank of America, N.A. (“Buyer”). This Certificate is delivered to Buyer in connection with Section 9.1(c) of the Amended and Restated Master Repurchase Agreement dated as of June 29, 2021, among and Buyer, RCKT Mortgage SPE-A, LLC (the “Seller”) and acknowledged, guaranteed and agreed to by Client as guarantor (the “Guarantor” and together with the Seller, each a “Seller Party” and together the “Seller Parties”) (as amended from time to time, the “Agreement”).

1.    Representations, Warranties and Covenants: The representations, warranties and covenants made by Seller Parties under the Principal Agreements are accurate and true on and as of the date hereof with the same effect as though such representations, warranties and covenants had been made on and as of the date hereof, including, without limitation, the following:

a)    Financial Condition: All financial statements of Seller Parties delivered to Buyer fairly and accurately present the financial condition of the parties for whom such statements are submitted in all material respects, as of the dates and for the periods referred to therein, subject to year-end audit adjustments, footnotes and schedules. The financial statements of Seller Parties have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would materially and adversely affect the financial condition of Seller Parties. Since the close of the period covered by the latest financial statement delivered to Buyer with respect to Seller Parties, there has been no material adverse change in the assets, liabilities or financial condition of Seller Parties nor is any Seller Party aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists, that (i) is reasonably likely to render Seller Parties unable to perform its obligations under the Principal Agreements and all other documents contemplated thereby; (ii) would constitute an Event of Default; or (iii) might have a Material Adverse Effect with respect to Seller Parties.

    b)    Solvency. Seller Parties are and will be solvent, are and will be able to pay its debts as they mature and does not and will not have unreasonably small capital to engage in the business in which it is engaged and proposes to engage. No Seller Party intends to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. No Seller Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any Seller Party or any of its assets. No Seller Party has transferred any Assets with any intent to hinder, delay or defraud any of its creditors.

Exhibit E-1
LEGAL02/40464938v16

2.    Compliance with Principal Agreements: Each Seller Party has materially complied with the terms and provisions set forth in the Principal Agreements on its part to be performed and observed, and no Event of Default or Potential Default has occurred and is continuing.

3.    Lines of Business: No Seller Party has engaged to any substantial extent in any line or lines of business activity other than the businesses generally carried on by (i) Seller Parties as of the Effective Date, or (ii) with respect to Guarantor, other similar consumer or mortgage lending business without giving Buyer [***] prior written notice.

4.    No Change of Control: No Seller Party has allowed a Change of Control to occur with respect to such Seller Party (unless (i) such Change of Control occurred with the prior consent of Buyer, (ii) Buyer waived any Event of Default where prior consent was not obtained, or (iii) such Seller Party repurchased all Underlying Assets within one (1) Business Day of such Change of Control).

5.    Loans to Officers, Employees and Shareholders: Except as otherwise permitted by Section 10.5 of the Agreement, Seller has not made any personal loans or advances to any officers, employees, shareholders, members, partners or owners of Seller and Guarantor has not made any personal loans or advances to any officers, employees, shareholders, members, partners or owners of Guarantor in an aggregate amount exceeding [***] of Guarantor’s Tangible Net Worth.

6.    Litigation: There are no actions, claims, suits or proceedings pending against or affecting any Seller Party or any of its Subsidiaries or any of the property thereof in any court or before or by any arbitrator, government commission, board, bureau or other administrative agency that, is reasonably likely to be adversely determined, and if so determined would reasonably be expected to result in a Material Adverse Effect.

7.    Attachments: The following attachments and information contained therein are accurate and true in all material respects and do not fail to include any information which is necessary to not make such attachments and the information contained therein materially misleading.

8.    Capitalized Terms: All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.
Exhibit E-2
LEGAL02/40464938v16

Covenant Calculations	As of: [ DATE ]
TNW
GAAP Equity
Less: GAAP Intangibles (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights)
Less: Advances to, investments in and receivables held from Affiliates
Tangible Net Worth (TNW) (a)	Calc

Liquidity
Unrestricted and Unencumbered Cash
Plus: Cash Equivalents (attached hereto is a detailed investment statement with respect to the marketable securities)
Plus: Balance of the Over/Under Account, exclusive of funds held due to a Margin Deficit or Margin Call
Actual Liquidity	Calc

Leverage
Indebtedness (b)	Calc
Leverage Ratio (b/a)	Calc

Covenant Compliance	As of: [ DATE ]
Tangible Net Worth
(i) the Net Worth of Guarantor and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights) and any and all advances to, investments in and receivables held from Affiliates.	Calc
Minimum	$[***]
In Compliance?
Minimum Liquidity
Guarantor has maintained Liquidity a minimum amount equal to the greater $[***]	Calc
Minimum	$[***]
In Compliance?
Leverage
Guarantor’s ratio of Indebtedness to Tangible Net Worth has not exceeded [***].	Calc
Maximum	[***]
In Compliance?
Compliance with other Agreements
Has an event of default under any Debt of Guarantor in excess of $[***] occurred?
Payment of Dividends
Exhibit E-3
LEGAL02/40464938v16

If an Event of Default related to Guarantor’s failure to comply with Section 9.17 of the Agreement has occurred and is continuing or will occur as a result of such payments, Guarantor shall not pay any dividends or distributions with respect to any capital stock or other equity interests in Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor; provided however, that the foregoing restriction shall not apply with respect to the payment of dividends or the making of any such other distributions, in each case, solely in connection with the payment of taxes.
Was the Company permitted to make distributions, i.e. No Default or Potential Event of Default?
In Compliance?

Servicing Portfolio as of end of most recent quarter:
Servicing portfolio UPB
Sub-servicer (If Applicable)	[N/A]
Third party conducting valuation	[MountainView]
Most recent valuation date
MSR valuation (at midpoint, if applicable)

Exhibit E-4
LEGAL02/40464938v16

Production	Month to Date:		Year to Date:
$	# units	$	# units
Conv Conf
Govt.
Jumbo
Other
% Retail ($)
% Extended Retail ($)

Warehouse Facilities over $[***] in facility size as of period ending date:
Lender Name	Line Amount	Amount Outstanding	Line Maturity

Total	0	0

Other Indebtedness over $[***] in facility size:	Total Facility Size	Outstanding Indebtedness	Expiration Date

Total

IN WITNESS WHEREOF, the undersigned has here unto signed his/her name on ______________, 202_. By: ________________________ Name: Title:

Exhibit E-5
LEGAL02/40464938v16

EXHIBIT F
ASSIGNMENT OF CLOSING PROTECTION LETTER

RCKT Mortgage SPE-A, LLC and Quicken Loans, LLC (collectively, the “Assignor”) declares that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it does hereby convey, transfer, assign, deliver and give to Assignee, and hereby expressly subrogates Bank of America, N.A. (“Assignee”) unto, all of Assignor’s claims, demands, rights and causes of action, past, present or future, that Assignor has for loss or damage covered by the closing protection letter issued by (Title Company) attached hereto (“Closing Protection Letter”). Such rights being assigned by Assignor hereunder include, without limitation, the right to demand, sue, collect, receive, protect, preserve and enforce performance under the Closing Protection Letter. Assignee shall succeed to all rights of recovery of Assignor under the Closing Protection Letter and Assignor shall execute such instruments and documents necessary and proper to further secure such rights to Assignee and shall not act in any manner hereafter to prejudice or impair the rights of Assignee. Assignor hereby grants Assignee an irrevocable mandate and power of attorney coupled with an interest with full power of substitution to transact this act of assignment and subrogation.
IN WITNESS WHEREOF, the Assignor has caused this assignment to be duly executed as of [DATE].
Quicken Loans, LLC
By:
Name:
Title:

RCKT Mortgage SPE-A, LLC
By:
Name:
Title:
Exhibit F-1
LEGAL02/40464938v16

EXHIBIT G
RESERVED
Exhibit G-1
LEGAL02/40464938v16

EXHIBIT H
FORM OF POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
WHEREAS, Bank of America, N.A. (“Buyer”), RCKT Mortgage SPE-A, LLC (“Seller”) and Quicken Loans, LLC (“Guarantor” and together with the Seller, each a “Seller Party” and together the “Seller Parties”) have entered into the Amended and Restated Master Repurchase Agreement, dated as of June 29, 2021 (the “Agreement”), pursuant to which Buyer has agreed to purchase from Seller participation interests in certain mortgage loans from time to time, subject to the terms and conditions set forth therein;
WHEREAS, [Seller][Guarantor] has agreed to give to Buyer a power of attorney on the terms and conditions contained herein in order for Buyer to take any action that Buyer may deem necessary or advisable to accomplish the purposes of the Agreement;
NOW, THEREFORE, [Seller][Guarantor] hereby irrevocably constitutes and appoints Buyer its true and lawful Attorney-in-Fact, with full power and authority hereby conferred in its name, place and stead and for its use and benefit, to do and perform the following in connection with assets purchased by Buyer from [Seller][pledged to Buyer by Guarantor] under the Agreement (the “Purchased Assets”) or as otherwise provided below:
(1)    to receive, endorse and collect all checks made payable to the order of [Seller][Guarantor] representing any payment on account of the Purchased Assets;
(2)    to assign or endorse any mortgage, deed of trust, promissory note or other instrument relating to the Purchased Assets;
(3)    to correct any assignment, mortgage, deed of trust or promissory note or other instrument relating to the Purchased Assets, including, without limitation, unendorsing and re–endorsing a promissory note to another investor;
(4)    to complete and execute lost note affidavits or other lost document affidavits relating to the Purchased Assets;
(5)    to issue title requests and instructions relating to the Purchased Assets;
(6)    to take any action in connection with a sale, distribution, or contribution of assets made by Seller to a third party pursuant to the Agreement;
(7)    to give notice to any individual or entity of its interest in the Purchased Assets under the Agreement; and
(8)    upon termination of [Seller][Guarantor] as Servicer by Buyer as permitted under the Agreement, to service and administer the Purchased Assets, including, without limitation, the receipt and collection of all sums payable in respect of the Purchased Assets.
[Seller][Guarantor] hereby ratifies and confirms all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.
Exhibit H-1
LEGAL02/40464938v16

Third parties without actual notice may rely upon the power granted under this Power of Attorney upon the exercise of such power by the Attorney-in-Fact.
[RCKT Mortgage SPE-A, LLC][Quicken Loans, LLC]
By:
Name:
Title:
WITNESS my hand this ____ day of _____________, 20___.
STATE OF
County of
This instrument was acknowledged, subscribed and sworn to before me this _____ day of _________, by ______________________________________

Notary Public
My Commission Expires:
Notary Seal:
Exhibit H-2
LEGAL02/40464938v16

EXHIBIT I
ACKNOWLEDGEMENT OF PASSWORD CONFIDENTIALITY AGREEMENT
RCKT Mortgage SPE-A, LLC (“Seller”) has entered into an Amended and Restated Master Repurchase Agreement (the “Agreement”) with Bank of America, N.A. (“Buyer”), and acknowledged, guaranteed and agreed to by Quicken Loans, LLC (the “Guarantor” and together with the Seller, each a “Seller Party” and together the “Seller Parties”). In connection therewith, Seller is being provided access to the website at www.bankofamerica.com/warehouselending (the “Website”). As consideration for being provided access to and use of the Website, Seller agrees that:
1.    Seller may only access the Website by using a user name and password issued by Buyer.
2.    Buyer reserves the right to revoke or deactivate any user name and/or password at any time.
3.    Seller shall designate in writing an authorized representative (the “Authorized Representative”) to communicate with Buyer regarding the authorized users of the Website. The Authorized Representative shall be responsible for notifying Buyer of any changes, additions or deletions to the authorized users. Under no circumstances may user names and passwords be transferred between authorized users. Seller shall be solely responsible for all actions of its Authorized Representative and shall immediately notify Buyer of any change in its Authorized Representative. Buyer shall be entitled to rely on the authority and directions of the Authorized Representative without further inquiry. Authorized Representative shall communicate with Buyer in writing or via telephone by dialing (877) 669-2955.
4.    Seller shall be solely responsible for safeguarding access to user names and passwords and for implementing controls to prevent unauthorized usage of the Website by representatives of the Seller.
5.    Seller is responsible for all requests, approvals and other transactions on the Website accessed through user names and/or passwords issued to Seller.
6.    Buyer shall be entitled to rely on all requests, approvals and other communications made on the Website through a user name and/or password issued to Seller until such time as:
(a)    Seller provides Buyer with written instructions to the contrary; and
(b)    Buyer has commercially reasonable time to notify the appropriate employees and modify its computerized systems to deactivate the affected user name and/or password.
7.    Any dispute regarding the use of user names and/or passwords shall be resolved in accordance with the terms and conditions of the Agreement.

Exhibit I-1
LEGAL02/40464938v16

By signing below you acknowledge your agreement to the terms and conditions set forth herein. Facsimile signatures shall be deemed valid and binding to the same extent as the original.
SELLER AUTHORIZATIONS:
Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Seller under this Acknowledgment of Password Confidentiality Agreement as an Authorized Representative.
By:        By:        By:
Name:        Name:        Name:
Title:        Title:        Title:
RCKT Mortgage SPE-A, LLC
Print Name:
Signature:        Date:

Quicken Loans, LLC
Print Name:
Signature:        Date:

Exhibit I-2
LEGAL02/40464938v16

EXHIBIT J
WIRING INSTRUCTIONS
Seller Parties’ Wire Instructions:
Account #: [***]
ABA #: [***]
Bank name: [***]
Credit to the Account of: Quicken Loans Deposit Account
Buyer’s Wire Instructions:
Bank: Bank of America, N.A.
ABA #: [***]
Account #: [***]
Reference: Quicken Loans, LLC

These wiring instructions may not be changed except by an authorized representative of Buyer or Seller Parties, as applicable. Buyer shall be entitled to rely on these wiring instructions without further inquiry or verification.
Exhibit J-1
LEGAL02/40464938v16

EXHIBIT K

FORM OF SERVICER NOTICE AND ACKNOWLEDGEMENT
[Date]
[_______________], as Servicer
[ADDRESS]
Attention: __________________
Re:    Amended and Restated Master Repurchase Agreement, dated as of June 29, 2021 (the “Repurchase Agreement”), by and among Bank of America, N.A. (“Buyer”), RCKT Mortgage SPE-A, LLC (“Seller”) and acknowledged, guaranteed and agreed to by Quicken Loans, LLC (the “Guarantor” and together with the Seller, each a “Seller Party” and together the “Seller Parties”).
Ladies and Gentlemen:
[_______________________] (“Servicer”) is servicing certain mortgage loans for Seller Parties pursuant to that certain [Servicing Agreement], dated as of [ ] (the “Servicing Agreement”) between Servicer and Seller Parties. Pursuant to the Repurchase Agreement between Buyer and Seller Parties, Servicer is hereby notified that Seller Parties may from time to time sell to Buyer certain mortgage loans (or interest in certain mortgage loans) which are currently being serviced by Servicer pursuant to the terms of the Servicing Agreement.
Section 1. Direction Notice. (a) Upon receipt of notice from Buyer (a “Direction Notice”) in which Buyer shall identify the mortgage loans (or interests therein) which are sold to Buyer under the Repurchase Agreement (the “Mortgage Loans”), Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Further, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans as reasonably requested by Buyer.
(b) Notwithstanding any contrary information which may be delivered to the Servicer by Seller Parties, Servicer may conclusively rely on any information delivered by Buyer, and Buyer shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information.
Section 2. No Modification of the Servicing Agreement. Without the prior written consent of Buyer exercised in Buyer’s sole discretion, Servicer shall not agree to (a) any material modification, amendment or waiver of the Servicing Agreement; (b) any termination of the Servicing Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Servicing Agreement.
Section 3. Right of Termination. Buyer shall have the right to terminate the Servicer’s rights and obligations to service the Mortgage Loans under the Servicing Agreement in accordance with the terms thereof. Any fees due to the Servicer (a) in connection with any termination shall be paid by Seller Parties and (b) incurred following receipt of a Direction Notice shall be paid by Buyer to the extent that such fees relate to the Mortgage Loans that are subject to the Servicing Agreement. Seller Parties and the
Exhibit K-1
LEGAL02/40464938v16

Servicer shall cooperate in transferring the servicing with respect to such Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.
Section 4. Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:
Any notices to Buyer should be delivered to the following addresses:
Bank of America, N.A.
[***]
Telephone: [***]
Facsimile: [***]
Email: [***]

and

Bank of America, N.A.
[***]
Telephone: [***]
Facsimile: [***]
Email: [***]

Any notices to Servicer should be delivered to the following addresses:
[ ]
Any notices to Seller Parties should be delivered to the following addresses:
[ ]
Section 5. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
Section 6. Entire Agreement; Severability. This agreement shall supersede any existing agreements between the parties containing general terms and conditions for the servicing of the Mortgage Loans. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
(b) All legal actions between or among the parties regarding this agreement, including, without limitation, legal actions to enforce this agreement or because of a dispute, breach or default of
Exhibit K-2
LEGAL02/40464938v16

this agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The parties hereto further irrevocably consent and agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 4, and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
(c) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit K-3
LEGAL02/40464938v16

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
BANK OF AMERICA, N.A., as Buyer
By: ____________________________
Name:
Title:
RCKT Mortgage SPE-A, LLC, as Seller
By: ____________________________
Name:
Title:
QUICKEN LOANS, LLC, as Guarantor
By: ____________________________
Name:
Title:
[ ], as Servicer
By: ____________________________
Name:
Title:
Exhibit K-4
LEGAL02/40464938v16

EXHIBIT L
REPRESENTATIONS AND WARRANTIES
Representations and Warranties Concerning Underlying Assets. Each Seller Party represents and warrants to and covenants with Buyer that the following are true and correct with respect to each Underlying Asset as of the related Purchase Date through and until the date on which such Underlying Asset is released by Buyer upon payment by Seller Parties to Buyer of the related Repurchase Price therefor. With respect to those representations and warranties which are made to the best of such Seller Party’s knowledge, if it is discovered by such Seller Party or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller Party’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.
(a)Eligible Underlying Asset. The Mortgage Loan is an Eligible Mortgage Loan. The Mortgage Loan or the Pledged Security is an Eligible Security, is a legal, valid and binding obligation of the Mortgagor thereunder, enforceable in accordance with its terms and subject to no offset, defense or counterclaim, obligating Mortgagor to make the payments specified therein, but subject to bankruptcy, insolvency, moratorium, reorganization and other law of general application affecting the rights of creditors and by general equitable principles.
(b)Purchase Commitment. Each Pooled Mortgage Loan is covered by a Purchase Commitment and (i) the Purchase Commitment permits assignment thereof to Buyer, (ii) does not exceed the availability under such Purchase Commitment (taking into consideration mortgage loans or securities, as applicable, which have been purchased by the respective Approved Investor under the Purchase Commitment), (iii) conforms to the requirements and the specifications set forth in such Purchase Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Approved Investor, and (iv) is eligible for sale to and insurance or guaranty by, respectively, the applicable Approved Investor and any applicable insurer. Each such Purchase Commitment is enforceable, in full force and effect. Each Purchase Commitment is a legal, valid and binding obligation of Seller Parties enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(c)Asset Data Record. The information contained in the Asset Data Record is true, correct and complete in all material respects as of the date such information is provided by Seller.
(d)Origination and Servicing. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. The Mortgage Loan has been originated and serviced in compliance with Accepted Servicing Practices, applicable Approved Investor and Insurer requirements and all applicable federal, state and local statutes, regulations and rules, including, without limitation, the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder, the Federal Fair Credit Reporting Act, the Federal Equal Credit Opportunity Act, the Federal Real Estate Settlement Procedures Act of 1974, as amended, and Regulation X thereunder, and all applicable usury, licensing, real property, consumer protection and other laws.
Exhibit L-1
LEGAL02/40464938v16

(e)Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Asset have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller Parties shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon reasonable advance notice, reasonable evidence of compliance with such requirements.
(f)Validity of Mortgage Documents. The Mortgage Loan is evidenced by instruments acceptable to FHA, VA, RD, Fannie Mae, Freddie Mac or the Approved Investor, as applicable, given the type of Mortgage Loan. The Mortgage Note, Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan, are genuine, and each such document is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, or other laws affecting the enforcement of creditor’s rights generally, and general principles of equity, and there are no rights of rescission, set-offs, counterclaims or other defenses with respect thereto. All parties to the Mortgage Loan Documents, Other Mortgage Loan Documents and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, had legal capacity to enter into the Mortgage Loan and to execute and deliver any such instrument or agreement and such instrument or agreement has been duly and properly executed by such related parties.
(g)No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Guarantor nor any originator from which Guarantor acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the due date of the first installment of principal [(if applicable)] and interest thereunder.
(h)Private Mortgage Insurance. Each Agency Eligible Mortgage Loan is insured by a policy of private mortgage insurance in the amount required by Fannie Mae or Freddie Mac, as applicable, and by an Insurer and all provisions of such private mortgage insurance policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. There are no defenses, counterclaims or rights of setoff affecting the Agency Eligible Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance applicable to such Mortgage Loan.
(i)Original Terms Unmodified. The terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Cooperative Loan) and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to Custodian; provided, that none of the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any respect. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required. No Mortgagor in respect of the
Exhibit L-2
LEGAL02/40464938v16

Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage Loan File delivered to Custodian.
(j)No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease to each Cooperative Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. No Seller Party has any knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.
(k)No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission (except with respect to subordination of a Closed-End Second Lien Mortgage Loan or second lien HELOC Mortgage Loan to the first priority lien or security interest). No Seller Party has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller Party waived any default resulting from any action or inaction by the Mortgagor.
(l)No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither any Seller Party nor its predecessors have waived any default, breach, violation or event of acceleration; and with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in installments, which previously became due and owing) have been paid, to the extent required by the applicable Agency Guide, and such Seller Party has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.
(m)No Waiver. The terms of the Mortgage Loan have not been waived, impaired, changed or modified, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Buyer. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage Loan File and the terms of which are reflected in the Asset Data Record; the substance of any such waiver, alteration or modification has been approved by the issuer of any related primary mortgage insurance policy and title insurance policy, to the extent required by the related policies.
(n)Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder
Exhibit L-3
LEGAL02/40464938v16

thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on any Seller Party or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of any Seller Party, Buyer or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of any Seller Party, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage, other than any federal, state or local law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature restricting, limiting or otherwise establishing a moratorium on foreclosing on mortgaged properties (each, a “Foreclosure Restrictive Rule”), and subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. Except with respect to HELOC Mortgage Loans, the Mortgage Note and Mortgage are on forms acceptable to FHA, VA, RD, Freddie Mac or Fannie Mae. Nothing about the Mortgage Loan or the related Mortgage Loan Documents causes the Mortgage Loan to be subject to different treatment under any Foreclosure Restrictive Rule than comparable mortgage loans in the applicable jurisdiction of the related Mortgaged Property. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.
(o)Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or such other dwelling(s) conforming with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or conforming to Guarantor’s underwriting guidelines; provided that no residence or dwelling is a condominium unit or Cooperative Unit (unless the related Mortgage Loan (i) was originated in compliance with the Agency Guides or (ii) is a Jumbo Non-Warrantable Condo Mortgage Loan), a mobile home or a manufactured home (other than a manufactured home that meets the criteria set forth in the definition of Manufactured Home Loan). No portion of the Mortgaged Property is used for commercial purposes; provided that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the entire Mortgaged Property has not been altered for commercial purposes.
(p)Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.
(q)Occupancy and Use of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is either vacant or is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No Seller Party has received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. No Seller Party has received notice of any
Exhibit L-4
LEGAL02/40464938v16

violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Solely with respect to Jumbo Mortgage Loans and to the best of each Seller Party’s knowledge, the Mortgaged Property is not being used for business purposes, as defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.
(r)Lien Position. The Mortgage Loan is secured by a valid first priority lien on the Mortgaged Property, including all buildings on the Mortgaged Property, under the laws of the state where the related mortgaged property is located; provided, however, that if the Mortgage Loan is a Closed-End Second Lien Mortgage Loan or second-lien HELOC Mortgage Loan, it is secured by a valid second lien on the Mortgaged Property. The lien of the Mortgage is subject only to:
(i)    reserved;
(ii)    the lien of current real property taxes and assessments not yet due and payable;
(iii)    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not materially and adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;
(iv)    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and
(v)    in the case of a Closed-End Second Lien Mortgage Loan or second-lien HELOC Mortgage Loan, any first priority lien on the Mortgaged Property that has been disclosed to Buyer.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest (or in the case of Closed-End Second Lien Mortgage Loans and second-lien HELOC Mortgage Loans, a second lien and second priority interest) on the property described therein and Seller Parties have full right to pledge and assign the same to Buyer.
(s)No Future Advances. The full original principal amount of each Mortgage Loan, net of any discounts, has been fully advanced or disbursed to the Mortgagor named therein, except with respect to specific mortgage products agreed upon by Buyer in writing. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. With respect to any Mortgage Loan, the terms of which require a Seller Party to make additional advances or disbursements to or on behalf of the Mortgagor named therein after the date of origination, Guarantor has made all such advances and disbursements in accordance with the terms of the Mortgage and/or the terms and conditions of the related mortgage loan program, and such additional amounts have been advanced or disbursed from Guarantor’s own funds and not from the funds representing any Purchase Price paid by Buyer to Seller hereunder. For all Mortgage Loans other than specific mortgage products agreed upon by Buyer in writing, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied.
Exhibit L-5
LEGAL02/40464938v16

(t)Ownership. Subject to applicable Purchase Commitments, Guarantor owns and Seller has full right to sell the Participation Interests in the Asset to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell Participation Interests in the Asset pursuant to this Agreement and following the sale of Participation Interests in the Mortgage Loan, Buyer will own such Participation Interests in the Asset free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement, subject to applicable Purchase Commitments.
(u)Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, (D) not doing business in such state, or (E) not otherwise required to be qualified to do business in such state.
(v)Hazard Insurance. The Mortgaged Property is covered by a policy of hazard insurance and insurance against other insurable risks and hazards as are customary in the area where the Mortgaged Property is located in such amounts as required by the applicable Approved Investor and in accordance with the Seller’s underwriting guidelines and the Agency Guides, as applicable. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Agency Guides. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Guarantor, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee. No notice of reduction, termination or cancellation has been received by any Seller Party. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is in full force and effect. No Seller Party has engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller Party, in any case to the extent it would impair coverage under any such policy.
(w)Title Insurance. The Mortgage Loan is covered either by (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans, in the area where the Mortgaged Property is located, or (ii) a valid and enforceable title insurance policy or commitment to issue such title insurance policy, which title insurance policy insures (or will insure) that the Mortgage relating thereto is a valid
Exhibit L-6
LEGAL02/40464938v16

first lien or second lien, as applicable, on the Mortgaged Property therein described and that such Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage (or with respect to a Closed-End Second Lien Mortgage Loan or second-lien HELOC Mortgage Loan, the priority over the second lien of the Mortgage (other than, for the avoidance of doubt, any first lien of the Mortgage that has been disclosed to Buyer)), subject only to the exceptions contained in subpart (r) of this Exhibit L, and is otherwise in compliance with the requirements of the applicable Approved Investor. Guarantor, its successors and assigns, are the sole insureds of such title insurance policy, and such title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such title insurance policy, and no prior holder, servicer or subservicer of the related Mortgage, including any Seller Party, has done, by act or omission, anything which would impair the coverage of such title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller Party, in any case to the extent it would impair the coverage of any such policy.
(x)Reserved.
(y)No Fraud. No material error, omission or misrepresentation, gross negligence, fraud or similar occurrence has taken place with respect to the Mortgage Loan on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.
(z)Compliance with Guidelines. Each Ginnie Mae EBO Mortgage Loan was originated in Strict Compliance with and remains in compliance with the Ginnie Mae Guide. The Mortgage Loan was originated in compliance with Guarantor’s underwriting guidelines. Each Agency Eligible Mortgage Loan was originated in Strict Compliance with and remains in compliance with the applicable Agency Guides.
(aa)Transfer of Mortgage Loans. Except with respect to Mortgage Loans intended for purchase by Ginnie Mae and for Mortgage Loans registered with MERS, the Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
(ab)Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(ac)No Buydown Provisions; No Graduated Payments or Contingent Interests. Except with respect to Agency Eligible Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller Parties, the Mortgagor, or anyone on behalf of the Mortgagor, nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.
(ad)Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the
Exhibit L-7
LEGAL02/40464938v16

Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or with respect to a Closed-End Second Lien Mortgage Loan or second-lien HELOC Mortgage Loan, second lien priority) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FHA, VA, RD, Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.
(ae)No Condemnation Proceeding. There have not been any condemnation proceedings with respect to the Mortgaged Property and no Seller Party has knowledge of any such proceedings.
(af)Servicemembers Civil Relief Act. The Mortgagor has not notified any Seller Party, and no Seller Party has knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
(ag)Appraisal. Except as may otherwise be permitted by the applicable Agency and except for Closed-End Second Lien Mortgage Loans with an original loan amount less than or equal to $100,000, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Guarantor, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant FHA, VA, RD, Fannie Mae and Freddie Mac guidelines, as applicable, each as amended and as in effect on the date the Mortgage Loan was originated. With respect to a Closed-End Second Lien Mortgage Loan with an original loan amount less than or equal to $100,000, a Review Appraisal approved by Buyer in its sole discretion was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan secured thereby, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.
(ah)Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller Parties maintain such statement in the Mortgage Loan File.
(ai)Construction or Rehabilitation of Mortgaged Property. For all Mortgage Loans other than specific mortgage products agreed upon by Buyer in writing, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.
(aj)Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.
(ak)No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor, except to the extent provided in the Mortgage or by applicable law after a default by the Mortgagor, and no Seller Party has financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
Exhibit L-8
LEGAL02/40464938v16

(al)Reserved.
(am)Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
(an)Reserved.
(ao)Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.
(ap)HOEPA. No Mortgage Loan is (a) subject to the provisions of 12 U.S.C. Section 226.32 of Regulation Z implementing the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).
(aq)No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan.
(ar)Negative Amortization. None of the Mortgage Notes relating to any of the Mortgage Loans provides for negative amortization.
(as)Mortgaged Property Undamaged. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan, except with respect to specific mortgage products agreed upon by Buyer in writing.
(at)No Exception. No document deficiency exists with respect to the Mortgage Loan which would materially and adversely affect the Mortgage Loan or Buyer’s ownership and/or security interest granted by any Seller Party in the Mortgage Loan.
(au)Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, Mortgagor or Mortgagor’s credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Mortgage Loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment or (ii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans.
(av)MERS Mortgage Loans. With respect to each Mortgage Loan registered with MERS, a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Data Record. The related Assignment to MERS has been duly and properly recorded. With respect to each Mortgage Loan registered with MERS, no Mortgagor
Exhibit L-9
LEGAL02/40464938v16

has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.
(aw)Prepayment Fees. The Mortgage Loan does not contain a provision permitting imposition of a premium upon a prepayment prior to maturity.
(ax)Points and Fees. All points and fees related to the Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. The points and fees related to such Mortgage Loan (other than a Bond Loan – 1st Lien and a Permitted Non-Qualified Mortgage Loan) did not exceed 3% of the total loan amount (or such other applicable limits for lower balance Mortgages) as specified under 12 CFR 1026.43(e)(3), and the points and fees were calculated using the calculation required for qualified mortgages under 12 CFR 1026.32(b) to determine compliance with applicable requirements.
(ay)Mandatory Arbitration. No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void and cannot be reinstated. Seller Parties hereby covenant that Seller Parties or subservicer of the Mortgage Loan, as applicable, will notify the Mortgagor in writing within 60 days of the sale or transfer of the Mortgage Loan to Fannie Mae that the terms of the arbitration are null and void.
(az)Mortgage Loan Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the originator of the Mortgage Loan which is a higher cost product designed for less creditworthy Mortgagors, unless at the time of the origination of such Mortgage Loan, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the originator of the Mortgage Loan. If, at the time of loan application, the Mortgagor qualified for a lower cost credit product then offered by Seller Parties or the originator’s standard mortgage channel (if applicable), Seller Parties or the originator directed the Mortgagor towards such standard mortgage channel, or offered such lower-cost credit product to the Mortgagor.
(ba)Environmental Matters. There is no pending action or proceeding directly involving any Mortgaged Property of which any Seller Party is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property. The Mortgaged Property is free from toxic or hazardous substances in unlawful quantities or concentrations and there exists no violation of any local, state or federal environmental law, rule or regulation with respect to the Mortgaged Property.
(bb)Government Mortgage Loans. With respect to each Government Mortgage Loan, (i) the FHA Mortgage Insurance Contract is in full force and effect, and, to the best of each Seller Party’s knowledge, there exists no impairment to full recovery, and HUD is not entitled to be indemnified by the related mortgagee under FHA Mortgage Insurance and the VA Loan Guaranty Agreement or the RD Loan Guaranty Agreement, as applicable, is in full force and effect to the maximum extent stated therein and to the best of each Seller Party’s knowledge there exists no impairment to full recovery thereunder, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and to the best of each Seller Party’s knowledge, each of such is the binding, valid and enforceable obligation of the FHA, the VA or the RD, respectively, to the full extent thereof, without currently applicable surcharge, set-off or
Exhibit L-10
LEGAL02/40464938v16

defense, (iii) such Government Mortgage Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA insurance certificate, VA guaranty certificate or RD loan guaranty, each Seller Party has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid (or if not paid, shall be paid within fourteen (14) days of disbursement and such insurance will be retroactive to the date such Mortgage Loan was closed), to the best of each Seller Party’s knowledge there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Loan, (v) no Seller Party has knowledge of any defenses, counterclaims, or rights of setoff affecting such Government Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance, VA loan guaranty or RD loan guaranty with respect to such Government Mortgage Loan, and (vi) no Seller Party has knowledge of any circumstance which would cause such Government Mortgage Loan to be ineligible for FHA Mortgage Insurance, a VA loan guaranty or a RD loan guaranty, as applicable, or cause the FHA, the VA or the RD, as applicable, to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance, a VA loan guaranty or a RD loan guaranty, respectively. Each Government Mortgage Loan was originated in accordance with the criteria of an Agency for purchase of such Government Mortgage Loans.
(bc)Compliance with HARP Guidelines. Each HARP Mortgage Loan was originated in Strict Compliance with and remains in compliance with the applicable Agency Guide and the guidance issued by the Federal Housing Finance Authority, Fannie Mae and Freddie Mac, as applicable, for origination of mortgage loans under the Home Affordable Refinance Program.
(bd)Pooled Mortgage Loans. Each Underlying Asset that will be pooled to support a Mortgage-Backed Security is being serviced by Guarantor or a subservicer having all Approvals necessary to make such Underlying Asset eligible to back the related Mortgage-Backed Security.
(be)eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:
(i)the eNote bears a digital or electronic signature;
(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
(iii)there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, as applicable, that is held in the eVault;
(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
(v)other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
(vi)with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Seller;
(vii)with respect to a Ginnie Mae eNote Pooled Loan, the eNote Secured Party status of the eNote on the MERS eRegistry reflects the MERS Org ID of Ginnie Mae;
(viii)other than with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
(ix)with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the eNote on the MERS eRegistry is blank;
Exhibit L-11
LEGAL02/40464938v16

(x)the Master Servicer Field status of the eNote on the MERS eRegistry is Guarantor;
(xi)the Subservicer Field status of the eNote on the MERS eRegistry (i) reflects, if there is a third-party subservicer, such subservicer’s MERS Org ID or (ii) if there is not a subservicer, is blank;
(xii)There is no Control Failure, eNote Secured Party Failure, eNote Replacement Failure or Unauthorized Servicing Modification with respect to such eNote;
(xiii)the eNote is a valid and enforceable Transferable Record or comprises a “general intangible” or “payment intangible” within the meaning of the UCC;
(xiv)other than with respect to a Ginnie Mae eNote Pooled Loan, there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or with respect to a “general intangible” or “payment intangible”, the UCC, as applicable) of the Transferable Record, “general intangible” or “payment intangible”, as applicable; and
(xv)there is no paper copy of the eNote in existence nor has the eNote been papered-out.
(bf)Cooperative Loan: Valid First Lien. With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest, and (c) other matters and exceptions described in subpart (r) to this Exhibit L. There are no liens against or security interests in the cooperative shares relating to each Cooperative Loan (except for liens that are permitted by the applicable Agency Guide), which have priority equal to or over Seller Parties’ security interest in such Cooperative Shares.
(bg)Cooperative Loan: Compliance with Law. With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and to the knowledge of each Seller Party is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.
(bh)Cooperative Loan: No Pledge. With respect to each Cooperative Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Cooperative Loan, (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.
(bi)Cooperative Loan: Acceleration of Payment. With respect to each Cooperative Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the
Exhibit L-12
LEGAL02/40464938v16

acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.
(bj)Qualified Mortgage.  Each Mortgage Loan (other than a Bond Loan – 1st Lien, a Ginnie Mae EBO Mortgage Loan for which the originator received the related original loan application prior to January 10, 2014 and a Permitted Non-Qualified Mortgage Loan) satisfies the following criteria:
(i)Such Mortgage Loan is a Qualified Mortgage;
(ii)Such Mortgage Loan is accurately identified in writing to Buyer as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage;
(iii)Prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and
(iv)Such Mortgage Loan is supported by documentation that evidences compliance with the Ability to Repay Rule or the QM Rule.
(bk)Permitted Non-Qualified Mortgage.  Each Mortgage Loan that is a Permitted Non-Qualified Mortgage Loan satisfies the following criteria:
(i)Prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and
(ii)Such Mortgage Loan is supported by documentation that evidences compliance with the Ability to Repay Rule.
(bl)Ability to Repay Determination. There is no action, suit or proceeding instituted by or against any Seller Party in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with, (x) except with respect to a Bond Loan – 1st Lien or a Ginnie Mae EBO Mortgage Loan for which the originator received the related original loan application prior to January 10, 2014, the Ability to Repay Rule or, (y) except with respect to a Bond Loan – 1st Lien, a Ginnie Mae EBO Mortgage Loan for which the originator received the related original loan application prior to January 10, 2014 or a Permitted Non-Qualified Mortgage Loan, the QM Rule.
(bm)TRID Compliance.  To the extent applicable, effective with respect to applications taken on or after October 3, 2015, each Mortgage Loan (other than a HELOC Mortgage Loan) was originated in compliance with the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule.
(bn)Revolving Term. Each HELOC Mortgage Loan provides for an initial period (the “Revolving Period”) during which the Mortgagor is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period (the “Repayment Period”) which is not in excess of two hundred forty (240) months. As of the Purchase Date no HELOC Mortgage Loan was in its Repayment Period. The interest rate on each Mortgage Loan adjusts periodically in accordance with the applicable
Exhibit L-13
LEGAL02/40464938v16

underlying documents. On each interest rate adjustment date the applicable Seller Party has made interest rate adjustments on the Mortgage Loan which are in compliance with the related Mortgage, Mortgage Note and applicable law.
(bo)Acquisition of Underlying Assets. (i) Each Underlying Asset was acquired and transferred on a legal true sale basis pursuant to a purchase agreement, (ii) each transferor received reasonably equivalent value in consideration for the transfer of such Underlying Asset, (iii) no such transfer was made for or on account of an antecedent debt owed by such transferor to Guarantor or Affiliate of Guarantor, and (iv) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code.

Representations and Warranties Concerning Participation Interests. Seller represents and warrants to and covenants with Buyer that each of the following representations and warranties are true and correct as to Participation Interests relating to an Underlying Asset at all times while such Underlying Asset is subject to a Transaction:

(a)Participation Interests in Underlying Assets. The representations and warranties with respect to the related Underlying Asset set forth on this Exhibit L are true and correct.
(b)Performing Participation Interest. The Participation Interest is a performing senior participation interest in the Underlying Assets evidenced by a Participation Certificate.
(c)Compliance with Law. Each Participation Interest complies in all respects with, or is exempt from, all applicable requirements of federal, state or local law relating to such Participation Interest.
(d)Good and Marketable Title. The Seller has good and marketable title to, and is the sole owner and holder of, the Participation Interests, and Seller is selling to Buyer such Participation Interests free and clear of any and all Liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Interests.
(e)No Fraud. No fraudulent acts were committed by any Seller Party or any of their respective Affiliates in connection with the issuance of such Participation Interests.
(f)No Defaults. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Interests, (ii) non-monetary default, breach or violation exists with respect to such Participation Interests, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation of such Participation Interests.
(g)Power and Authority. Seller has full right, power and authority to sell such Participation Interests and such Participation Interests have not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
(h)Consents and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the Principal Agreements governing such Participation Interests, no consent or approval by any Person is required in connection with Seller’s sale of such Participation Interests to Buyer, or Buyer’s exercise of any rights or remedies in respect of such Participation Interests or for Buyer’s sale, pledge or other disposition of such Participation
Exhibit L-14
LEGAL02/40464938v16

Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Participation Interests.
(i)No Notices. No Seller Party has received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation Interests is or may become obligated.
(j)Original Certificates. Seller has delivered to Buyer or its designee the original certificate or other similar indicia of ownership of such Participation Interests, however denominated, reissued in Buyer’s name.
(k)No Litigation. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation Interests is or may become obligated.
(l)Duly and Validly Issued. Each of the Participation Interests is duly and validly issued.
(m)No Modifications. Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Participation Interests and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

Exhibit L-15
LEGAL02/40464938v16

EXHIBIT M
REQUIRED AGENCY DOCUMENTS
Fannie Mae*:
For MBS transactions:
2014 – Delivery Schedule - completed by Seller and sent to Custodian
2005 – Schedule of Mortgages - completed by Seller and sent to Custodian
2004 A – Release of Interest in Mortgages – completed by Seller and sent to warehouse providers; warehouse providers will sign off and send to the Custodian in order to complete the certification process.
Bailee letter approved by Fannie Mae

* If Mortgage Loan Documents are shipped to Bank of New York Mellon Trust Company by Custodian at direction of Seller for cash or MBS settlement, the above forms are not required.

Freddie Mac:
1034E    Custodial Certification Schedule – completed by Seller and sent to Custodian
996E    Warehouse Provider Release – completed by Seller and sent to warehouse providers; warehouse providers will sign off and send to the Custodian in order to complete the certification process.
Electronic data file - Seller sends a data file to Freddie Mac for the Mortgage Loans

Ginnie Mae:
11705 – Schedule of Subscribers – completed by Seller and sent to Custodian
11711A – Warehouse Provider Release – completed by Seller and sent to warehouse providers; warehouse providers will sign off and send to the Custodian in order to complete the certification process.
11711B – Certification and Agreement – completed by Seller and sent to the Custodian.

Exhibit M-1
LEGAL02/40464938v16

EXHIBIT N

RESERVED
Exhibit N-1
LEGAL02/40464938v16

EXHIBIT O
FORM OF REQUEST FOR TEMPORARY INCREASE
Bank of America, N.A.
[***]

The Amended and Restated Master Repurchase Agreement, dated as of June 29, 2021 (as amended, restated, supplemented or modified from time to time, the “Repurchase Agreement”), among Bank of America, N.A. (“Buyer”), RCKT Mortgage SPE-A, LLC (“Seller”) and acknowledged, guaranteed and agreed to by Quicken Loans, LLC (“Guarantor” and together with the Seller, each a “Seller Party” and together the “Seller Parties”)
Ladies and Gentlemen:
In accordance with Section 2.10 of the Repurchase Agreement, Buyer hereby consents to a Temporary Increase of the Aggregate Transaction Limit, the Committed Amount or the Uncommitted Amount as further set forth below:
Amount of Temporary Increase: $__________________.
Temporary Committed Amount: $__________________.
Temporary Uncommitted Amount: $__________________.
Temporary Aggregate Transaction Limit: $__________________.
Effective date:  [dd/mm/yyyy]
Termination date:  [dd/mm/yyyy]
On and after the effective date indicated above and until the termination date indicated above, the Aggregate Transaction Limit, Committed Amount and Uncommitted Amount shall equal the Temporary Aggregate Transaction Limit, Temporary Committed Amount and Temporary Uncommitted Amount, respectively, indicated above for all purposes of the Repurchase Agreement and all calculations and provisions relating to the Aggregate Transaction Limit, Committed Amount and Uncommitted Amount shall refer to the Temporary Aggregate Transaction Limit, Temporary Committed Amount and Temporary Uncommitted Amount, respectively, including without limitation, Type Sublimits. Unless otherwise terminated pursuant to the Repurchase Agreement, this Temporary Increase shall terminate on the termination date indicated above. Upon the termination of this Temporary Increase, Seller shall repurchase Purchased Assets (and/or obtain the release of the related Underlying Assets upon payment by Seller Parties to Buyer of the related Repurchase Price therefor) such that (i) the Aggregate Outstanding Purchase Price does not exceed the Aggregate Transaction Limit and (ii) the applicable portion of the Aggregate Outstanding Purchase Price does not exceed any Type Sublimit. Seller shall repurchase Purchased Assets (and/or obtain the release of related Underlying Assets upon payment by Seller Parties to Buyer of the related Repurchase Price therefor) in order to reduce the Aggregate Outstanding Purchase Price to the Aggregate Transaction Limit (as reduced by the termination of such Temporary Increase) in accordance with Section 4.2(k) of the Repurchase Agreement.

Exhibit O-1
LEGAL02/40464938v16

All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Repurchase Agreement.
RCKT Mortgage SPE-A, LLC, Seller
By:
Name:
Title:
QUICKEN LOANS, LLC, Guarantor
By:
Name:
Title:
Agreed and Consented by:
BANK OF AMERICA, N.A., Buyer
By: _______________________________________
        Name:
        Title:

Date: ________________
Exhibit O-2
LEGAL02/40464938v16

SCHEDULE 1
Filing Jurisdictions and Offices
Michigan
Delaware
Schedule 1-1
LEGAL02/40464938v16

SCHEDULE 2
Reserved

Schedule 2-1
LEGAL02/40464938v16

SCHEDULE 3
List of Seller’s Existing Debt
QUICKEN LOANS LLC.
EXISTING INDEBTEDNESS
(As of April 30, 2021)

[***]
Schedule 3-1
LEGAL02/40464938v16